UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2003

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number 000-31511

At Road, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3209170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

47200 Bayside Parkway

Fremont, CA 94538
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 510-668-1638

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.     ☑

     Indicate by check mark whether the registrant is an accelerated filer (as defined in the Exchange Act Rule 12b-2).     Yes ☑          No ☐

     The aggregate market value of the voting stock held by non-affiliates of the registrant was approximately $297,962,137 as of June 30, 2003, based upon the closing sale price on the Nasdaq National Market reported for such date. Shares of Common Stock held by each officer and director and by each person who owns 5% or more of the outstanding Common Stock have been excluded in that such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

     There were 53,838,699 shares of the registrant’s Common Stock issued and outstanding as of February 27, 2004.

DOCUMENTS INCORPORATED BY REFERENCE

     Part III incorporates information by reference from the definitive proxy statement to be filed in connection with the registrant’s 2004 annual meeting of stockholders.

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      Except for the historical information contained in this Report, the matters discussed in this Report are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, fluctuations in quarterly results, our limited operating history, the infancy of the mobile resource management industry where there is no established market for our products and services, our ability to adapt to rapid technological change, our dependence on wireless networks, network infrastructure and positioning systems owned and controlled by others and general economic and political conditions. Further information regarding these and other risks is included in this Report and in our other filings with the Securities and Exchange Commission (“SEC”).

      Our primary Internet address is www.road.com. We make our periodic SEC reports (Forms 10-Q and Forms 10-K) and current reports (Forms 8-K) available free of charge through our website as soon as reasonably practicable after they are filed electronically with the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by the SEC rules.

PART I

Item 1.	Business

Overview

      We are a leading provider of mobile resource management services, a rapidly growing category of business productivity solutions that enable the effective management of mobile resources. We market and sell our services to a broad range of customers in the United States and Canada that vary in size, geographic location and industry. In 2003, our largest customers based on revenues were Verizon Communications, Waste Management and Qwest Communications. We have grown our subscriber base from approximately 35,000 subscribers as of December 31, 2000 to approximately 125,000 subscribers as of December 31, 2003.

The @Road Solution

      Our mobile resource management (“MRM”) services allow customers to improve productivity by enabling the effective management of the activities of their mobile workers and assets and their goods and services. In addition, our services allow customers to increase the utility of their mobile resources and decrease costs of operations by facilitating business processes, such as event confirmation, signature verification, forms processing, project management and timekeeping while their workers are in the field. Our services also provide location, reporting, dispatch, messaging, and other management services and are designed to be easy to implement and use. Our customers can manage their mobile workers in several ways, including by logging onto our website, receiving their data directly into their existing software applications, using any wireline or wireless telephone to access our speech-to-text voice portal or requesting information from our data centers using application programming interfaces.

      Our services are built on our LocationSmart technology platform, an end-to-end solution that seamlessly combines wireless communications, Global Positioning System (“GPS”) technology, hosted software applications and Internet technologies. The information technology infrastructure and network application software used in our LocationSmart technology platform reside at our co-located data centers in Virginia and California. Because we host our services, our customers do not need to make a substantial

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investment in acquiring and supporting capital equipment, such as hardware, software and data networking equipment, to use our services. The LocationSmart technology platform is depicted in Figure 1.

@Road LocationSmart Technology Platform

Figure 1

      Our service delivery architecture is designed to serve a growing number of subscribers with increasing data transmission volumes without compromising performance, delivery times or data accuracy. Because key technology components of our solution can be expanded to accommodate additional users, as in the case of wireless networks or the Internet, or are designed to accommodate a practically unlimited number of users, as in the case of GPS, we believe that we can support a significantly expanding customer base. With the addition of our services that run on a location- or wireless application protocol-enabled mobile telephone, a customer can easily expand the deployment of our services to existing or new handsets.

      We believe that customers use return on investment as a primary selection criterion when evaluating MRM solutions. We believe that benefits of our services that drive a rapid return on investment for our customers include the following:

•	Improved productivity of mobile resources. Customers use location, personalized mapping landmarks and path sequencing features to maximize the time spent completing work orders in the field and minimize non-productive time. Customers also monitor the progress of jobs in the field and re-allocate resources to better meet project deadlines. Customers measure improvements in their mobile workers’ productivity from using our services in many ways, including by an increase in the number of jobs a mobile worker can complete per day or by an increase in revenue earned by a mobile worker per day.

•	Decreased costs of operations of mobile resources. Customers use our two-way communications services for low-cost transmission of completed business forms, signature verification and messaging. Customers also use our services to automatically monitor and schedule maintenance activities for assets in the field. Customers measure decreases in their costs from using our services in many ways, including by a decrease in the cost of having a mobile worker in the field or by a decrease in the cost of insuring mobile workers and assets.

•	Improved efficiency of a customer’s overall operations. Customers use our services to capture timekeeping, workflow and inventory information in the field. This information can be delivered directly to our customers’ existing software applications or downloaded from our website and

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imported into a payroll or customer invoicing system. These services can minimize the need for back-office data entry services, minimize data entry errors and accelerate invoicing processes. Customers measure improvements in their efficiency from using our services in many ways, including by a decrease in costs of general and administrative expenses and by a reduction in days sales outstanding of accounts receivable.

•	Improved responsiveness to our customers’ customers. Customers use location and workflow information to update our customers’ customers about pending work orders or deliveries. Our customers also use our location-on-demand feature to assign a pending work order to the closest or best-equipped mobile worker to provide the quickest response that meets the end-customer’s demands. Customers enhance their customer relationship management operations by accessing stored information about end-customers, including workflow data records, audit trails of mobile worker messages, and daily mobile worker activity data. Customers measure improvements in their responsiveness from using our services in many ways, including by a reduction in aged receivables and by an improvement in internal customer satisfaction indexes.

      In addition, we offer multi-year subscription contracts that allow our customers to pay us on a monthly basis and minimize upfront cash commitments. We believe a monthly payment subscription model further accelerates a customer’s return on investment in our services.

Strategy

      We believe that leaders in the MRM market are evaluated on a number of criteria, including size, technology leadership, financial strength, strength of customer base, strategic relationships with wireless carriers and management experience. We believe that based on these criteria, we are a leader in the MRM market. Our objective is to enhance our leadership position in the MRM market. Key elements of our strategy are:

•	Further penetrate vertical markets in which we have or are developing leading reference customers. We have developed a relationship with leading companies in some vertical markets, such as telecommunications, construction and facilities/waste management. We are leveraging our relationships with these customers and our knowledge of their MRM needs to attract other potential medium- to large-sized customers in these markets. In other vertical markets, we intend to replicate the model of deploying our services with a leading reference customer and leveraging this relationship and our MRM market expertise to attract other customers in those markets.

•	Create new value-added services for our customers. We will continue to add new features and functionality to our services and develop new platforms that take advantage of advances that are being made in wireless communications. We expect to continue to release new features that synthesize the information currently retrieved by our existing services and which arise from working closely with our customers. We expect some of these features to be incorporated into our services as free enhancements, while others will be offered for additional fees. We intend to continue to use our capabilities in the U.S. and our wholly-owned subsidiary in India to help develop and support new features and functionality for our services. In addition, we are continuing to develop an open platform architecture to allow our customers and partners to integrate third-party applications with our services.

•	Expand our services internationally. We intend to identify new geographic markets for which our services and our LocationSmart technology platform satisfy evolving customer demands. We believe that leveraging our technology leadership position, our broad experience with customers in the United States and Canada and the distribution resources of established vendors and wireless carriers will help us to establish customer awareness and acceptance of our services in international markets.

•	Acquire complementary businesses and technologies. We intend to supplement our subscriber base, revenue and service offerings by selectively acquiring complementary businesses and technologies.

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We continually evaluate opportunities to accelerate our growth and broaden our market share in the United States and abroad.

@Road Service Offerings

      Our current family of MRM services includes GeoManager, GeoManager Pocket Edition, @Road Pathway, RoadREPORT, RoadFORCE and ConnectBusiness. Together, these service offerings are designed to meet the needs of customers in a variety of vertical markets, including telecommunications, field service, construction, facilities/waste management, freight and passenger transportation, courier/delivery, distribution, security, cable/broadband and utilities.

      Our services provide current and historical data relating to a customer’s mobile resources in a variety of formats, including activity reports, maps and completed business forms. We provide these formats in a standard configuration, and customers can configure certain elements and views themselves to help achieve compliance with their internal business rules. Customers can choose to have reports delivered on a pre-scheduled basis, or they can submit queries to our databases to create reports and views on demand. Customers can also download reports to manipulate and store data as desired. Mobile resource data is typically stored by us for 14 days, unless the customer purchases our extended data storage service.

      Our services are enabled by the deployment of a device, which we call a platform, to each of the customer’s mobile resources. We call each mobile resource with a platform a “subscriber.” Our services operate with three independent platforms. First, a mobile worker can use our proprietary hardware device embedded with software that integrates a GPS receiver with a wireless modem. Second, a mobile worker can use our proprietary hardware device embedded with software and an integrated GPS receiver and which is tethered by cable to a wireless telephone. Each of these proprietary hardware devices is called an Internet Location Manager. The Internet Location Manager is installed in a mobile worker’s vehicle. Installation in any type of vehicle typically takes less than an hour, and is completed by our subcontracted installation agents. Third, a mobile worker can use a location- or wireless application protocol-enabled mobile telephone installed with our software application.

      These platforms send and receive a variety of information from time to time and on demand. Such data include location, velocity, time and operational diagnostics. These data are transmitted to our data centers using wireless networks and the Internet. If a wireless connection is not available, then the platform will store up to five days of captured data and seek to transmit the data when a wireless connection is available.

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      The following table describes our current family of MRM services, selected features and enhancements of these services and platforms that operate with those services:

@Road-Supported
Service	Description	Selected Features and Options	Platforms

GeoManager	Flagship service designed to provide detailed mobile resource management for customers in all of our markets. Provides services on a hosted basis using a web browser on demand, continuously streamed to customer applications or by providing connections to other applications with application programming interfaces (APIs).	▶ DirectData— continuous streaming of subscriber data to customer applications

▶   Two-Way Communications— text messaging and storage using multiple devices

▶   Exception Services—alerts and reports identifying incidents where mobile workers meet or exceed customer-defined business rules

▶   MobileForms—conduct business transactions, signature capture and document workflow in the field using a ruggedized personal digital assistant

▶   Voice Solutions—speech-to-text translation engine for oral and text messaging

▶ Mapping—provides automatic geocoding of location data and configurable map views

GeoManager, Pocket Edition	Provides much of the same functionality as the GeoManager service. Runs a java application on a location-enabled wireless telephone.	▶ DirectData ▶ Field Landmarking— subscribers can use wireless telephones to generate location-specific icons for use with mapping, reports and other features ▶ Mapping

@Road Pathway	Provides customers a cost- effective, entry-level MRM solution using a location- enabled wireless telephone.	▶ Activity Reports— detailed reporting of individual mobile workers and groups ▶ Ping— locate workers in the field on demand using any web browser ▶ Mapping

RoadREPORT	Provides detailed historical reporting of mobile resources and their activities. Cost-effective solution for companies in all of our markets that do not need current information from the field.	▶ Multiple Report Retrieval Methods— reports are accessible using a web browser or can be delivered by email or file transfer protocol

▶ Advanced Reports Scheduling— customers can configure reporting formats and delivery times in advance

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@Road-Supported
Service	Description	Selected Features and Options	Platforms

RoadFORCE	Provides companies with mobile professionals detailed information about their teams’ activities. Available in two modules, one focused on managing a mobile staff and one focused on managing company assets.	▶ Productivity Reports ▶ Customer Call Reports ▶ Personal/ Business Mileage Management

ConnectBusiness	Provides project managers in construction and related industries an application for managing contractors, remote workers and multiple job sites. Data is available over the Internet using a web browser. Uses any wireless application protocol (WAP) enabled mobile telephone to send and receive data from our data centers.	▶ Project Management Module ▶ Timekeeping ▶ Two-Way Communications ▶ Easy Import into Accounting, Project Management and other Applications

We believe the following features and benefits of each of our services provide a variety of competitive advantages over other solutions:

•	Cost-effective. Our services are cost-effective for our customers because we utilize existing infrastructure, such as the Internet and wireless networks, developed by other companies, and GPS technology developed by the U.S. government. Our customers are not required to make substantial capital investment because our services can be deployed on an existing location- or wireless application protocol-enabled mobile telephone, customer data and our software reside at our data centers, and our services can be accessed by using the Internet or any wireline or wireless telephone.

•	Ease of implementation. The implementation of our services is designed to be quick and easy for our customers. When deploying our services using a location- or wireless application protocol-enabled mobile telephone as the hardware platform, customers install a software program on the telephone. Once launched, this software program communicates with our data centers, and the customer deployment is complete. When deploying our services using an Internet Location Manager, an optional Internet Data Terminal device or a ruggedized personal digital assistant as the hardware platform, we install this hardware in the customer’s vehicles. As our customers grow, they can install software on additional mobile telephones or our hardware platform in additional vehicles to continue to expand their use of our services.

•	Ease of use. Our services are designed to be deployed as end-to-end solutions. That is, a customer does not incur incremental information technology costs associated with the deployment or use of our services. Our services are designed to be available over the Internet and by telephone 24 hours a day, seven days a week, with the exception of scheduled maintenance. Our user interfaces, including those used with the Internet, mobile telephones, Internet Data Terminals and our ruggedized personal digital assistant, are designed to be intuitive and easy to use, require minimal training and be modified by the customer to meet each customer’s particular requirements. Additionally, our DirectData service streams customer data directly to a customer’s existing software applications, and the business intelligence arising from use of our services with a customer’s existing operations models enables a customer to maximize the value of its existing investments in information technology and productivity solutions.

•	Ease of maintenance. We host and maintain all the services we provide. We also manage the wireless network and Internet connections between and among the platforms in the field, our data

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centers and the Internet. Additionally, we implement service and software upgrades centrally at our data centers and remotely to the platforms in the field over the same wireless connection used to transmit mobile resource information. For these reasons, customers benefit from enhancements to our services while avoiding information technology and infrastructure maintenance expenses and the daily interruption of the operations of their mobile resources.

•	Wireless data connectivity. Our services operate with a number of wireless networks offered by some of the largest wireless carriers in the United States and Canada including: General Packet Radio Services, Code Division Multiple Access 1XRTT, Integrated Digital Enhanced Network and Cellular Digital Packet Data. With our wireless carrier partners, we deliver services in more than 200 of the top metropolitan statistical areas in the United States and Canada. Subject to a customer’s preferences, we typically configure our services with the most cost-effective and efficient wireless network available in the customer’s geographic area of operations. In some cases, a single customer with geographically disperse operations may receive services that seamlessly use more than one wireless network. Wireless network configuration typically occurs in the background and does not require significant time or effort of the customer.

•	Store-and-forward functionality. Our services are designed to address common geographic limitations and network difficulties associated with wireless networks. When a subscriber travels outside a wireless network’s coverage area, the Internet Location Manager or mobile telephone, as the case may be, continues to collect and stores up to five days of information. These data are transmitted to our data centers when the subscriber returns to the wireless coverage area. Our services are designed to be tolerant of wireless network difficulties and to have the ability to confirm receipt of data from the field and re-transmit data when errors are detected.

•	Robust reporting and mapping capabilities. Our services offer customers comprehensive, detailed reporting of workforce activity, either individually or for all or a selected group of a customer’s mobile resources. Reports can be formatted by customers and downloaded for additional sorting and analysis. A customer’s preferences are stored at our data centers and can be modified by the customer at any time to meet its changing needs. The current and past locations of each subscriber can be displayed on a map, making monitoring simple. Map views can be personalized by customers to graphically display different information about their mobile resources, including locating positions on maps by address or customer-defined landmarks.

•	Location by Global Positioning System. Our services use the Global Positioning System to determine the location of a mobile resource. We believe GPS technology is more reliable than other positioning technologies because of its proven accuracy, the large number of deployed satellites and its ability to determine location regardless of velocity and altitude. The Global Positioning System uses pre-existing infrastructure developed by the U.S. government, which minimizes our costs of service delivery.

•	Communications capabilities. Our customers may enhance their field operations by using our two-way communications services. These services operate using either a wireless telephone or the Internet Location Manager with our optional Internet Data Terminal. These services enable our customers to communicate regularly and quickly with mobile workers. While the services permit free-text messages, they also enable customers to pre-program a set of messages that can be transmitted with the push of a button to minimize distractions in the field. Messages are stored at our data centers, and are accessible by our customers using a web browser. Customers can use the message database for customer relationship management, proof of service, auditing and minimizing the occurrence of lost change orders, missed appointments or other communications.

Customers

      We market and sell our services to a broad range of customers in the United States and Canada that vary in size, geographic location and industry. The number of mobile resources enabled with our services has grown from 135 as of December 31, 1998 to approximately 125,000 as of December 31, 2003. We

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categorize a customer in a small-, medium- or large-sized customer group by reference to the total number of subscribers to our services for that customer. Small-sized customers have less than 30 subscribers, medium-sized customers have 31 to 750 subscribers and large-sized customers have more than 750 subscribers. Currently we have customers in the following industries:

• Telecommunications	• Courier/Delivery
• Field Service	• Distribution
• Construction	• Security
• Facilities/ Waste Management	• Cable/Broadband
• Freight and Passenger Transportation	• Utilities

      In 2003, one customer, Verizon Communications, represented 17% of total revenues. No other customers comprised 10% or more of total revenues. In 2002 and 2001, no single customer or group of related customers comprised 10% or more of total revenues.

Research and Development

      We concentrate our research and development activities on services and platform engineering. Our U.S. research and development activities are supplemented by resources and personnel at our subsidiary in India. To enhance our existing services and to introduce new services to our existing and potential customers, we focus on the following key areas:

•	Services. We intend to continue to develop our services by offering new features while enhancing existing features. For example, in March 2003, we launched GeoManager Pocket Edition service, which is designed to deliver our standard mobile resource management application using a location-enabled mobile telephone in lieu of an Internet Location Manager. In July 2003, we launched Electronic Driver Logs service, which eliminates paperwork for mobile workforces and office staff by generating reports by subscriber showing hours worked, hours available and regulatory violations. Also in July 2003, we launched Automated State Mileage Reports service, which enables companies to automatically record how many miles each subscriber has traveled, information that can be used when preparing state-mandated quarterly fuel tax reports. In September 2003, we launched @Road Pathway service, which is designed to provide a cost-effective mobile resource management solution using a location-enabled Nextel Communications cellular telephone.

•	Platform. We intend to continue to develop and release platform upgrades to add new features as well as to enhance existing features. For example, in April 2003, we announced the availability of an Internet Location Manager with AT&T’s wireless General Packet Radio Service network. This new hardware platform enables customers to experience increased data transmission rates, enhanced security capabilities and wide geographic coverage. In June 2003, we announced the availability of an Internet Location Manager with Sprint’s Code Division Multiple Access 1XRTT wireless network. This new hardware platform enables customers to use our services on a third-generation wireless network that enables faster data transmission speeds than older wireless networks.

      We spent $5.4 million, $5.9 million and $7.6 million on research and development activities in the years 2003, 2002 and 2001, respectively. As of December 31, 2003, we had 56 employees in research and development.

Technology

      Our technology efforts focus on creating new services and enhancing the reliability, availability and features of our services while maintaining a scalable and cost effective architecture. Our proprietary technologies are designed to work with technologies from other companies, including our partners, competitors, and other third parties. While we have integrated wireless communications into our services in three ways, including a wireless modem embedded in our Internet Location Manager, an Internet Location Manager tethered to a Nextel Communications cellular telephone and installation of our thin client

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software application on a location-enabled mobile telephone, our services are designed to operate with a variety of wireless communications protocols and devices. Similarly, although our services utilize our patented GPS chipset, our services have been designed to work with other location technologies. We expect to continue to develop additional proprietary technology where feasible and to purchase or license technology where cost-effective. Our technology efforts focus on the following areas:

•	Wireless technology. Our services currently operate on several wireless networks offered by a number of wireless carriers, including the General Packet Radio Services, Code Division Multiple Access 1XRTT, Integrated Digital Enhanced Network and Cellular Digital Packet Data. One of our objectives is to continue to maintain our technological independence from any one wireless protocol or platform, enabling our customers to communicate with our data centers in the way or ways which best suit their needs.

•	Access and Internet technology. The delivery of our services is complex in part because it involves the continuous collection, storage and processing of data from over one hundred thousand subscribers in the field as well as processing requests from thousands of users accessing our data centers. To manage the throughput of customer information and to deliver our services to our customers, we use secure Internet connections between our data centers and customers accessing our services as well as the wireless networks transmitting customer information. In addition to providing access to our services using any Internet connected computer, we provide access via any wireline or wireless telephone with our speech-to-text interface technology. We also facilitate the integration of customer data collected by our services with a customer’s existing software applications through our DirectData streaming service and application programming interfaces. We plan to further enhance access to customer data and our services by developing additional access methods for customers to obtain their data.

•	Information technology. We have an information technology organization dedicated to maintaining and enhancing our data centers. By managing our services at our data centers, we relieve our customers of the development and operations burden of managing services resulting from the integration of wireless communications, location technologies, hosted software applications, transaction processing infrastructure and Internet technologies. Our data centers are composed of servers co-located in Redwood City, California and Ashburn, Virginia. We maintain variable-speed capacity connections between our data centers and the Internet and dedicated connections to the wireless networks we use. In addition, our data centers automatically replicate customer data on a minute-by-minute basis. In the event of a power failure, our systems would be powered by a backup power supply.

•	Location technology. The Global Positioning System is a worldwide radio-navigation system formed from a constellation of satellites and ground systems that are used as reference points to calculate positions. We have developed a patented GPS chipset and algorithm designed to be optimized for our services. As a result, our Internet Location Manager is designed to determine its location in less time than that which is required by other commercial receivers.

Key Alliances and Relationships

      We will continue to establish relationships with a number of companies to accelerate the adoption of our services. We believe that establishing strategic relationships will facilitate our technological leadership and provide early access to emerging technologies and new customers. Some of our existing relationships include:

•	Wireless carriers. We have established strategic relationships with ALLTEL, AT&T Wireless, Bell Mobility, Cingular Wireless, Nextel Communications, Nextel Partners, Sprint, TELUS Mobility and Verizon Wireless to provide wireless connectivity between our subscribers and the Internet. We contract directly with ALLTEL, AT&T Wireless, Sprint and TELUS Mobility for the provision of wireless communications, which are bundled with our services. With Bell Mobility, Cingular Wireless, Nextel Communications and Nextel Partners our customers have separate contracts for

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wireless communications with their carrier. With Verizon Wireless, in some geographic areas we bundle our services with wireless communications, and in other areas our customers have separate contracts for wireless communications.

•	Manufacturers. Symbol Technologies manufactures the ruggedized personal digital assistant for use with our services. Orient Semiconductor Electronics manufactures and tests our Internet Location Manager.

Sales and Marketing

      Our sales and marketing objective is to achieve broad market penetration through vertical marketing and targeted sales activities. We currently market and sell our solution through a number of sales channels, including the following:

•	Strategic sales force. We have a team of sales employees focused on marketing and selling our services to large-sized customers. Large-sized customers are defined as customers with greater than 750 mobile resources. This sales force is geographically dispersed throughout the United States near target sales prospects. The sales process with large-sized customers often requires many months of activity, is competitive and typically requires a pilot test of our services.

•	Mid-market sales force. We have a team of sales employees focused on marketing and selling our services to small- and medium-sized customers. This sales force is geographically dispersed throughout the United States where major wireless networks are available. Additionally, our mid-market sales force works with our wireless carrier partners to increase our subscriber base.

•	Inside sales force. We have a team of sales employees focused on marketing and selling our services to small-sized customers. This sales force is located at our headquarters in Fremont, CA. Additionally, our inside sales force works with our direct sales force to increase our subscriber base.

•	Agent sales force. We have a team of employees who manage a network of independent sales agents focused on marketing and selling our services. These independent sales agents are geographically dispersed throughout the United States and Canada. Participants in the agent sales program are compensated for the sale of our services and for the length of time during which a customer is under contract with us. Independent sales agents facilitate sales of our services through their own efforts and work with wireless carrier partners to increase our subscriber base.

•	Wireless carrier partners. Our wireless carrier partners are ALLTEL, AT&T Wireless, Bell Mobility, Cingular Wireless, Nextel Communications, Nextel Partners, Sprint, TELUS Mobility and Verizon Wireless. Certain of these partners market or facilitate sales of our services through their own sales channels and work with our mid-market sales force to increase our subscriber base.

      Our marketing department is engaged in a wide variety of activities, such as awareness and lead generation programs and product management. These activities include public relations, seminars, direct mail, trade shows, and co-marketing and co-branding with partners.

      As of December 31, 2003, our sales and marketing team consisted of 86 employees.

Competition

      We face strong competition for our services. We compete primarily on the basis of functionality, ease of use, quality, price, service availability, geographic coverage of services and corporate financial strength. As the demand by businesses for mobile resource management services increases, the quality, functionality and breadth of competing products and services will likely improve and new competitors will likely enter our market. In addition, the widespread adoption of industry standards may make it easier for new market entrants or existing competitors to improve their existing services, to offer some or all of the services we offer or may offer in the future, or to offer new services that we do not offer. We also do not know to what extent network infrastructure developers and wireless network operators will seek to provide integrated

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wireless communications, Global Positioning System, software applications, transaction processing, and Internet solutions, including access devices developed internally or through captive suppliers.

      The market for our services is competitive and is expected to become even more competitive in the future. If we are unable to compete successfully, it may harm our business or increase our sales cycles, resulting in a loss of market share and revenues. We face competition from a number of different business productivity solutions, including:

•	Solutions developed internally by our prospective customers’ information technology staffs;

•	Discrete means of communication with mobile workers, such as pagers, two-way radios, handheld devices and wireless telephones;

•	Solutions targeted at specific vertical markets, such as services offered by Qualcomm that monitor assets in the long-haul transportation sector; and

•	Solutions offered by smaller market entrants.

      Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can.

Intellectual Property

      We rely on a combination of patent, trade secret, trademark and copyright laws, and nondisclosure and other contractual restrictions to protect our proprietary technology. As of December 31, 2003, we possessed ten patents, which we believe cover our GPS chipset technology and some of the methods and structures for distributing information over a network as well as applications of those methods, and had approximately 35 patent applications pending in jurisdictions around the world. We have filed numerous additional patent applications to further protect and extend our technology leadership position. Although we have applied for patent protection primarily in the United States, we have filed and intend to continue to file patent applications in other countries where there is a strategic, technological or business justification.

      As part of our confidentiality procedures, we generally enter into nondisclosure agreements with our employees, consultants, distributors and corporate partners and limit access to and distribution of our software, documentation and other proprietary information. In the event that a third party breaches the confidentiality provisions or other obligations in one or more of our agreements or misappropriates or infringes on our intellectual property or the intellectual property licensed to us by third parties, our business would be seriously harmed. Third parties may independently discover or invent competing technologies or reverse engineer our trade secrets, software or other technology. Furthermore, laws in some foreign countries may not protect our proprietary rights to the same extent as the laws of the United States. Therefore, the measures we take to protect our proprietary rights may not be adequate.

      Third parties may claim that our current or future products or services infringe their proprietary rights or assert other claims against us. As the number of entrants into our market increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all. Any of these results would increase our expenses and could decrease the functionality of our services, which would make our services less attractive to our current or potential customers. We have agreed in some of our agreements, and may agree in the future, to indemnify other parties for any expenses or liabilities resulting from claimed infringements of the proprietary rights of third parties.

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Employees

      As of December 31, 2003, we had 314 employees, 276 of whom were located in the U.S. and 38 of whom were located in Chennai, India. We believe relationships with our employees are good.

Item 2.	Properties

      We have offices in Fremont, California and Chennai, India.

		Square		Lease
Location	Ownership	Feet	Primary Use	Expiration

Fremont, CA	Leased	54,000	Corporate headquarters, customer service, engineering	1/31/2005
Fremont, CA	Leased	30,000	Engineering, research and development, data center (6,000 square feet was subleased to a third party under an agreement that expires on March 14, 2004. Upon expiration of the initial term of the sublease, the sublease will continue on a month-to-month basis.)	12/31/2005
Chennai, India	Leased	4,100	Research and development, customer service	11/16/2005

Item 3.	Legal Proceedings

      From time to time, we are subject to claims in legal proceedings arising in the normal course of our business. We do not believe that we are party to any pending legal action that could reasonably be expected to have a material adverse effect on our business, financial condition or operating results.

Item 4.	Submission of Matters to a Vote of Security Holders

      None.

PART II

Item 5.	Market for Registrant’s Common Equity and Related Stockholder Matters

Price Range of Common Stock

      Our common stock has been listed for quotation on the Nasdaq National Market under the symbol “ARDI” since our initial public offering on September 28, 2000. The following table shows the high and low sales prices of our common stock as reported by the Nasdaq National Market for the period indicated.

	High	Low

Quarter ended March 31, 2002	8.45	4.90
Quarter ended June 30, 2002	8.12	6.13
Quarter ended September 30, 2002	6.25	3.20
Quarter ended December 31, 2002	5.99	3.87
Quarter ended March 31, 2003	6.76	4.34
Quarter ended June 30, 2003	11.73	6.00
Quarter ended September 30, 2003	15.10	10.93
Quarter ended December 31, 2003	15.15	10.98
Quarter ended March 31, 2004 (through February 27, 2004)	16.82	11.92

      At December 31, 2003, there were approximately 106 holders of record of our common stock. This does not include the number of persons whose stock is held in nominee or “street name” accounts through brokers.

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      The market price of our common stock has been and may continue to be subject to wide fluctuations in response to a number of events and factors, such as quarterly variations in our operating results, announcements of technological innovations or new products or services by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many high technology companies that have often been unrelated or disproportionate to the operating performance of those companies. These fluctuations, as well as general political, economic and market conditions, may adversely affect the market price for our common stock.

Dividend Policy

      We have never paid cash dividends on our common stock. We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying any cash dividends in the foreseeable future.

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Item 6.	Selected Financial Data

      The selected consolidated financial data set forth below should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations, the consolidated financial statements, the related notes and other information contained in this Report.

	Years Ended December 31,

	2003	2002	2001	2000	1999

	(In thousands, except per share amounts)
Consolidated Statements of Operations Data:
Revenues:
Services	$49,561	$33,678	$20,188	$7,919	$612
Product	13,802	10,742	7,262	2,704	294

Total revenues	63,363	44,420	27,450	10,623	906

Costs and expenses:
Cost of service revenue (excluding intangibles amortization included below)	15,711	13,544	12,690	6,414	681
Cost of product revenue	19,770	16,946	13,523	7,865	1,777
Intangibles amortization	455	1,670	1,656	1,239	—
Sales and marketing	11,408	10,746	17,267	15,512	3,530
Research and development	5,379	5,878	7,608	8,893	2,109
General and administrative	9,202	8,616	12,733	10,887	2,129
Restructuring charges	—	—	218	—	—
Stock compensation	467	1,065	3,041	11,664	4,973

Total costs and expenses	62,392	58,465	68,736	62,474	15,199

Income (loss) from operations	971	(14,045)	(41,286)	(51,851)	(14,293)

Other income (expense), net:
Interest income	686	964	2,662	3,243	829
Interest expense	(11)	(15)	(9)	—	(25)
Investment impairment charge		(1,035)	—	—	—
Other income (expense), net	16	(106)	(14)	(215)	—

Total other income (expense), net	691	(192)	2,639	3,028	804

Net income (loss)	$1,662	$(14,237)	$(38,647)	$(48,823)	$(13,489)

Net income (loss) per share:
Basic	$0.03	$(0.31)	$(0.88)	$(3.48)	$(4.88)

Diluted	$0.03	$(0.31)	$(0.88)	$(3.48)	$(4.88)

Shares used in calculating net income (loss) per share:
Basic	49,978	46,134	43,892	14,026	2,763

Diluted	54,282	46,134	43,892	14,026	2,763

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	Years Ended December 31,

	2003	2002	2001	2000	1999

	(In thousands)
Detail of stock compensation:
Cost of service revenue	$10	$23	$82	$171	$17
Cost of product revenue	25	96	194	479	52
Sales and marketing	25	72	(12)	1,691	501
Research and development	93	322	214	2,686	445
General and administrative	314	552	2,563	6,637	3,958

Total	$467	$1,065	$3,041	$11,664	$4,973

	Years Ended December 31,

	2003	2002	2001	2000	1999

	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$103,669	$35,659	$40,164	$69,280	$22,714
Working capital	108,120	45,771	51,300	82,172	38,758
Total assets	139,016	70,550	78,474	111,757	45,174
Total stockholders’ equity	112,128	50,167	60,411	94,766	40,608

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

      The following discussion should be read in conjunction with the consolidated financial statements and the related notes in this Report. This Report contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those in such forward-looking statements as a result of many factors, including those discussed in “Risk Factors,” “Business” and elsewhere in this Report.

Overview

      We are a leading provider of mobile resource management (MRM) services, a rapidly growing category of business productivity solutions that enable the effective management of mobile resources. Our MRM services allow customers to improve productivity by enabling the effective management of their mobile workers and assets, and their goods and services. In addition, our services are designed to allow customers to increase the utility of their mobile resources and decrease costs of operations by facilitating business processes, such as event confirmation, signature verification, forms processing, project management and timekeeping while their workers are in the field. Our services also provide location, reporting, dispatch, messaging, and other management services and are designed to be easy to implement and use. Our customers can manage their mobile workers in several ways, including by logging onto our website, having their data emailed to them, receiving their data directly into their existing software applications, using any wireline or wireless telephone to access our speech-to-text voice portal or requesting information from our data centers using application programming interfaces.

      From July 1996 through June 1998, our operations consisted primarily of various start-up activities relating to our current business, including development of Global Positioning System technologies, recruiting personnel and raising capital. We did not recognize any revenues prior to June 1998, and our expenses consisted of research and development, sales and marketing and general and administrative expenses. In 1998, we expanded our strategy and redirected our focus to provide location-relevant and time-sensitive information services and solutions to companies managing mobile resources. In the second half of 1998, we introduced FleetASAP, now called GeoManager, a service that leverages existing infrastructure, including the Global Positioning System, wireless networks and the Internet along with integrated transaction processing and software applications, to enable companies to efficiently manage their

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mobile resources. Subsequent to the introduction of FleetASAP, we have introduced a number of additional services, including GeoManager Pocket Edition, @Road Pathway, RoadREPORT, RoadFORCE and ConnectBusiness, and have added features to our services.

      Our services provide current and historical data relating to a customer’s mobile resources in a variety of formats, including activity reports, maps and completed business forms. We provide these formats in a standard configuration, and customers can configure certain elements and views themselves to help achieve compliance with their internal business rules. Customers can choose to submit queries to our database to create reports and views on demand or they can have reports delivered on a pre-scheduled basis. Customers can also download reports to manipulate and store data as desired. Mobile resource data is typically stored by us for 14 days, unless the customer purchases our extended data storage services.

      Our services are enabled by the deployment of a device, which we call a platform, to each of the customer’s mobile resources. We call each mobile resource with a platform a “subscriber.” Our services operate with three independent platforms. First, a mobile worker can use our proprietary hardware device embedded with software that integrates a GPS receiver with a wireless modem. Second, a mobile worker can use our proprietary hardware device embedded with software and an integrated GPS receiver and which is tethered by cable to a wireless telephone. Each of these proprietary hardware devices is called an Internet Location Manager. The Internet Location Manager is installed in a mobile worker’s vehicle. Installation in any type of vehicle typically takes less than an hour, and is completed by our subcontracted installation agents. Third, a mobile worker can use a location- or wireless application protocol-enabled mobile telephone installed with our software application.

      These platforms send and receive a variety of information from time to time and on demand. Such data include location, velocity, time and operational diagnostics. These data are transmitted to our data centers using wireless networks and the Internet. If a wireless connection is not available, then the platform will store up to five days of captured data and seek to transmit the data when a wireless connection is available.

      Since 1998, we have derived substantially all of our revenues from the sale of our services and the associated product hardware. Our service revenue is comprised of monthly fees. Our customers can contract to receive our services for terms of one, two or three years and can purchase enhanced service features for additional fees. As more customers use our services, the impact on our service revenue is compounded. Our product revenue consists of sales of the Internet Location Manager, Internet Data Terminal and ruggedized personal digital assistant.

      To date, we have not sold our services outside the United States and Canada; however, we intend to expand our service offerings to additional countries in the future. We do not expect that revenues from international sales will be material in 2004. In 2003, one customer, Verizon Communications, represented 17% of total revenues. No other customers comprised 10% or more of total revenues in 2003. In 2002 and 2001, no single customer or group of related customers comprised 10% or more of total revenues.

      Since inception we have invested substantially in research and development, marketing, the building of our sales channels and our overall infrastructure. We anticipate that such investments may increase in the future. We incurred losses in each quarter from inception through the quarter ending June 30, 2003, and may incur net losses in the future. At December 31, 2003, we had an accumulated deficit of $116.2 million. Our limited operating history makes it difficult to forecast future operating results. We may not sustain or increase profitability on a quarterly or annual basis.

      In the third quarter of 2002, AT&T Wireless announced that it expects to cease operating its Cellular Digital Packet Data network by June 30, 2004. On March 11, 2004, we received a letter dated March 9, 2004 from AT&T Wireless that states that AT&T Wireless will continue to operate its Cellular Digital Packet Data network for “certain valuable partners,” including @Road, until at least September 30, 2004. The letter further states that this extension of Cellular Digital Packet Data network availability extends across all AT&T Wireless geographic locations. We are currently in discussions with AT&T Wireless and other wireless carriers to minimize any disruption of the provision of our services to

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subscribers. On or about the actual termination date of AT&T Wireless’ Cellular Digital Packet Data network and where possible, certain affected subscribers would be transferred to alternate Cellular Digital Packet Data networks without a change to the hardware platform then used by those subscribers. However, we currently estimate that as of September 30, 2004 we will have approximately 8,000 subscribers in their initial contract periods that are then using AT&T Wireless’ Cellular Digital Packet Data network and that would need to use an alternate wireless protocol to continue to use our services. To use an alternate wireless protocol, existing hardware platforms would have to be replaced for these subscribers. We do not expect to realize a loss on the sale of these replacement hardware platforms. While there is no assurance, we do not expect that the termination of AT&T Wireless’ Cellular Digital Packet Data network will have a material adverse impact on our financial results.

      In its Report on Form 10-K filed with the SEC on March 27, 2003, Verizon Wireless disclosed that it expects to cease operating its Cellular Digital Packet Data network at the end of 2005. We estimate that as of December 31, 2005 we will have approximately 5,000 subscribers in their initial contract periods that are then using Verizon Wireless’ Cellular Digital Packet Data network and that would need to use an alternate wireless protocol to continue to use our services. To use an alternate wireless protocol, existing hardware platforms would have to be replaced for these subscribers. We do not expect to realize a loss on the sale of these replacement hardware platforms. While there is no assurance, we do not expect that the termination of Verizon Wireless’ Cellular Digital Packet Data network will have a material adverse impact on our financial results.

Critical Accounting Policies

      Financial Reporting Release No. 60, which was released by the SEC in January 2002, requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Included in Note 1 of the Notes to the Consolidated Financial Statements, included in this Report, is a summary of the significant accounting policies and methods we use. The following is a discussion of the more significant of these policies and methods.

Revenue Recognition

      In accordance with applicable accounting standards, including SOP No. 97-2, Software Revenue Recognition, as amended, we recognize revenue when earned. Specifically, we recognize revenue when the price is fixed and determinable, upon persuasive evidence of an agreement, when we have fulfilled our obligations under any such agreement and upon a determination that collection is probable.

      Through December 31, 2003, our services have been available only by using our platform or a location- or wireless application protocol-enabled mobile telephone. Accordingly, through December 31, 2003, service revenue, which is comprised of monthly fees, was recognized ratably over the minimum service contract period, which commenced (a) upon installation where customers have installed our platform in mobile worker vehicles or (b) upon the creation of subscription licenses and a customer account on our website where customers have elected to use our services with a location-enabled mobile telephone.

      Our product revenue primarily consists of sales of the Internet Location Manager, Internet Data Terminal and ruggedized personal digital assistant. We defer product revenue at installation and recognize it ratably over the minimum service contract period, which generally is two or three years. Renewal rates for our services are not considered priced at a bargain in comparison to the initial sales price of an associated product (as described in Staff Accounting Bulletin No. 104, Revenue Recognition). Changes to the pricing of our products and services in the future could result in the recognition of product revenue over periods that extend beyond the minimum service contract period.

      Historically, the selling prices of our products have often been at or below our costs. Product costs not in excess of related product revenue are deferred at the time of shipment and amortized ratably over the minimum service contract period. Where the selling prices of our products are below our costs, we expense the difference at the time of shipment of the related products.

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Allowances for Doubtful Accounts

      Historically, we have had a significant number of small- to medium-sized companies utilizing our services. These customers are involved in diverse businesses. Our payment arrangements with customers generally provide 30-day payment terms. At the time that customers contract with us for our services, we assess their creditworthiness.

      During economic downturns, certain of our customers have had difficulty with their cash flows. The nature of our relationship with customers is inherently long-term and we have extended and may extend payment terms on an exception basis. We regularly review our customers’ ability to satisfy their payment obligations and provide an allowance for doubtful accounts for all specific receivables that we believe are not collectible. When these conditions arise, we suspend recognition of revenue until collection becomes probable or cash is collected. Beyond these specific customer accounts, we record an allowance based on the size and age of all receivable balances against which we have not established a specific allowance. These allowances are based on our experience in collecting such accounts.

      Although we believe that we can make reliable estimates for doubtful accounts, the size and diversity of our customer base, as well as overall economic conditions, may affect our ability to accurately estimate revenue and bad debt expense. Actual results may differ from those estimates.

Results of Operations for the Years Ending December 31, 2003, 2002, and 2001

	Years Ended December 31,

	2003	2002	2001

	(In thousands)
Service revenue	$49,561	$33,678	$20,188
Cost of service revenue (excluding amortization included below)	15,711	13,544	12,690
Intangibles amortization	455	1,670	1,656
Stock compensation — cost of service revenue	10	23	82

Total cost of service revenue	16,176	15,237	14,428

Service gross margin	$33,385	$18,441	$5,760
Service gross margin percentage	67%	55%	29%

Service Revenue

      Service revenue increased to $49.6 million in 2003 from $33.7 million and $20.2 million in 2002 and 2001, respectively, as a direct result of the growth in our installed base of subscribers to our services. The number of subscribers using our services totaled approximately 125,000, 90,000 and 66,000 at December 31, 2003, 2002 and 2001, respectively. In addition to subscriber growth, our service revenue is affected by a number of factors, including the rate at which service features or add-ons are adopted and pricing associated with the size and term of customer contracts. Given the fixed nature of our arrangements with our customers and ratable revenue recognition, the impact on revenues of changes in current prices for products and services is tempered because revenues from new pricing are layered on top of revenues from existing subscribers. Price changes did not have a material impact on service revenue between periods. Achieved average monthly revenue per subscriber was approximately $38.19 for 2003, up from $36.02 in 2002. Of the increase, approximately $0.76 was related to adoption of additional service capabilities and features by subscribers. The remaining increase of approximately $1.41 was the result of price changes associated with the types of services and size and term of contracts for new subscribers as those new revenues were layered on top of revenues from existing subscribers. Achieved average monthly revenue per subscriber was approximately $36.02 for 2002, up from $32.60 for 2001. Of the increase, approximately $0.17 was related to adoption of additional service capabilities and features by subscribers. The remaining increase of approximately $3.25 was the result of price changes associated with the types of services and size and term of contracts for new subscribers as those new revenues were layered on top of revenues from existing subscribers.

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Cost of Service Revenue (excluding intangibles amortization)

      Cost of service revenue consists of expenses related to the delivery and support of our services. Direct expenses are comprised of costs associated with connecting our services to wireless networks and the Internet and royalty and subscription fees paid to others. Support and other delivery costs include such expenses as employee salaries and related expenses and depreciation of our data centers. Cost of service revenue increased to $15.7 million in 2003 from $13.5 million in 2002. The increase in cost of service revenue resulted from an increase of $2.0 million in direct service delivery expenses, consistent with growth in our installed base of subscribers, and an increase in employee-related costs of $744,000, associated with a higher average headcount during the year. These costs were offset by a reduction in depreciation expense of $637,000 as certain assets became fully depreciated. Cost of service revenue increased to $13.5 million in 2002 from $12.7 million in 2001. The increase resulted from an increase in direct service delivery expenses of $1.4 million, consistent with growth in our installed base of subscribers, offset by reductions in personnel, service infrastructure and travel costs of $275,000, $121,000 and $118,000, respectively. Direct expenses generally increase at a rate proportional to the growth in subscribers using our services. Personnel costs and depreciation expense generally increase at a rate slower than the growth rate of subscribers to our services. As a result, we expect that the growth in service revenue will be greater than the growth in cost of service revenue as we continue to add subscribers.

Service Gross Margin

      During the year ended December 31, 2003 service gross margins improved to 67% from 55% and 29% in 2002 and 2001, respectively, as a result of increased service revenue associated with growth in our installed base of subscribers and a smaller increase in the total cost of service revenue, including intangibles amortization. The average number of subscribers to our services increased 39% in 2003 over 2002 and 51% in 2002 over 2001. Cost of service revenue includes fixed indirect expenses and, therefore, generally increases at rates slower than the growth in our installed base of subscribers.

	Years Ended December 31,

	2003	2002	2001

	(In thousands)
Product revenue	$13,802	$10,742	$7,262

Cost of product revenue	19,770	16,946	13,523
Stock compensation — cost of product revenue	25	96	194

Total cost of product revenue	19,795	17,042	13,717

Product gross deficit	(5,993)	(6,300)	(6,455)
Product gross deficit percentage	(43)%	(59)%	(89)%

Product Revenue

      Product revenue increased 28%, 48% and 169% over each prior year in 2003, 2002 and 2001, respectively. This growth is consistent with the growth in our installed base of subscribers. As new subscribers are added to our installed base, the amount of both deferred revenue and deferred costs recognized ratably over the minimum service contract period increases. Upon completion of the initial term of a customer’s contract, recognition of both deferred product revenue and product cost is complete. Customers may then renew their agreements for future services without the purchase of new hardware and, therefore, we anticipate that product revenue will grow more slowly than service revenue.

Cost of Product Revenue

      Cost of product revenue consists of the cost of the Internet Location Manager, Internet Data Terminal, ruggedized personal digital assistant and related parts; costs associated with the final assembly, test, provisioning, delivery and installation of our products; and other costs such as provisions for inventory and repair costs. Product costs not in excess of related product revenue are deferred at the time of

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shipment and amortized ratably over the minimum service contract period. Where the selling prices of our products are below our costs, we expense the difference at the time of shipment of the related products. Generally, we expect the selling prices of our products to be approximately equal to or exceed the product costs in future periods. The impact of selling products below our cost on future cash flow from operations is expected to be minimal. As new subscribers are added to our installed base, the amount of both deferred revenue and deferred costs recognized ratably increases. Upon completion of the initial term of a customer’s contract, recognition of both deferred product revenue and product cost is complete. Customers may then renew their agreements for future services without the purchase of new hardware and, therefore, we anticipate that product revenue and cost of product revenue will grow more slowly than service revenue.

      Cost of product revenue rose to $19.8 million in 2003 from $16.9 million in 2002. The increase in cost of product revenue resulted from an increase in product repair and refurbishment costs of $731,000, an increase in deferred product cost recognized during the period of $728,000, increases in employee-related costs of $355,000, and an increase in provisions for inventory valuation of $311,000. Cost of product revenue rose to $16.9 million in 2002 from $13.5 million in 2001. The increase in cost of product revenue resulted from a $2.6 million increase in deferred product cost recognized during the period, consistent with the growth in subscribers using our services, and increased employee-related expenses of $677,000.

Product gross deficit

      Product gross deficit improved to (43)% in 2003 from (59)% in 2002 and from (89)% in 2001. Increases in product revenue from deferrals associated with the growth in our installed base of subscribers were greater than the related increases in product costs from deferrals. Other costs, including repair expenses, provisions for inventory valuation and the loss recognized on the excess of product cost over product revenue also increased between 2003, 2002 and 2001. While we expect the selling prices of our products to be approximately equal to or to exceed product costs in future periods, after considering other costs, such as those described in “Cost of product revenue” above, we do not expect to generate significant product gross margin during the next twelve months.

Sales and Marketing Expenses

      Sales and marketing expenses consist of employee salaries, sales commissions, and marketing and promotional expenses. Sales and marketing expenses increased to $11.4 million in 2003 from 10.7 million in 2002. The increase was the result of higher employee-related costs of $1.1 million, associated with higher average headcount during 2003, offset by decreases in depreciation of $221,000 as certain assets became fully depreciated and decreases in travel expenses of $204,000. Sales and marketing headcount decreased to 86 at December 31, 2003 from 88 at December 31, 2002. We expect that sales and marketing expenses will increase as we expand our sales and marketing efforts, including, but not limited to, modest headcount growth and promotional expenses related to new product and service offerings.

      Sales and marketing expenses decreased to $10.7 million in 2002 from $17.3 million in 2001. The reduction in expenses was attributed to lower average headcount and the associated decline in compensation expense of $3.0 million and reductions in promotional expenses of $2.8 million, consistent with our cost control initiatives across the company. Sales and marketing headcount increased to 88 at December 31, 2002 from 85 at December 31, 2001.

Research and Development Expenses

      Research and development expenses consist of employee salaries and expenses related to development personnel and consultants, as well as expenses associated with software and hardware development. Research and development expenses decreased to $5.4 million in 2003 from $5.9 million in 2002. The reduction in expense is attributed to decreases in depreciation of $257,000 as certain assets became fully depreciated during the year, decreases in indirect allocated costs of $158,000 and decreases in employee-related costs of $113,000, associated with a decrease in the average headcount. Headcount decreased to 56 at December 31,

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2003 from 59 at December 31, 2002. We anticipate that research and development expenses will increase in future periods as we develop and introduce new products and services, including modest increases in consultant and employee-related expenses associated with those introductions.

      Research and development expenses decreased to $5.9 million in 2002 from $7.6 million in 2001, as a result of reductions in employee-related expenses of $1.3 million and consultant expenses of $404,000. Headcount decreased to 59 at December 31, 2002 from 72 at December 31, 2001. After development of our initial service and product offerings was completed, certain personnel and consultants related to those initial introductions were no longer required. As a result, research and development expenses declined in connection with those headcount reductions.

      In accordance with American Institute of Certified Public Accountants Statement of Position 98-1, or SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, we capitalize qualifying computer software costs that are incurred during the application development stage and amortize them over the software’s estimated useful life. During 2003, 2002 and 2001, no research and development costs were capitalized in accordance with SOP 98-1.

General and Administrative Expenses

      General and administrative expenses consist of employee salaries and related expenses for executive and administrative costs, accounting and professional fees, recruiting costs and provisions for doubtful accounts. General and administrative expenses increased to $9.2 million in 2003 from $8.6 million in 2002. The increase resulted from higher employee-related expenses of $433,000 related to growth in average headcount during the year, increases in corporate and other tax expenses of $362,000, increases in professional fees of $242,000 and a rise in general operating expenses such as insurance and bank fees of $173,000. These increases were consistent with our anticipated expenditures associated with our growth and were offset in part by a decrease in the provision for doubtful accounts of $588,000. We expect that general and administrative expenses will increase in future periods, including modest increases in employee-related expenses and professional fees associated with our operation as a public company.

      General and administrative expenses decreased to $8.6 million in 2002 from $12.7 million in 2001. The decrease in 2002 was the result of reductions in provision for doubtful accounts of $2.0 million, decreases in employee-related expenses of $732,000 attributed to lower average headcount in 2002, reduced consultant charges of $431,000, and reduced legal fees of $346,000. These reductions, with the exception of the provisions for doubtful accounts, were consistent with our cost control initiatives across the company.

      Provisions for doubtful accounts decreased to $(127,000) in 2003 from $461,000 in 2002 and from $2.4 million in 2001, due to improved collection activity and receivables management. We expect that provisions for doubtful accounts may increase because of the non-recurring nature of favorable adjustments that occurred during 2002 and 2003; however, we do not expect that these provisions will return to the levels reported in 2001.

      General and administrative headcount totaled 53, 47 and 47 at December 31, 2003, 2002, and 2001, respectively.

Restructuring Charges

      During 2001, in response to a general downturn in the economy, we undertook a formal plan to lower our cost structure. We completed a reorganization to more effectively develop, market and sell mobile resource management products and services. This effort resulted in the total number of employees being reduced by approximately 11 percent. Restructuring expenses, which consist of severance and related costs, were $218,000 in 2001.

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Intangibles Amortization

      Intangibles amortization relates to the intangible assets purchased from Differential Corrections, Inc. in April 2000 and ConnectBusiness.com, Inc. in September 2002. The costs are being amortized over an estimated useful life of three and two years, respectively.

Stock Compensation Expense

      Deferred stock compensation related to the granting of stock options to employees and consultants was approximately $4,000 at December 31, 2003 and $491,000 as of December 31, 2002. Stock compensation expense decreased to $467,000 in 2003 from $1.1 million in 2002 and $3.0 million in 2001, and primarily represents the amortization of deferred stock compensation over the vesting periods of related options granted in 2000 and 1999.

Investment Impairment Charge

      At December 31, 2001, we held approximately 148,000 shares of preferred stock in Cellport Systems, Inc., with a book value of $1,035,000 which represented approximately seven percent ownership in Cellport Systems, Inc. We accounted for this investment using the cost method. During 2002, we determined that the investment had experienced a decline in value that was other than temporary. Accordingly, we expensed $1,035,000 in 2002.

Interest Income (Expense), Net

      Net interest income (expense) is composed primarily of interest earned on cash, cash equivalents and short-term investments, partially offset by interest expense related to the financing of directors and officers insurance costs. Net interest income (expense) decreased to approximately $675,000 in 2003 from $949,000 and $2.7 million in 2002 and 2001, respectively. The decreases resulted from lower balances available for investment and lower interest rates.

Other Expense, Net

      In 2003, 2002 and 2001 other expense consisted primarily of immaterial net foreign currency exchange losses related to our subsidiary in India.

Income Taxes

      Through 2002, we incurred net losses for federal and state tax purposes and except for only minimum state income and franchise taxes have not recognized any tax provision or benefit. The 2003 net income was offset by the utilization of prior years’ net operating losses; therefore no income tax expense was provided.

Net Income (Loss)

      Net income (loss) increased to $1.7 million in 2003 from $(14.2) million in 2002. Total revenues increased to $63.4 million in 2003 from $44.4 million in 2002, while operating costs increased at a slower rate to $62.4 million in 2003 from $58.5 million in 2002. Specifically, cost of revenue, sales and marketing expenses, and general and administrative expenses grew modestly, while amortization of intangibles and research and development expenses declined. Generally, we expect that our revenues will grow at a faster rate than our operating expenses.

      Net loss decreased to $14.2 million in 2002 from $38.6 million in 2001, the result of increases in revenue accompanied by decreases in operating costs. Specifically, cost of revenue grew more slowly than total revenues while stock compensation, sales and marketing expenses, research and development expenses and general and administrative expenses all declined.

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Changing Prices

      We conduct operations primarily within the U.S. where inflation during 2003, 2002 and 2001 has been low and has not materially impacted our operating results. Foreign currency exchange losses resulting from transactions with our wholly-owned subsidiary in India, which began business in 1999, were not material during 2003, 2002 and 2001 and were expensed as incurred.

Quarterly Results of Operations

      The following table presents certain unaudited consolidated statement of operations data for our eight most recent fiscal quarters. The information for each of these quarters is unaudited and has been prepared on the same basis as our audited consolidated financial statements appearing elsewhere in this Report. In the opinion of our management, all necessary adjustments, consisting only of normal recurring adjustments, have been included to present fairly the unaudited quarterly results when read in conjunction with our consolidated financial statements and related notes included elsewhere or incorporated by reference in this Report. We believe that results of operations for interim periods should not be relied upon as any indication of the results to be expected or achieved in any future period or any fiscal year as a whole. Certain quarterly amounts presented below for 2002 have been reclassified to conform with the 2003 presentation.

	Quarters Ended

	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2003	2003	2003	2003	2002	2002	2002	2002

	(In thousands)
Consolidated Statements of Operations Data:
Revenues:
Services	$13,710	$13,113	$12,135	$10,603	$9,813	$8,657	$7,957	$7,251
Product	3,527	3,503	3,634	3,138	3,133	2,659	2,501	2,449

Total revenues	17,237	16,616	15,769	13,741	12,946	11,316	10,458	9,700

Costs and expenses:
Cost of service revenue	3,871	3,782	4,266	3,792	3,570	3,440	3,325	3,209
Cost of product revenue	4,692	5,249	5,192	4,637	4,931	4,265	3,796	3,954
Intangibles amortization	10	11	10	424	424	418	414	414
Sales and marketing	3,064	2,907	2,840	2,597	2,711	2,433	2,604	2,998
Research and development	1,360	1,386	1,297	1,336	1,340	1,476	1,476	1,586
General and administrative	2,355	2,189	2,440	2,218	1,911	1,873	1,899	2,933
Stock compensation	26	154	95	192	248	380	376	61

Total costs and expenses	15,378	15,678	16,140	15,196	15,135	14,285	13,890	15,155

Income (loss) from operations	1,859	938	(371)	(1,455)	(2,189)	(2,969)	(3,432)	(5,455)

Other income (expense), net:
Interest income	239	151	142	152	297	203	219	245
Interest expense	(1)	—	(5)	(4)	(4)	(1)	(4)	(6)
Investment impairment charge	—	—	—	—	—	—	(1,035)	—
Other income (expense), net	—	6	7	4	(121)	4	(5)	6

Total other income (expense), net	238	157	144	152	172	206	(815)	245

Net income (loss)	$2,097	$1,095	$(227)	$(1,303)	$(2,017)	$(2,763)	$(4,247)	$(5,210)

Liquidity and Capital Resources

      As of December 31, 2003, we had $103.7 million of cash and cash equivalents, $2.0 million of short-term investments and working capital of $108.1 million. We currently have a $100,000 revolving line of

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credit facility against which there were no borrowings as of December 31, 2003. The line of credit expires December 31, 2004.

      Net cash provided by (used in) operating activities was $9.7 million, $(6.6) million and $(34.6) million in 2003, 2002 and 2001, respectively. In 2003, this improvement in cash provided by operating activities was primarily attributed to net income, net of non-cash expenses and charges (depreciation and amortization, provision for inventory valuation, amortization of deferred stock compensation, loss on disposal of property and equipment and provisions for doubtful accounts). Cash provided by operating activities during 2003 also increased in comparison to the prior year due to increases in deferred revenue, accounts payable, accrued and other liabilities, and reductions in inventory, offset by increases in deferred product costs. In 2002, cash used for operating activities increased in comparison to the prior year due to increases in accounts receivable and deferred product costs, offset by an increase in deferred revenue. In 2001, cash used for operating activities was also attributable to increases in accounts receivable, inventory, and deferred product costs, offset in part by increases in deferred revenue. Improvements in accounts receivable collections as compared to increases in customer billings also contributed to increased operating cash flows in both 2003 and 2002. As of December 31, 2003, approximately $1.2 million of our accounts receivable were over 90 days old. We believe we have adequately provided allowances as of December 31, 2003 for any such amounts that may ultimately become uncollectible.

      Net cash used in investing activities was $1.5 million in 2003 and resulted from the purchase of property and equipment and other assets of $1.8 million, offset by the net cash proceeds from purchases and sales of short-term investments of $241,000. Net cash used in investing activities was $881,000 in 2002 and resulted from purchases of $755,000 of property and equipment and other assets of $101,000. Net cash provided by investing activities in 2001 was $4.2 million, primarily resulting from maturities of short-term investments of $5.2 million and offset in part by purchases of approximately $763,000 of property and equipment.

      Net cash provided by financing activities was $59.8 million in 2003 and was attributed to proceeds from the issuance of our stock and payments on stockholders notes receivable. Net cash provided by financing activities was $2.9 million and $1.3 million in 2002 and 2001, respectively. Cash provided by financing activities in 2002 and 2001 was primarily attributable to proceeds from the issuance of our stock.

      Our capital expenditures in 2003 increased to $1.5 million from $755,000 in 2002 and $763,000 in 2001. Our capital expenditures have been consistent with our anticipated needs in operations, infrastructure and personnel. We have no material commitments for capital expenditures, although we anticipate increases in capital expenditures and lease commitments with our expected growth in operations and infrastructure over the next twelve months. We also may establish additional operations as we expand globally.

      The following table represents our future commitments under minimum annual lease payments and non-cancellable purchase commitments as of December 31, 2003 (in thousands):

		Less than			More than
	Total	1 Year	1-3 Years	3-5 Years	5 Years

Non-cancellable operating lease commitments	$2,262	$1,489	$773	$—	$—
Non-cancellable inventory purchase commitments	2,968	2,968	—	—	—

	$5,230	$4,457	$773	$—	$—

      Other long-term liabilities in our consolidated balance sheet as of December 31, 2003 include a deferred rent liability of $33,000. The payments related to this amount are included in non-cancellable operating lease commitments above.

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      We believe that our current cash and cash equivalents will be sufficient to meet our anticipated cash needs for operating expenses, working capital and capital expenditures for at least the next eighteen months. If cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or to obtain a larger credit facility. If additional funds are raised through the issuance of debt securities, holders of these securities could have certain rights, preferences and privileges senior to holders of our common stock, and the terms of this debt could restrict our operations. The sale of additional equity or convertible debt securities could result in additional dilution to our existing stockholders, and we cannot be certain that additional financing will be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain additional financing, we may be required to reduce the scope of our operations, which could harm our business, financial condition and operating results.

Impact of Recently Issued Accounting Standards

      The Financial Accounting Standards Board (FASB) issued Interpretation 46 (FIN 46), Consolidation of Variable Interest Entities in January 2003, and a revised interpretation of FIN 46 (“FIN 46-R”). FIN 46 requires certain variable interest entities (“VIEs”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. We have not invested in any entities that we believe are variable interest entities for which we are the primary beneficiary. The adoption of FIN-46 had no impact, and we do not expect the adoption of FIN 46-R to have an impact, on our financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,which requires that certain financial instruments be presented as liabilities that were previously presented as equity or as temporary equity. Such instruments include mandatory redeemable preferred and common stock, and certain options and warrants. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and was effective at the beginning of the first interim period beginning after June 15, 2003. In November 2003, the FASB issued FASB Staff Position (FSP) No. 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150, which defers the effective date for various provisions of SFAS No. 150. We believe that we have properly classified and measured in our balance sheets and disclosed in our consolidated financial statements certain financial instruments with characteristics of both liabilities and equity.

Risk Factors

      In addition to the other information contained in this Report, the following factors should be carefully considered in evaluating our business and prospects. The risks and uncertainties described below are intended to be ones that are specific to us or our industry and that we deem material, but they are not the only ones that we face.

If, pursuant to its announcement, AT&T Wireless ceases to operate its Cellular Digital Packet Data network in 2004, we may lose subscribers and our revenues could decrease.

      Beginning March 31, 2003, AT&T Wireless discontinued new sales of Cellular Digital Packet Data service. AT&T Wireless has also indicated that it expects to cease operating its Cellular Digital Packet Data network by September 30, 2004. If the termination of AT&T Wireless’ Cellular Digital Packet Data network disrupts our ability to deliver services to certain of our customers and we are unable to transition those customers to other networks, our revenues would decrease and customer satisfaction would suffer.

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If, pursuant to its announcement, Verizon Wireless ceases to operate its Cellular Digital Packet Data network by the end of 2005, we may lose subscribers and our revenues could decrease.

      Verizon Wireless has indicated that it expects to cease operating its Cellular Digital Packet Data network by the end of 2005. If the termination of Verizon Wireless’ Cellular Digital Packet Data network disrupts our ability to deliver services to certain of our customers and we are unable to transition those customers to other networks, our revenues would decrease and customer satisfaction would suffer.

If wireless carriers on which we depend for services decide to abandon or do not continue to expand their wireless networks, we may lose subscribers and our revenues could decrease.

      Currently our services function on General Packet Radio Services networks, Code Division Multiple Access 1xRTT networks, Integrated Digital Enhanced Networks and Cellular Digital Packet Data networks. These protocols cover only portions of the United States and Canada, and may not gain widespread market acceptance. If wireless carriers abandon these protocols in favor of other types of wireless technology, we may not be able to provide services to our customers. In addition, if wireless carriers do not expand their coverage areas, we will be unable to meet the needs of customers who may wish to use some of our services outside the current coverage area.

Our quarterly operating results are subject to fluctuations, and our stock price may decline if we do not meet the expectations of investors and analysts.

      Our quarterly revenues and operating results are difficult to predict and may fluctuate significantly from quarter to quarter due to a number of factors, many of which are outside our control. These factors include, but are not limited to:

•	changes in the market for mobile resource management services;

•	delays in market acceptance or implementation by customers of our services;

•	changes in length of sales cycles of or demand by our customers for existing and additional services;

•	changes in the productivity of our distribution channels;

•	introduction of new services by us or our competitors;

•	changes in our pricing policies or those of our competitors or suppliers;

•	changes in our mix of sources of revenues;

•	general economic and political conditions;

•	wireless networks, positioning systems and Internet infrastructure owned and controlled by others; and

•	any need to migrate to new wireless networks, which could cause our products to be incompatible with new wireless networks or out of date.

      Our expense levels are based, in part, on our expectation of future revenues. Additionally, a substantial portion of our expenses is relatively fixed. As a result, any shortfall in revenues relative to our expectations could cause significant changes in our operating results from quarter to quarter. We believe period-to-period comparisons of our revenue levels and operating results are not meaningful. You should not rely on our quarterly revenues and operating results to predict our future performance. In some future quarter our operating results may be below the expectations of public market analysts and investors and, as a result, the price of our common stock may fall.

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If we cannot deliver the features and functionality our customers demand, we will be unable to retain or attract new customers.

      Our success depends upon our ability to determine the features and functionality our customers demand and to design and implement services that meet their needs in an efficient manner. We cannot assure you that we can successfully determine customer requirements or that our future services will adequately satisfy customer demands. In addition, we may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. If we cannot effectively deploy, maintain and enhance our services, our revenues may decrease, we may not be able to recover our costs and our competitive position may be harmed.

If our customers do not have access to sufficient capacity on reliable wireless networks, we may be unable to deliver our services, we may lose subscribers, and our revenues could decrease.

      Our ability to grow and achieve profitability depends on the ability of wireless carriers to provide sufficient network capacity, reliability and security to our customers. Even where wireless carriers provide coverage to entire metropolitan areas, there are occasional lapses in coverage, for example due to tunnels blocking the transmission of data to and from wireless modems used with our services. These effects could make our services less reliable and less useful, and customer satisfaction could suffer.

If one or more of the agreements we have with wireless carriers is terminated and as a result we are unable to offer services to our customers within a carrier’s coverage area, we may be unable to deliver our services, we may lose subscribers, and our revenues could decrease.

      Our existing agreements with wireless carriers may in some cases be terminated immediately upon the occurrence of certain conditions or with prior written notice. In connection with ceasing operation of their Cellular Digital Packet Data networks, AT&T Wireless and/or Verizon Wireless may seek to terminate or not to renew their contracts for Cellular Digital Packet Data service with us. If one or more of our wireless carriers decides to terminate or not to renew its contract with us, we may incur additional costs relating to obtaining alternate coverage from another wireless carrier outside of its primary coverage area, or we may be unable to replace the coverage at all, causing a complete loss of services to our customers in that coverage area.

We may establish alliances or acquire technologies or companies in the future, which could result in the dilution of our stockholders and disruption of our business, which could reduce our revenues.

      We are continually evaluating business alliances and external investments in technologies related to our business. Acquisitions of companies, divisions of companies, businesses or products and strategic alliances entail numerous risks, any of which could materially harm our business in several ways, including:

•	diversion of management’s attention from our core business objectives and other business concerns;

•	failure to integrate efficiently businesses or technologies acquired in the future with our pre-existing business or technologies;

•	potential loss of key employees from either our pre-existing business or the acquired business;

•	dilution of our existing stockholders as a result of issuing equity securities; and

•	assumption of liabilities of the acquired company.

      Some or all of these problems may result from current or future alliances, acquisitions or investments. Furthermore, we may not realize any value from these alliances, acquisitions or investments.

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We face competition from internal development teams of potential customers and from existing and potential competitors, which could limit our ability to acquire subscribers and could reduce our market share and revenues.

      The market for our services is competitive and is expected to become even more competitive in the future. Our customers evaluate our services and those of our competitors primarily on the basis of the functionality, ease of use, quality, price, geographic coverage of services and corporate financial strength. As the demand by businesses for mobile resource management services increases, the quality, functionality and breadth of competing products and services will likely improve and new competitors will likely enter our market. In addition, the widespread adoption of industry standards may make it easier for new market entrants or existing competitors to improve their existing services, to offer some or all of the services we offer or may offer in the future, or to offer new services that we do not offer. We also do not know to what extent network infrastructure developers and wireless network operators will seek to provide integrated wireless communications, Global Positioning System, software applications, transaction processing and Internet solutions, including access devices developed internally or through captive suppliers. If we are unable to compete successfully, it may harm our business, which in turn may limit our ability to acquire or retain subscribers, resulting in a loss of market share and revenues. We face competition from a number of different business productivity solutions, including:

•	solutions developed internally by our prospective customers’ information technology staffs;

•	discrete means of communication with mobile workers, such as pagers, two-way radios, handheld devices and wireless telephones;

•	solutions targeted at specific vertical markets, such as services offered by Qualcomm that monitor assets in the long-haul transportation sector; and

•	solutions offered by smaller market entrants.

      Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can.

We have a history of losses, have only recently become profitable and may not sustain or increase profitability in the future.

      We have only recently become profitable and may not sustain or increase profitability in the future. As of December 31, 2003, we had an accumulated deficit of $116.2 million. To sustain profitability we will need to generate significant revenues to offset our cost of revenues and our sales and marketing, research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit goals and our losses may increase in the future. To facilitate the sale of our services, we have sold and may sell our hardware below our costs. As a result, we have experienced, and expect to continue to experience, negative gross margins on the sale of our hardware. Changes such as increases in our pricing for products and services or the pricing of competing products and services may harm our ability to increase sales of our products and services to new and existing customers. If we are not able to expand our customer base and increase our revenue from new and existing customers, we may be unprofitable.

Due to our limited operating history, it is difficult to predict future operating results or our stock price.

      An evaluation of our business is difficult because we have a limited operating history. We commenced operations in July 1996 and commercially offered our first services in the second half of 1998. We may not

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continue to achieve profitability or continue to grow. We face a number of risks encountered by companies in the mobile resource management market, including:

•	our need to respond to technological change and introduce reliable and robust products and services that meet the demanding needs of customers;

•	the uncertainty of market acceptance of our services;

•	our need to expand and manage the expansion of our marketing, sales and support organizations, as well as our distribution channels;

•	our ability to anticipate and respond to market competition;

•	wireless networks, positioning systems and Internet infrastructure owned and controlled by others; and

•	any need to migrate to new wireless networks, which could result in our products being incompatible with new wireless networks or out of date.

      We may not successfully address these risks, and our business strategy may not be successful.

We have limited resources and may be unable to manage our anticipated growth in operations.

      If we fail to develop and maintain our services as we experience rapid growth, demand for our services could decrease, which would result in a decrease in our revenues. Our development and expansion have placed, and will continue to place, significant strain on our managerial, operational and financial resources. Due to the limited deployment of our services, we are unable to assess our ability to grow the business and manage a substantially larger number of customers and additional services.

We depend on a limited number of third parties to manufacture and supply critical components for our products and services.

      We rely on sole suppliers and manufacturers for a number of key components for these products and do not have long-term agreements with any of these suppliers or manufacturers. If these parties do not perform their obligations, or if they cease to manufacture and supply components critical for our products and services, we may be unable to find other suppliers or operate our business. We cannot be sure that alternative sources for key components used in our products, such as the Internet Location Manager and the Internet Data Terminal, will be available when needed, or if available, that these components will be available on commercially reasonable terms. Our sole suppliers and manufacturers of key components include:

•	Orient Semiconductor Electronics, our sole manufacturer of Internet Location Managers;

•	Motorola, our sole supplier of wireless modems operable on Integrated Digital Enhanced Networks and of microcontrollers for our Internet Location Manager; and

•	Taiwan Semiconductor Manufacturing Company, our sole manufacturer of our GPS digital receiver chips.

      If our agreements with these or other suppliers and manufacturers are terminated or expire, if we are unable to obtain sufficient quantities of components critical for our products and services, if the quality of these components is inadequate, or if the terms for supply of these components become commercially unreasonable, our search for additional or alternate suppliers and manufacturers could result in significant delays, added expense and our inability to maintain or expand our subscriber base. Any of these events could require us to take unforeseen actions or devote additional resources to provide our products and services and could harm our ability to compete effectively.

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A disruption of our services due to accidental or intentional security breaches may harm our reputation, cause a loss of revenues and increase our expenses.

      Unauthorized access, computer viruses and other accidental or intentional actions could disrupt our information systems or communications networks. We expect to incur significant costs to protect against the threat of security breaches and to alleviate problems caused by any breaches. Currently, the wireless transmission of our customers’ proprietary information is not protected by encryption technology. If a third party were to misappropriate our customers’ proprietary information, we could be subject to claims, litigation or other potential liabilities that could seriously harm our revenues and result in the loss of customers.

System or network failures could reduce our sales, increase costs or result in liability claims.

      Any disruption to our services, information systems or communications networks or those of third parties could result in the inability of our customers to receive our services for an indeterminate period of time. Our operations depend upon our ability to maintain and protect our computer systems at our co-located data centers in Ashburn, Virginia and Redwood City, California, which is on or near earthquake fault zones. Our services may not function properly if our systems fail, or if there is an interruption in the supply of power, or if there is an earthquake, fire, flood or other natural disaster, or an act of war or terrorism. Within each of our data centers, we have fully redundant systems; however, in the event of a system or network failure, the process of shifting access to customer data from one data center to the other would be performed manually, and could result in a further disruption to our services. Any disruption to our services could cause us to lose customers or revenue, or face litigation, customer service or repair work that would involve substantial costs and distract management from operating our business.

We depend on Global Positioning System technology owned and controlled by others. If we do not have continued access to GPS technology or satellites, we will be unable to deliver our services and revenues will decrease.

      Our services rely on signals from Global Positioning System satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease to function and customer satisfaction would suffer.

      In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of the Global Positioning System. Furthermore, because of ever-increasing commercial applications of the Global Positioning System and international political unrest, U.S. government agencies may become increasingly involved in the administration or the regulation of the use of GPS signals in the future. If factors such as the foregoing affect the Global Positioning System, for example by affecting the availability, quality, accuracy or pricing of GPS technology, our business will suffer.

Defects or errors in our services could result in the cancellation or delays of our services, which would damage our reputation and harm our financial condition.

      We must develop our services quickly to keep pace with the rapidly changing MRM market. Products and services that address this market are likely to contain undetected errors or defects, especially when first introduced or when new versions are introduced. Our services may not be free from errors or defects, which could result in the cancellation or disruption of our services or dissatisfaction of customers. This would damage our reputation and result in lost revenues, diverted development resources, and increased service and warranty costs.

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The reporting of inaccurate location-relevant information could cause the loss of customers and expose us to legal liability.

      The accurate reporting of location-relevant information is critical to our customers’ businesses. If we fail to accurately report location-relevant information, we could lose customers, our reputation and ability to attract new customers could be harmed, and we could be exposed to legal liability. We may not have insurance adequate to cover losses we may incur as a result of these inaccuracies.

Our success and ability to compete depends upon our ability to secure and protect patents, trademarks and other proprietary rights.

      Our success depends on our ability to protect our proprietary rights to the technologies used to implement and operate our services in the United States and in foreign countries. In the event that a third party breaches the confidentiality provisions or other obligations in one or more of our agreements or misappropriates or infringes on our intellectual property or the intellectual property licensed to us by third parties, our business would be seriously harmed. To protect our proprietary rights, we rely on a combination of trade secrets, confidentiality and other contractual provisions and agreements, and patent, copyright and trademark laws, which afford us only limited protection. Third parties may independently discover or invent competing technologies or reverse engineer our trade secrets, software or other technology. Furthermore, laws in some foreign countries may not protect our proprietary rights to the same extent as the laws of the United States. Therefore, the measures we take to protect our proprietary rights may not be adequate.

Claims that we infringe third-party proprietary rights could result in significant expenses or restrictions on our ability to provide our services.

      Third parties may claim that our current or future products or services infringe their proprietary rights or assert other claims against us. As the number of entrants into our market increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all. Any of these results would increase our expenses and could decrease the functionality of our services, which would make our services less attractive to our current or potential customers. We have agreed in some of our agreements, and may agree in the future, to indemnify other parties for any expenses or liabilities resulting from claimed infringements of the proprietary rights of third parties.

From time to time, we are or may be subject to litigation that could result in significant costs to us.

      From time to time, we are or may be subject to litigation in the ordinary course of business relating to any number or type of claims, including claims for damages related to errors and malfunctions of our services or hardware platforms or their deployment. A securities, product liability or other claim could seriously harm our business because of the costs of defending the lawsuit, diversion of employees’ time and attention, and potential damage to our reputation. Some of our agreements with our customers, suppliers and other third parties contain provisions designed to limit exposure to potential claims. Limitation of liability provisions contained in our agreements may not be enforceable under the laws of some jurisdictions. As a result, we could be required to pay substantial amounts of damages in settlement or upon the determination of any of these types of claims. Although we carry general liability and directors and officers insurance, our insurance may not cover potential claims or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed.

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Our success depends on our ability to maintain and expand our sales channels.

      To increase our market awareness, customer base and revenues, we need to expand our direct and indirect sales operations. There is strong competition for qualified sales personnel, and we may not be able to attract and retain sufficient new sales personnel to expand our operations. New sales personnel require training and it takes time for them to achieve full productivity, if at all. In addition, we believe that our success is dependent on expansion of our indirect distribution channels, including our relationships with wireless carriers, independent sales agents and distribution partners. To date, we have relationships with wireless carriers, independent sales agents and a limited number of distribution partners. These sales channel partners require training in selling our products and services and it will take time for these partners to achieve productivity, if at all. We may not be able to establish relationships with additional distributors on a timely basis, or at all. Our distributors, many of which are not engaged with us on an exclusive basis, may not devote adequate resources to promoting and selling our services.

We depend on recruiting and retaining qualified personnel and our inability to do so may cause a loss in sales, impair our ability to effectively manage our operations or impair our ability to develop and support services and products.

      Because of the technical nature of our services and the market in which we compete, our success depends on the continued services of our current executive officers and our ability to attract and retain qualified sales and other personnel with expertise in wireless communications, Global Positioning Systems, hosted software applications, transaction processing and the Internet. Competitors and others have in the past, and may attempt in the future, to recruit our employees and encourage our former employees to solicit business from our customers. In addition, new employees generally require substantial training, which requires significant resources and management attention. Even if we invest significant resources to recruit, train and retain qualified personnel, we may not be successful in our efforts.

Government regulations and standards could subject us to increased regulation, increase our costs of operations or reduce our opportunities to earn revenue.

      In addition to regulations applicable to businesses in general, we may also be subject to direct regulation by U.S. governmental agencies, including the Federal Communications Commission and Department of Defense. These regulations may impose licensing requirements, privacy safeguards relating to certain subscriber information, or safety standards, for example with respect to human exposure to electromagnetic radiation and signal leakage. A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, wireless communications and GPS technology, including on-line content, user privacy, taxation, access charges and liability for third-party activities. Additionally, it is uncertain how existing laws governing issues such as taxation on the use of wireless networks, intellectual property, libel, user privacy and property ownership will be applied to our services. The adoption of new laws or the application of existing laws may expose us to significant liabilities and additional operational requirements, which could decrease the demand for our services and increase our cost of doing business. Wireless carriers who supply us with airtime are subject to regulation by the Federal Communications Commission, and regulations that affect them could also increase our costs or limit the provision of our services.

Fluctuations in the value of foreign currencies could result in increased product costs and operating expenses.

      We have suppliers and manufacturers that are located outside the United States. Some transactions relating to supply and development agreements may be conducted in currencies other than the U.S. dollar, and fluctuations in the value of foreign currencies relative to the U.S. dollar could cause us to incur currency exchange costs. In addition, some of our transactions denominated in U.S. dollars may be subject to currency exchange rate risk. We cannot predict the effect of exchange rate fluctuations on our future operating results. Should there be a sustained increase in average exchange rates for the local currencies in

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these countries, our suppliers and manufacturers may request a price increase at the end of the contract period.

Geopolitical, economic and military conditions, including terrorist attacks and other acts of war, may materially and adversely affect the markets on which our common stock trades, the markets in which we operate, our operations and our profitability.

      Terrorist attacks and other acts of war, and any response to them, may lead to armed hostilities and such developments would likely cause instability in financial markets. Armed hostilities and terrorism may directly impact our facilities, personnel and operations that are located in the United States and India, as well as those of our clients. Furthermore, severe terrorist attacks or acts of war may result in temporary halts of commercial activity in the affected regions, and may result in reduced demand for our products. These developments could have a material adverse effect on our business and the trading price of our common stock.

Our stock price is volatile, which may cause you to lose money and could lead to costly litigation against us that could divert our resources.

      Over the past several years, stock markets have experienced dramatic price and volume fluctuations, particularly for shares of technology companies. These fluctuations can be unrelated to the operating performance of these companies. Broad market fluctuations may reduce the market price of our common stock and cause you to lose some or all of your investment. These fluctuations may be exaggerated if the trading volume of our common stock is low. In addition, due to the technology-intensive nature and growth rate of our business and the mobile resource management market, the market price of our common stock may rise and fall in response to:

•	quarterly variations in operating results;

•	failure to achieve operating results anticipated by securities analysts and investors;

•	changes in estimates of our financial performance or changes in recommendations by securities analysts;

•	announcements of technological or competitive developments;

•	the gain or loss of a significant customer or order;

•	disposition of shares of our common stock held by large investors; and

•	acquisitions or strategic alliances by us or our competitors.

      When the market price of a company’s stock drops significantly, stockholders often institute securities class action lawsuits against that company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources from our business.

As of February 27, 2004, a limited number of stockholders own approximately 49% of our stock and may act, or prevent certain types of corporate actions, to the detriment of other stockholders.

      Our directors, officers and greater than 5% stockholders own, as of February 27, 2004, approximately 49% of our outstanding common stock. Accordingly, these stockholders may, if they act together, exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

34

Our certificate of incorporation and bylaws and state law contain provisions that could discourage a takeover.

      We have adopted a certificate of incorporation and bylaws, which in addition to state law, may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. These provisions include the following:

•	establishing a classified board in which only a portion of the total board members will be elected at each annual meeting;

•	authorizing the board to issue preferred stock;

•	prohibiting cumulative voting in the election of directors;

•	limiting the persons who may call special meetings of stockholders;

•	prohibiting stockholder action by written consent; and

•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Exchange

      We transact business primarily in U.S. dollars. We are subject, however, to adverse movements in foreign currency exchange rates in those countries where we conduct business. To date, the effect of fluctuations in foreign currency exchange rates on expenses has not been material. Operating expenses incurred by our subsidiary in India are denominated in Indian rupees. This subsidiary was formed in November 1999 to perform research and development activities. We hold fixed-price agreements denominated in U.S. dollars with key foreign-based suppliers: Orient Semiconductor Electronics, in Taiwan, manufactures the Internet Location Manager; Sierra Wireless, in Canada, provides the modem for some versions of the Internet Location Manager; Taiwan Semiconductor Manufacturing Company, in Taiwan, manufactures our Global Positioning System digital receiver chips; and Micronet, in Israel, supplies our Internet Data Terminal. Should there be a sustained increase in average exchange rates for the local currency in any of the foregoing countries, our suppliers may request increased pricing on any new agreements. If this were to occur for all of these currencies and with each of these suppliers, a 10 percent increase in average exchange rates could increase our product costs by approximately 2 percent.

      We do not use derivative financial instruments for speculative trading purposes, nor do we currently hedge any foreign currency exposure to offset the effects of changes in foreign exchange rates. Similarly, we do not use financial instruments to hedge operating expenses of our subsidiary in India.

Item 8.	Financial Statements and Supplementary Data

      See Part IV, Item 15 of this Report.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      Not applicable.

Item 9A.	Controls and Procedures

      Within 90 days prior to the date of this Report, we carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures as defined in Rules 13a-14(c) and 15d-14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”). Based upon that evaluation, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures are effective. Our disclosure controls are designed to provide a

35

reasonable level of assurance of reaching our desired disclosure control objectives and are effective in doing so.

      There were no significant changes in our internal controls or in other factors that could significantly affect these internal controls subsequent to the date of their evaluation.

PART III

      Information required by Part III is omitted from this Report because we will file a definitive proxy statement within 120 days after the end of our fiscal year pursuant to Regulation 14A (the “Proxy Statement”) for our 2004 annual meeting of stockholders and the information included in the Proxy Statement is incorporated herein by reference.

PART IV

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

      (a) The following documents are filed as part of this Report:

1. Index to Consolidated Financial Statements

The following Consolidated Financial Statements of At Road, Inc. and its subsidiary are filed as part of this Report on Form 10-K:

2. Consolidated Financial Statement Schedules

Schedule II — Valuation and Qualifying Accounts

      Schedules not listed above have been omitted because the matter or conditions are not present or the information required to be set forth therein is included in the Consolidated Financial Statements hereto.

3. Exhibits (numbered in accordance with Item 601 of Regulation S-K)

      (b) Reports on Form 8-K

      The Company filed the following reports on Form 8-K during the three months ended December 31, 2003:

•	A current report on Form 8-K was filed on October 2, 2003 pursuant to Item 7 (Financial Statements, Pro Forma Financial Information and Exhibits) and Item 9 (Regulation FD Disclosure).

•	A current report on Form 8-K was filed on October 15, 2003 pursuant to Item 7 (Financial Statements, Pro Forma Financial Information and Exhibits) and Item 9 (Regulation FD Disclosure).

36

•	A current report on Form 8-K was filed on October 23, 2003 pursuant to Item 7 (Financial Statements, Pro Forma Financial Information and Exhibits) and Item 12 (Results of Operations and Financial Condition).

•	A current report on Form 8-K was filed on October 24, 2003 pursuant to Item 7 (Financial Statements, Pro Forma Financial Information and Exhibits) and Item 9 (Regulation FD Disclosure).

      (c) Exhibits

3.4****	Amended and Restated Bylaws of the Registrant, as amended
3.5*	Amended and Restated Certificate of Incorporation of the Registrant
4.1*	Specimen Stock Certificate
10.1*†	CDPD Value Added Reseller Agreement between the Registrant and AT&T Wireless Data, Inc. dated September 30, 1997
10.2*†	Form of Wireless Network Services Agreement and Form of Purchase Agreement for Goods
10.7*†	Joint Marketing Agreement between the Registrant and Cellco Partnership dated June 25, 1999 and Amendment No. 1 dated October 12, 1999
10.8*	Sublease Agreement between the Registrant and Sterling Software (Western), Inc. dated August 24, 1999
10.9*	Industrial Space Lease between Renco Equities IV as landlord and SEEQ Technology Inc. as tenant, First Addendum to Lease, each dated January 13, 1995, and First Amendment to Lease dated April 18, 1995
10.10*	Sublease Agreement between the Registrant and LSI Logic Corporation dated January 25, 2000 and Consent to Sublease between LSI Logic Corporation and Renco Equities IV dated February 8, 2000
10.11*	Agreement between the Registrant and Elnet Technologies Ltd. dated November 16, 1999
10.12*	1996 Stock Option Plan
10.13*	2000 Stock Option Plan
10.14*	2000 Employee Stock Purchase Plan
10.15*	2000 Directors’ Stock Option Plan
10.16*	Form of Indemnification Agreement
10.19*	Amended and Restated Rights Agreement between the Registrant and certain investors dated June 27, 2000
10.20*†	CDPD Data National Service Agreement between the Registrant and GTE Wireless Incorporated dated May 5, 2000
10.21*	Joint Marketing Agreement between the Registrant and GTE Wireless Service Corporation dated May 5, 2000
10.22*	Loan and Security Agreement between the Registrant and Silicon Valley Bank dated June 30, 1999, Loan Modification Agreement dated July 23, 1999, Loan Modification Agreement dated December 29, 1999 and Loan Modification Agreement dated March 31, 2000
10.23*†	Strategic Agreement between the Registrant and Hitachi Software Engineering Co., Ltd. dated July 21, 2000
10.24*	Lease Agreement between the Registrant and ProLogis Limited Partnership-I dated August 3, 2000
10.25**	First Amendment to Lease Agreement between the Registrant and ProLogis Limited Partnership-I dated March 8, 2001
10.26**	Loan Modification Agreement between the Registrant and Silicon Valley Bank dated March 21, 2001
10.27***†	Cellular Digital Packet Data Reseller Agreement between the Registrant and TELUS Mobility dated January 19, 2001
10.28***†	Co-Marketing Agreement between the Registrant and Nextel Partners Operating Corp. dated March 14, 2001

37

10.29***†	Co-Marketing Agreement between the Registrant and Nextel Financing Company dated December 15, 2000
10.30***†	Cellular Digital Packet Data Reseller Agreement between the Registrant and Ameritech Mobile Communications LLC dated January 10, 2002
10.31***†	Service Agreement between the Registrant and ALLTEL Communications Inc. dated May 17, 2001
10.32***†	Integrator Agreement between the Registrant and Symbol Technologies, Inc. dated July 31, 2001, as amended by Amendment to Agreement with Integrator between the Registrant and Symbol Technologies, Inc. dated December 28, 2001
10.33***	Loan Modification Agreements between the Registrant and Silicon Valley Bank dated July 31, 2001, September 30, 2001 and November 5, 2001
10.34***	Co-Marketing Agreement between the Registrant and Southern Communications Services, Inc. dated March 4, 2002
10.35****	Agreement between the Registrant and Elnet Technologies Ltd. dated November 17, 2002
10.36****	Loan Modification Agreement between the Registrant and Silicon Valley Bank dated December 24, 2002
10.37****†	Reseller Agreement between the Registrant and AT&T Wireless dated February 24, 2003
10.38	Loan Modification Agreement between the Registrant and Silicon Valley Bank dated December 30, 2003
10.39	First Amendment to Sublease between the Registrant and Athena Semiconductor, Inc. dated March 14, 2003
10.40	Second Amendment to Lease Agreement between the Registrant and ProLogis Limited Partnership-I dated December 31, 2003
10.41	Agreement between the Registrant and Elnet Technologies Ltd. dated December 10, 2003
21.1*	List of Subsidiaries
23.1	Independent Auditors’ Consent
24.1	Power of Attorney (see page 60)
31.1	Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer
31.2	Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer
32.1	Certification pursuant to 18 U.S.C. Section 1350 of Chief Executive Officer
32.2	Certification pursuant to 18 U.S.C. Section 1350 of Chief Financial Officer

*	Incorporated by reference to our registration statement on Form S-1 (File No. 333-41372) initially filed with the SEC on July 13, 2000.

**	Incorporated by reference to our Report on Form 10-K filed with the SEC on March 30, 2001.

***	Incorporated by reference to our Report on Form 10-K filed with the SEC on March 28, 2002.

****	Incorporated by reference to our Report on Form 10-K/ A filed with the SEC on July 29, 2003.

†	Certain information in this Exhibit has been omitted and filed separately with the SEC. Confidential treatment has been requested or granted with respect to the omitted portions.

38

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of At Road, Inc.:

      We have audited the accompanying consolidated balance sheets of At Road, Inc. and its subsidiary (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2003. Our audit also included the consolidated financial statement schedule listed in Item 15.(a)2. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of At Road, Inc., and its subsidiary at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 11, 2004

39

AT ROAD, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	December 31,

	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$103,669	$35,659
Short-term investments	2,000	—
Restricted short-term investments	—	2,241
Accounts receivable (net of allowances of $1,421 and $1,900)	7,109	7,407
Inventories	2,425	5,399
Deferred product costs	11,921	8,694
Prepaid expenses and other	1,269	1,243

Total current assets	128,393	60,643
Property and equipment, net	2,298	2,500
Deferred product costs	7,270	6,166
Intangible assets, net	28	483
Other assets	1,027	758

Total assets	$139,016	$70,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,057	$3,408
Accrued liabilities	5,465	3,870
Deferred revenue and customer deposits	9,751	7,594

Total current liabilities	20,273	14,872
Deferred revenue	6,582	5,321
Other long-term liabilities	33	190

Total liabilities	26,888	20,383

Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, shares issued and outstanding: none in 2003 and 2002	—	—
Common stock, $0.0001 par value, 250,000,000 shares authorized, shares issued and outstanding: 53,700,445 in 2003 and 47,747,156 in 2002	228,441	170,610
Deferred stock compensation	(4)	(491)
Notes receivable from stockholders	(87)	(2,068)
Accumulated deficit	(116,222)	(117,884)

Total stockholders’ equity	112,128	50,167

Total liabilities and stockholders’ equity	$139,016	$70,550

See notes to consolidated financial statements.

40

AT ROAD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Years Ended December 31,

	2003	2002	2001

Revenues:
Service	$49,561	$33,678	$20,188
Product	13,802	10,742	7,262

Total revenues	63,363	44,420	27,450

Costs and expenses:
Cost of service revenue (excluding intangibles amortization included below)	15,711	13,544	12,690
Cost of product revenue	19,770	16,946	13,523
Intangibles amortization	455	1,670	1,656
Sales and marketing	11,408	10,746	17,267
Research and development	5,379	5,878	7,608
General and administrative	9,202	8,616	12,733
Restructuring charges	—	—	218
Stock compensation(*)	467	1,065	3,041

Total costs and expenses	62,392	58,465	68,736

Income (loss) from operations	971	(14,045)	(41,286)

Other income (expense), net:
Interest income	686	964	2,662
Interest expense	(11)	(15)	(9)
Investment impairment charge	—	(1,035)	—
Other income (expense), net	16	(106)	(14)

Total other income (expense), net	691	(192)	2,639

Net income (loss)	$1,662	$(14,237)	$(38,647)

Net income (loss) loss per share:
Basic	$0.03	$(0.31)	$(0.88)

Diluted	$0.03	$(0.31)	$(0.88)

Shares used in calculating net income (loss) per share:
Basic	49,978	46,134	43,892

Diluted	54,282	46,134	43,892

(*) Stock compensation:
Cost of service revenue	$10	$23	$82
Cost of product revenue	25	96	194
Sales and marketing	25	72	(12)
Research and development	93	322	214
General and administrative	314	552	2,563

Total	$467	$1,065	$3,041

See notes to consolidated financial statements.

41

AT ROAD, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(In thousands, except share and per share amounts)

				Notes	Accumulated
	Common Stock		Deferred	Receivable	Other			Total
			Stock	from	Comprehensive	Accumulated	Stockholders’	Comprehensive
	Shares	Amount	Compensation	Stockholders	Loss	Deficit	Equity	Income (loss)

BALANCES, January 1, 2001	46,071,979	$171,208	$(8,123)	$(3,309)	$(10)	$(65,000)	$94,766
Net loss						(38,647)	(38,647)	$(38,647)
Change in net unrealized income (loss) from short- term investments					10		10	10

Comprehensive loss							—	$(38,637)

Shares issued under employee stock purchase plan	367,579	672					672
Exercise of stock options	387,226	282		(35)			247
Common stock issued for consulting services	2,250	4					4
Collection of notes receivable from stockholders				318			318
Repurchase of common stock through cancellation of notes receivable	(329,583)	(278)		278			—
Deferred stock compensation		85	(85)				—
Reversal of deferred stock compensation due to employee terminations		(2,825)	2,825				—
Amortization of deferred stock compensation			3,041				3,041

BALANCES, December 31, 2001	46,499,451	$169,148	$(2,342)	$(2,748)	$—	$(103,647)	$60,411
Net loss						(14,237)	(14,237)	$(14,237)

Shares issued under employee stock purchase plan	553,401	1,098					1,098
Exercise of stock options	788,054	1,276					1,276
Collection of notes receivable from stockholders				554			554
Repurchase of common stock through cancellation of notes receivable	(93,750)	(126)		126			—
Deferred stock compensation		15	(15)				—
Reversal of deferred stock compensation due to employee terminations		(801)	801				—
Amortization of deferred stock compensation			1,065				1,065

BALANCES, December 31, 2002	47,747,156	$170,610	$(491)	$(2,068)	$—	$(117,884)	$50,167
Net income							1,662	$1,662

Common stock issued through secondary public offering, net of issuance costs	4,000,000	51,889					51,889
Shares issued through employee stock purchase plan	563,295	1,484					1,484
Exercise of stock options	1,389,994	4,478					4,478
Collection of notes receivable from stockholders				1,981			1,981
Deferred stock compensation		5	(5)				—
Reversal of deferred stock compensation due to employee terminations		(25)	25				—
Amortization of deferred stock compensation			467				467

Balances, December 31, 2003	53,700,445	$228,441	$(4)	$(87)	$—	$(116,222)	$112,128

See notes to consolidated financial statements

42

AT ROAD, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

	Years Ended December 31,

	2003	2002	2001

Cash flows from operating activities:
Net income (loss)	$1,662	$(14,237)	$(38,647)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,168	4,710	4,625
Loss on disposal of property and equipment	7	115	2
Investment impairment charge	—	1,035	—
Amortization of deferred stock compensation	467	1,065	3,041
Provision for inventory valuation	1,375	1,063	735
Provision for doubtful accounts	(127)	461	2,442
Common stock issued for consulting services	—	—	4
Change in assets and liabilities:
Accounts receivable	425	(3,087)	(2,656)
Inventories	1,599	1,934	(2,155)
Deferred product costs	(4,331)	(1,170)	(3,386)
Prepaid expenses and other	(26)	(761)	330
Accounts payable	1,649	1,031	(1,233)
Accrued and other liabilities	1,438	(365)	(1,827)
Deferred revenue	3,418	1,654	4,132

Net cash provided by (used in) operating activities	9,724	(6,552)	(34,593)

Cash flows from investing activities:
Purchase of property and equipment	(1,519)	(755)	(763)
Proceeds from sale of property and equipment	2	—	—
Purchases of short-term investments	(2,000)	—	—
Proceeds from maturities of short-term investments	2,241	—	5,208
Purchase of restricted short-term investments	—	(25)	(81)
Other assets	(270)	(101)	(124)

Net cash provided by (used in) investing activities	(1,546)	(881)	4,240

Cash flows from financing activities:
Proceeds from sale of common stock	57,851	2,374	919
Proceeds from payments on note receivable issued to stockholders	1,981	554	318

Net cash provided by financing activities	59,832	2,928	1,237

Net increase (decrease) in cash and cash equivalents	68,010	(4,505)	(29,116)
Cash and cash equivalents:
Beginning of year	35,659	40,164	69,280

End of year	$103,669	$35,659	$40,164

Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Issuance of common stock for notes receivable	$—	$—	$35

Deferred stock compensation	$5	$15	$85

Reversal of deferred stock compensation	$25	$801	$2,825

Repurchase of common stock through cancellation of notes receivable	$—	$126	$278

See notes to consolidated financial statements.

43

AT ROAD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

Note 1.	Organization and Summary of Significant Accounting Policies

Organization

      At Road, Inc. (the Company), was incorporated in July 1994 in California and commenced operations on July 1, 1996. The Company is a leading provider of mobile resource management services through the use of the proprietary global positioning system (GPS) and wireless technologies.

Principles of Consolidation

      The consolidated financial statements include the Company and its wholly-owned subsidiary. Intercompany accounts and transactions are eliminated upon consolidation.

Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

      The Company considers all highly liquid debt instruments purchased with a remaining maturity at purchase of 90 days or less to be cash equivalents.

Short-Term Investments

      Short-term investments represent highly liquid debt instruments purchased with a remaining maturity date at purchase of greater than 90 days and are stated at fair value. The differences between amortized cost (cost adjusted for amortization of premiums and accretion of discounts which are recognized as adjustments to interest income) and fair value representing unrealized holding gains or losses, are recorded separately as accumulated other comprehensive loss within stockholders’ equity. While the Company’s intent is to hold debt securities to maturity, they are classified as available-for-sale because the sale of such securities may be required prior to maturity. Any gains and losses on the sale of debt securities are determined on a specific identification basis. At December 31, 2003 short-term investments consist of a certificate of deposit with a fair value which approximated cost. The certificate of deposit has a maturity date of June 12, 2004. There were no short-term investments at December 31, 2002.

      Restricted short-term investments consist of a certificate of deposit with an original maturity of greater than 90 days, which was held as collateral under the Company’s line of credit agreement existing at that time (see Note 6). The certificate of deposit was classified as available-for-sale as the sale of such security may be required prior to maturity. At December 31, 2002 the fair value of the restricted short-term investment approximated cost. There were no restricted short-term investments at December 31, 2003.

Concentration of Credit Risk

      Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash equivalents, short-term investments and accounts receivable. The Company’s cash equivalents and short-term investments consist of checking and savings accounts, money market accounts and highly liquid debt instruments with three financial institutions. The Company sells products primarily to companies in the United States. The Company does not require collateral or other security to support

44

AT ROAD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accounts receivable. To reduce credit risk, management performs ongoing evaluations of its customers’ financial condition.

      At December 31, 2003, Verizon Communications totaled 25% of outstanding accounts receivable. No other customers comprised 10% or more of total outstanding accounts receivable at December 31, 2003. At December 31, 2002, no single customer or group of related customers comprised 10% or more of total outstanding accounts receivable.

Inventories

      Inventories consist of raw materials, work in process and finished goods, and are stated at the lower of cost (average cost) or market.

Property and Equipment

      Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives of approximately three to five years. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Intangible and Other Assets

      Intangible assets, which represent purchased technology, are stated at cost and amortized using the straight-line method over an estimated useful lives of two to three years.

      At December 31, 2001, the Company held approximately 148,000 shares of preferred stock in Cellport Systems, Inc., with a book value of $1,035,000 and which represented approximately seven percent ownership in Cellport Systems, Inc. The Company accounts for this investment using the cost method. During the quarter ended June 30, 2002, it was determined that the investment had experienced a decline in value that was other than temporary. Accordingly, $1,035,000 was expensed in 2002 (see Note 4).

Long-Lived Assets

      The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income Taxes

      The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax reporting purposes, net operating loss carry forwards and other tax credits measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

Revenue Recognition

      Revenue is recognized when earned in accordance with applicable accounting standards, including American Institute of Certified Public Accountants (AICPA) Statement of Position No. 97-2, Software Revenue Recognition, as amended. The Company earns revenues under service contracts, which generally provide service over periods from two to three years, and from related products sold to customers (for which title passes on delivery). Through December 31, 2003, its services have been available only by using the Company’s platform or a location- or wireless application protocol-enabled mobile telephone.

45

AT ROAD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accordingly, service revenue, which is comprised of monthly fees, is recognized ratably over the minimum service contract period, which commences (a) upon installation where customers have installed the platform in mobile worker vehicles or (b) upon the creation of subscription licenses and a customer account on the Company’s website where customers have elected to use services with a location-enabled mobile telephone.

      The Company does not sell location- or wireless application protocol-enabled mobile telephones and, therefore, recognizes no product or upfront revenues related to subscribers utilizing such telephones. For products sold, the Company defers product revenue at installation and recognizes it ratably over the minimum service contract period. Product costs (not in excess of the related deferred product revenue) are also deferred and amortized over such period. Customer payments received prior to installation are recorded as customer deposits.

Advertising Costs

      All advertising costs are expensed as incurred. Advertising costs, which are included in sales and marketing expenses, were approximately $301,000, $252,000 and $1,345,000 in 2003, 2002 and 2001, respectively. Advertising costs consist primarily of ad campaigns, catalog brochures, direct mailings and trade show expenses.

Research and Development Expenses

      Research and development expenses are charged to operations as incurred. Such expenses include product development costs and costs related to the Company’s internally developed software systems, which have not met the capitalization criteria of Statement of Position 98-1 (SOP 98-1), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. During 2003, 2002 and 2001 no research and development costs were capitalized in accordance with SOP 98-1.

Foreign Currency Transactions

      The functional currency of the Company’s foreign subsidiary is the U.S. dollar. Accordingly, all monetary assets and liabilities are translated at the current exchange rate at the end of the year, non-monetary assets and liabilities are translated at historical rates and revenues and expenses are translated at average exchange rates in effect during the period. Transaction gains and losses have not been significant to date.

Stock-Based Awards

      The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements granted at fair market value.

      The Company accounts for equity instruments issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which requires that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

      SFAS No. 123 requires the disclosure of pro forma net income or loss had the Company adopted the fair value method. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. These models also require subjective assumptions, including

46

AT ROAD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

expected time to exercise, which greatly affect the calculated values. The Company’s calculations are based on a single option valuation approach, and forfeitures are recognized as they occur. The Company used the following weighted average assumptions:

	Years Ended December 31,

	2003	2002	2001

Stock Option Plans:
Risk free interest rate	2.91%	3.56%	4.50%
Expected volatility	114.0%	124.0%	143.0%
Expected life (in years)	5	5	5
Expected dividend	$0.00	$0.00	$0.00

Employee Stock Purchase Plan:
Risk free interest rate	1.14%	1.61%	2.83%
Expected volatility	92.0%	124.0%	143.0%
Expected life (in years)	.5	.5	.5
Expected dividend	$0.00	$0.00	$0.00

      If the computed minimum values of the Company’s stock-based awards to employees had been amortized to expense over the vesting period of the awards as specified under SFAS No. 123, loss attributable to common stockholders and basic and diluted loss per share on a pro forma basis (as compared to such items as reported) would have been (in thousands, except per share amounts):

	Years Ended December 31,

	2003	2002	2001

Net income (loss) as reported	$1,662	$(14,237)	$(38,647)
Less; stock-based employee compensation expense included in reported net income (loss)	462	1,025	2,957
Add; stock-based employee compensation expense determined under fair value based method	(9,422)	(8,705)	(7,364)

Pro forma net loss	$(7,298)	$(21,917)	$(43,054)

Basic net income (loss) per share:
As reported	$0.03	$(0.31)	$(0.88)

Pro forma	$(0.15)	$(0.48)	$(0.98)

Diluted net income (loss) per share:
As reported	$0.03	$(0.31)	$(0.88)

Pro forma	$(0.13)	$(0.48)	$(0.98)

Net Income and Loss per Common Share

      Basic net income (loss) per common share excludes the effect of dilutive securities and is computed by dividing net income (loss) by the weighted average shares outstanding (excluding shares subject to repurchase). Diluted net income per share is computed by dividing net income by the weighted average shares outstanding plus the weighted average number of common shares resulting from the assumed conversion of outstanding stock options and employee stock plan share shares. Diluted net loss per common share for 2002 and 2001 was the same as basic net loss per common share since the effect of any

47

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

potentially dilutive securities is excluded, as they are anti-dilutive due to the Company’s net losses, respectively.

Certain Significant Risks and Uncertainties

      The Company participates in a dynamic high-technology industry and believes that changes in any of the following areas could have a material adverse effect on its future financial position, results of operations or cash flows: advances and trends in new technologies and industry standards; competitive pressures in the form of new products and services or price reductions on current products and services; changes in the overall demand for products and services offered by the Company; market acceptance of the Company’s products and services; development of sales channels; changes in third-party manufacturers; changes in key suppliers; changes in availability of wireless data networks; changes in certain strategic relationships or customer relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory or other factors; risks associated with necessary components; and the Company’s ability to attract and retain employees necessary to support its growth.

      Motorola is the sole supplier of microcontrollers used in the Company’s products. The Company expects to rely on Motorola as a source for this component for the next several years. Taiwan Semiconductor Manufacturing Company (TSMC) is the sole manufacturer of the Company’s Global Positioning System digital receiver chips used in some of the Company’s products. The Company expects to rely on TSMC as a source for this component for at least the next twelve months.

Comprehensive Income (Loss)

      Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from non-owner sources. At December 31, 2003 and 2002, accumulated other comprehensive loss was zero.

Segment Reporting

      In 2003, 2002 and 2001, the Company operated in a single reportable segment and will evaluate additional segment disclosure requirements as it expands its operations. The Company had no significant revenues from customers outside of the United States in 2003, 2002 and 2001, and had no significant long-lived assets deployed outside the United States at December 31, 2003 and 2002.

Major Customers

      In 2003, one customer, Verizon Communications, represented 17% of total revenues. No other customers comprised 10% or more of total revenues in 2003. In 2002 and 2001, no single customer or group of related customers comprised 10% or more of total revenues.

Derivative Instruments and Hedging Activities

      In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 became effective for the Company on January 1, 2001. The adoption of this statement did not have a significant impact on the Company’s consolidated financial position, results of operations or cash flows.

48

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recently Issued Accounting Standards

      The Financial Accounting Standards Board (FASB) issued Interpretation 46 (FIN 46), Consolidation of Variable Interest Entities in January 2003, and a revised interpretation of FIN 46 (“FIN 46-R”). FIN 46 requires certain variable interest entities (“VIEs”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. The Company has not invested in any entities that the Company believes are variable interest entities for which the Company is the primary beneficiary. The adoption of FIN-46 had no impact, and the Company does not expect the adoption of FIN 46-R to have an impact, on its financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which requires that certain financial instruments be presented as liabilities that were previously presented as equity or as temporary equity. Such instruments include mandatory redeemable preferred and common stock, and certain options and warrants. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and was effective at the beginning of the first interim period beginning after June 15, 2003. In November 2003, the FASB issued FASB Staff Position (FSP) No. 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150, which defers the effective date for various provisions of SFAS No. 150. The Company believes that it has properly classified and measured in its balance sheets and disclosed in our consolidated financial statements certain financial instruments with characteristics of both liabilities and equity.

      Certain reclassifications have been made to the 2002 financial statement presentation to conform to the 2003 presentation. These reclassifications had no effect on net loss or stockholders’ equity.

Note 2.	Inventories

      Inventories consist of (in thousands):

	December 31,

	2003	2002

Raw materials	$1,294	$3,183
Work in process	177	389
Finished goods	954	1,827

	$2,425	$5,399

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 3.	Property and Equipment

      Property and equipment consist of (in thousands):

	December 31,

	2003	2002

Computers and software	$11,120	$9,662
Manufacturing and office equipment	296	289
Furniture and fixtures	422	419
Leasehold improvements	105	105

Total	11,943	10,475
Accumulated depreciation and amortization	(9,645)	(7,975)

Property and equipment, net	$2,298	$2,500

Note 4.	Intangible Assets

      During 2002, the Company acquired an additional $83,000 of purchase technology. This intangible asset is being amortized on a straight-line basis over an estimated useful life of two years.

      The Company reassessed the useful lives and classification of our identifiable intangible assets and determined that they continued to be appropriate. Information regarding the Company’s intangible assets having a finite life is as follows (in thousands):

	As of December 31, 2003			As of December 31, 2002

	Carrying	Accumulated	Net	Carrying	Accumulated	Net
	Amount	Amortization	Balance	Amount	Amortization	Balance

Purchased technology	$5,052	$(5,024)	$28	$5,052	$(4,569)	$483

      Amortization expense for intangible assets was $455,000, $1,670,000 and $1,656,000 for 2003, 2002 and 2001, respectively. The estimated amortization for fiscal years subsequent to December 31, 2003 is as follows (in thousands):

Amortization
Year Ended December 31,	Expense

2004	$28

Note 5.	Accrued Liabilities

      Accrued liabilities consist of (in thousands):

	December 31,

	2003	2002

Accrued compensation and related benefits	$2,437	$1,655
Accrued installation charges	505	530
Other accrued expenses	2,523	1,685

Total	$5,465	$3,870

Note 6.	Line of Credit

      At December 31, 2003, the Company had a non-collateralized line of credit agreement for $100,000 that expires on December 31, 2004. There were no borrowings against the line of credit at December 31, 2003. Borrowings bear interest at the certificate of deposit rate plus 2 percent.

50

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7.	Stockholders’ Equity

Preferred Stock

      The Company has authorized an undesignated class of preferred stock of 10,000,000 shares. The preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter the rights, preferences, privileges and restrictions of such preferred stock. No shares were outstanding at December 31, 2003 or 2002.

Secondary Public Offering of Stock

      On August 25, 2003, the Company completed the sale of 4,000,000 shares of common stock in an underwritten secondary public offering at a price of $14.00. Offering proceeds to the Company, net of the underwriting discount and aggregate expenses of approximately $4,111,000, were approximately $51,889,000. In conjunction with the secondary public offering, stockholders sold an additional 2,500,000 shares of the Company’s common stock. The Company did not receive any proceeds from the sale of common stock held by the stockholders.

Employee Stock Purchase Plan

      In 2000, the Company adopted the 2000 Employee Stock Purchased Plan (the ESPP) under which a total of 450,000 shares of common stock were reserved for issuance. The number of shares reserved for issuance under the ESPP will automatically increase on the first day of each year beginning in 2001 and ending 2010 by an amount equal to the lesser of 900,000 shares or two percent of the total shares outstanding on the last day of the preceding year. Under the ESPP, shares of common stock will be sold to employees at a price not less than 85 percent of the lower of fair market value at the beginning of the two-year offering period or the end of the six-month purchase periods. In 2003, 563,295 shares were issued at a weighted average price of $2.634 per share under this plan. In 2002, 553,401 shares were issued at a weighted average price of $1.983 per share under this plan. At December 31, 2003, 765,725 shares of common stock were reserved for issuance under the plan.

Stock Option Plans

      In 2000, the Company adopted the 2000 Stock Option Plan (the 2000 Option Plan). A total of up to 7,612,364 shares are reserved for issuance under the 2000 Option Plan at December 31, 2003. In addition, up to 9,825,000 shares, if available for grant under the 1996 Stock Option Plan will be granted under the 2000 Option Plan. The number of shares reserved under the 2000 Option Plan will automatically be increased on the first day of each of the fiscal years beginning 2001 and ending 2010 in an amount equal to the lesser of 2,500,000 shares or four percent of the shares outstanding on the last day of the preceding year. These options generally expire ten years from date of grant and generally vest in installments over a four-year period.

      In 2000, the Company adopted the 2000 Directors’ Stock Option Plan (the Directors’ Plan). A total of up to 1,200,000 shares of common stock are reserved for issuance under the Directors’ Plan at the fair market value at the grant date. Under the Directors’ Plan, each individual who first becomes a non-employee director after the effective date of the Directors’ Plan will receive an automatic initial grant of an option to purchase 40,000 shares. These initial grants generally vest in installments over a four-year period. The Directors’ Plan also provides for automatic annual grants of options to purchase 10,000 shares of common stock on the date of each annual meeting of the Company’s stockholders to each non-employee director who has served on the board for at least six months prior to the meeting. The automatic grants to purchase 10,000 shares generally vest in installments over a one-year period. Options granted under the Directors’ Plan have a term of 10 years from the date of grant.

51

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Under the Company’s 1996 Stock Option Plan, the Board of Directors is authorized to grant to employees, officers, directors and consultants up to 11,326,125 shares of common stock. These options generally expire in 10 years from the date of the grant and generally vest in installments over a four-year period.

      A summary of option activity is as follows:

		Weighted
	Number of	Average
	Shares	Exercise Price

Outstanding, January 1, 2001 (576,993 exercisable at a weighted average exercise price of $0.87)	5,338,385	$4.25
Granted (weighted average fair value of $2.29 per share)	3,678,605	2.53
Exercised	(387,226)	0.73
Canceled	(1,765,643)	5.36

Outstanding, December 31, 2001(1,562,775 exercisable at a weighted average exercise price of $3.41)	6,864,121	3.24
Granted (weighted average fair value of $4.59 per share)	2,542,250	5.41
Exercised	(788,054)	1.64
Canceled	(749,404)	3.94

Outstanding, December 31, 2002	7,868,913	4.04
Granted (weighted average fair value of $7.31 per share)	1,889,050	8.93
Exercised	(1,389,994)	3.22
Canceled	(952,601)	5.19

Outstanding, December 31, 2003	7,415,368	5.29

      At December 31, 2003, an aggregate of 3,281,004 shares were available for future grant under the 2000 Option Plan and the Directors’ Plan.

      Additional information regarding options outstanding as of December 31, 2003 is as follows:

	Options Outstanding			Options Exercisable

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
		Contractual	Exercise	Number	Exercise
Exercise Price	Number	Life (Years)	Price	Exercisable	Price

$0.07 - 0.67	352,242	5.59	$0.57	352,242	$0.57
1.33 - 1.97	1,068,468	6.84	1.54	892,264	1.52
2.00 - 2.13	1,148,855	7.67	2.01	653,420	2.01
3.69 - 3.85	460,000	7.48	3.73	282,708	3.71
4.00 - 4.85	454,140	8.21	4.44	166,421	4.19
5.04 - 5.69	1,325,57	8.74	5.20	86,629	5.36
6.05 - 7.90	845,218	8.94	6.68	99,555	7.07
8.40 - 10.93	1,279,722	7.79	9.77	719,667	9.42
11.98 - 14.58	481,150	9.55	13.08	—	—

$0.07 - 14.58	7,415,368	7.95	$5.29	3,252,906	$3.86

52

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Compensation

      In 2000 and 1999, the Company issued options and purchase rights to employees having a fair value greater than the related exercise price. These options and purchase rights totaled 1,264,875 and 7,045,125 shares of common stock at a weighted average exercise price of $2.28 and $0.59, respectively. The weighted average fair value of the common stock at the time the options were issued was $9.27 and $2.95 per share in 2000 and 1999, respectively. Accordingly, the Company recorded approximately $8,830,000 and $15,842,000 as the value of such options in 2000 and 1999, respectively. Stock compensation of $462,000, $1,025,000 and $2,957,000 was amortized to expense in 2003, 2002 and 2001, respectively. At December 31, 2003 and 2002, the Company had $4,000 and $491,000 in deferred compensation related to employee options, respectively.

      In 2002, 2001, 2000 and 1999, the Company issued non-statutory common stock options to consultants to purchase 2,750, 12,500, 204,550 and 147,200 shares of common stock, of which options to purchase 63,250, 80,125, and 149,250 shares of common stock were outstanding at December 31, 2003, 2002, and 2001, respectively. Accordingly, the Company recorded $5,000, $15,000 and $85,000 as the fair value of such options in 2003, 2002 and 2001, respectively. Stock compensation expense of $5,000, $40,000, and $84,000 was recognized as a result of issuing these options in 2003, 2002 and 2001, respectively. The fair value attributed to the unvested portion of these options is subject to adjustment based upon the future value of the Company’s common stock. The fair values of these options were determined at the date of vesting using the methods specified by SFAS 123 with the following weighted average assumptions: expected life, five years in 2003, 2002 and 2001; risk-free interest rate, 2.9 percent in 2003, 3.6 percent in 2002 and 4.5 percent in 2001; volatility of 114 percent in 2003, 124 percent in 2002 and 143 percent in 2001; and no dividends during the expected term. Forfeitures are recognized as they occur.

Common Stock

      At December 31, 2003, the Company has reserved shares of common stock for issuance as follows:

Issuance under stock option plans	10,696,372
Issuance under ESPP	765,725

11,462,097

Receivable from Sales of Stock

      At December 31, 2003, notes receivable from stockholders representing notes receivable from certain employees of the Company were composed of (dollars in thousands, except per share amounts):

	Stock Purchased

Issue Date	Amount	Number	Per Share	Interest Rate

January 2000	$50	37,500	1.33	6.12%
March 2000	37	9,375	4.00	6.46%

Total	$87	46,875

      These full recourse notes are secured by common stock and generally are due five years from the issue dates. The stock sold in connection with certain of these notes and other stock sales for cash are subject to repurchase by the Company at the original issuance price; this right generally lapses over a four-year period subject to continued employment. At December 31, 2003, 44,072 shares of common stock were subject to this repurchase right.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8.	Net Income (Loss) Per Share

      The following is a reconciliation of the numerators and denominators used in computing basic and diluted net income (loss) per share (in thousands, except per share amounts):

	Years Ended December 31,

	2003	2002	2001

Net income (loss) (numerator)	$1,662	$(14,237)	$(38,647)
Shares (denominator):
Basic Weighted average common shares outstanding	50,140	47,047	46,219
Weighted average common shares outstanding subject to repurchase	(162)	(913)	(2,327)

Shares used in computation	49,978	46,134	43,892
Diluted
Dilution impact from option equivalent shares	3,932
Dilution impact from employee stock purchase plan	210
Add back weighted average common shares subject to repurchase	162	—	—

Shares used in computation	54,282	46,134	43,892

Net income (loss) per share
Basic	$0.03	$(0.31)	$(0.88)

Diluted	$0.03	$(0.31)	$(0.88)

      For the above-mentioned periods, the Company had securities outstanding which could potentially dilute basic earnings per share in the future, but which were excluded from the computation of diluted net loss per share in the periods presented, as their effect would have been antidilutive. Such outstanding securities consist of the following:

	Years Ended December 31,

	2003	2002	2001

Shares of common stock subject to repurchase	44,072	384,540	1,562,891
Outstanding options	7,415,368	7,868,913	6,864,121
Weighted average exercise price of options and stock purchase rights	$5.29	$4.04	$3.24

54

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 9.	Commitments and Contingencies

Lease Commitments

      The Company leases its principal facilities under noncancelable operating leases expiring through December 2005. Future minimum rental payments under operating leases are as follows (in thousands):

Operating
Leases

Year Ending December 31,
2004	$1,489
2005	773

Total minimum lease payments	$2,262

      Rent expense was approximately $1,415,000, $1,312,000 and $1,563,000 (net of sublease income of approximately $48,600, $72,000 and $79,000) for 2003, 2002 and 2001, respectively. The lease provides for escalating rental payments over the lease period. Rent expense is recognized on a straight-line basis over the term of the lease. Deferred rent represents the difference between rental payments and rent expense recognized. Current deferred rent is included in accrued liabilities, with the long-term portion being included in other long-term liabilities.

Purchase Commitments

      At December 31, 2003, the Company had noncancelable inventory purchase commitments totaling approximately $2,968,000.

Contingencies

      In the third quarter of 2002, AT&T Wireless announced that it expects to cease operating its Cellular Digital Packet Data network by June 30, 2004. On March 11, 2004, the Company received a letter dated March 9, 2004 from AT&T Wireless that states that AT&T Wireless will continue to operate its Cellular Digital Packet Data network for “certain valuable partners,” including @Road, until at least September 30, 2004. The letter further states that this extension of Cellular Digital Packet Data network availability extends across all AT&T Wireless geographic locations. The Company is currently in discussions with AT&T Wireless and other wireless carriers to minimize any disruption of the provision of its services to subscribers. On or about the actual termination date of AT&T Wireless’ Cellular Digital Packet Data network and where possible, certain affected subscribers would be transferred to alternate Cellular Digital Packet Data networks without a change to the hardware platform then used by those subscribers. However, the Company currently estimates that as of September 30, 2004 the Company will have approximately 8,000 subscribers in their initial contract periods that are then using AT&T Wireless’ Cellular Digital Packet Data network and that would need to use an alternate wireless protocol to continue to use the Company’s services. To use an alternate wireless protocol, existing hardware platforms would have to be replaced for these subscribers. The Company does not expect to realize a loss on the sale of these replacement hardware platforms. While there is no assurance, the Company does not expect that the termination of AT&T Wireless’ Cellular Digital Packet Data network will have a material adverse impact on its financial results.

      In its Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2003, Verizon Wireless disclosed that it expects to cease operating its Cellular Digital Packet Data network at the end of 2005. The Company estimates that as of December 31, 2005 it will have approximately 5,000 subscribers in their initial contract periods that are then using Verizon Wireless’ Cellular Digital Packet Data network and that would need to use an alternate wireless protocol to continue to use its services. To

55

AT ROAD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

use an alternate wireless protocol, existing hardware platforms would have to be replaced for these subscribers. The Company does not expect to realize a loss on the sale of these replacement hardware platforms. While there is no assurance, the Company does not expect that the termination of Verizon Wireless’ Cellular Digital Packet Data network will have a material adverse impact on our financial results.

      The Company is party to legal proceedings in the ordinary course of business. Based on evaluation of these other matters, the Company believes that these matters will not have a material effect on its results of operations or financial position.

Other Contingencies

      The Company from time to time enters into certain types of agreements that contingently require it to indemnify parties against third party claims. These agreements primarily relate to: (i) certain agreements with the Company’s officers, directors and employees and third parties, under which the Company may be required to indemnify such persons for liabilities arising out of their duties to the Company and (ii) certain agreements under which the Company indemnifies customers and partners for claims such as those arising from intellectual property infringement, personal injury, or non-performance under the agreement. Such indemnification provisions are accounted for in accordance with SFAS No. 5. To date, the Company has not incurred any costs related to any claims under such indemnification provisions.

      The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on the Company’s balance sheet as of December 31, 2003.

      In general, the Company provides its customers a one year limited warranty in connection with the sale of its products that the hardware furnished under the agreement will be free from defects in materials and workmanship and will substantially conform to the specifications for such hardware. The Company’s policy is to expense such costs as incurred. To date, the Company has incurred minimal costs related to this limited warranty obligation.

Note 10.	Restructuring of Operations

      During 2001, the Company adopted a formal plan to reduce operating costs in response to a general downturn in the economy. In connection with these actions, a pre-tax restructuring charge of approximately $218,000 (net of reversals in 2001 of $30,000) was recorded in 2001. The principal actions of the plan involved reducing the number of employees by approximately 11 percent. All areas of the Company were affected by the reduction of 29 employees. The restructuring expense was composed of severance and related costs. The total restructuring expense paid in 2001 was $218,000.

Note 11.	Income Taxes

      Only minimum state income and franchise taxes were provided for any of the years presented due to the Company’s net losses.

56

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company’s effective tax rate differs from the expected benefit at the federal statutory tax rate for the years ended December 31 as follows:

	2003	2002	2001

Federal statutory rate	35.0%	(35.0)%	(35.0)%
State taxes, net of federal benefit	21.30	(6.14)	(4.84)
Non-deductible stock compensation charges	(50.11)	2.61	2.78
Research and development credits	(16.24)	(2.72)	(0.56)
Other	2.07	(1.04)	(2.22)
Valuation allowance	7.98	42.29	39.84

Effective tax rate	—%	—%	—%

      Net deferred tax assets at December 31 consist of (in thousands):

	2003	2002

Net operating loss carry forwards	$36,141	$34,815
Credit carry forwards	3,719	3,016
Accruals and reserves recognized in different periods	3,780	4,115

Total gross deferred tax assets before valuation allowance	43,640	41,946
Valuation reserve	(43,640)	(41,946)

Net deferred tax asset	$—	$—

      At December 31, 2003, the Company had federal and state net operating loss (NOL) carry forwards of approximately $95,700,000 and $50,897,000, respectively. The federal NOL carry forwards expire through 2023, while the state NOL carry forwards expire through 2013.

      At December 31, 2003 approximately $3,089,000 of valuation allowance for deferred tax assets relating to net operating loss carry forwards is attributed to employee stock option deductions, the benefit from which will be allocated to equity rather than current earnings when realized.

      At December 31, 2003, the Company also has federal and state research credits of approximately $2,078,000 and $1,529,000, respectively. The federal tax credit carry forward expires through 2023. The state tax credit carry forward has no expiration.

      Current federal and California tax law includes provisions limiting the annual use of net operating loss and credit carry forwards in the event of certain defined changes in stock ownership. The Company’s capitalization described herein may have resulted in such a change. Accordingly, the annual use of the Company’s net operating loss and credit carry forwards would be limited according to these provisions. Management has not yet determined the extent of such limitation. Such limitation may result in the loss of carry forward benefits due to their expiration.

Note 12.	Related Party Transactions

      The Company purchased approximately $2,285,000 in 2003 and $1,892,000 in 2002, of inventory from a stockholder. During 2003, the stockholder sold all the shares of the Company’s common stock it previously owned. At December 31, 2002, approximately $198,000 owed to the stockholder was included in accounts payable.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 13.	Employee Benefit Plan

      The Company sponsors a 401(k) Saving and Retirement Plan (the Plan) for all employees who meet certain eligibility requirements. Participants may contribute, on a pre-tax basis, between 1 percent and 15 percent of their annual compensation, but not to exceed a maximum contribution amount pursuant to Section 401(k) of the Internal Revenue Code. The Company is not required to contribute, nor has it contributed, to the Plan for any of the years presented.

Note 14.	Quarterly Financial Data (unaudited) (in thousands except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2003	2003	2003	2003	2002	2002	2002	2002

Consolidated Statements of Operations Data:
Total revenues	$17,237	$16,616	$15,769	$13,741	$12,946	$11,316	$10,458	$9,700
Income (loss) from operations	1,859	938	(371)	(1,455)	(2,189)	(2,969)	(3,432)	(5,455)
Net income (loss)	$2,097	$1,095	$(227)	$(1,303)	$(2,017)	$(2,763)	$(4,247)	$(5,210)

Net income (loss) per share:
Basic	$0.04	$0.02	$(0.00)	$(0.03)	$(0.04)	$(0.06)	$(0.09)	$(0.12)

Diluted	$0.04	$0.02	$(0.00)	$(0.03)	$(0.04)	$(0.06)	$(0.09)	$(0.12)

Shares used in calculating net income (loss) per share:
Basic	53,450	50,689	48,196	47,577	46,990	46,355	45,904	45,287

Diluted	58,209	50,689	48,196	47,577	46,990	46,355	45,904	45,287

58

SCHEDULE II

AT ROAD, INC.

VALUATION AND QUALIFYING ACCOUNTS

FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(In thousands)

		Additions
	Balance at	and	Write-off	Balance at
	Beginning	Charges to	and	End of
	of Year	Expenses	Deductions	Year

Year Ended December 31, 2003
Accounts receivable allowance	$1,900	$(127)	$352	$1,421

Year Ended December 31, 2002
Accounts receivable allowance	$3,633	$461	$2,194	$1,900

Year Ended December 31, 2001
Accounts receivable allowance	$2,247	$2,442	$1,056	$3,633

59

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AT ROAD, INC.

By:	/s/ KRISH PANU

Krish Panu
President and Chief Executive Officer

Date: March 12, 2004

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Krish Panu and Thomas C. Hoster, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the following persons on behalf of the Registrant and in the capacities and on the dates indicated have signed this Report below.

Signature	Title	Date

/s/ KRISH PANU Krish Panu	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	March 12, 2004

/s/ THOMAS C. HOSTER Thomas C. Hoster	Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2004

/s/ KRIS CHELLAM Kris Chellam	Director	March 12, 2004

/s/ CHARLES E. LEVINE Charles E. Levine	Director	March 12, 2004

/s/ STUART PHILLIPS Stuart Phillips	Director	March 12, 2004

/s/ T. PETER THOMAS T. Peter Thomas	Director	March 12, 2004

60

EXHIBIT INDEX

3.4*	***	Amended and Restated Bylaws of the Registrant, as amended.
3.5*		Amended and Restated Certificate of Incorporation of the Registrant.
4.1*		Specimen Stock Certificate.
10.1*	†	CDPD Value Added Reseller Agreement between the Registrant and AT&T Wireless Data, Inc. dated September 30, 1997.
10.2*	†	Form of Wireless Network Services Agreement and Form of Purchase Agreement for Goods.
10.7*	†	Joint Marketing Agreement between the Registrant and Cellco Partnership dated June 25, 1999 and Amendment No. 1 dated October 12, 1999.
10.8*		Sublease Agreement between the Registrant and Sterling Software (Western), Inc. dated August 24, 1999.
10.9*		Industrial Space Lease between Renco Equities IV as landlord and SEEQ Technology Inc. as tenant, First Addendum to Lease, each dated January 13, 1995, and First Amendment to Lease dated April 18, 1995.
10.10	*	Sublease Agreement between the Registrant and LSI Logic Corporation dated January 25, 2000 and Consent to Sublease between LSI Logic Corporation and Renco Equities IV dated February 8, 2000.
10.11	*	Agreement between the Registrant and Elnet Technologies Ltd. dated November 16, 1999.
10.12	*	1996 Stock Option Plan.
10.13	*	2000 Stock Option Plan.
10.14	*	2000 Employee Stock Purchase Plan.
10.15	*	2000 Directors’ Stock Option Plan.
10.16	*	Form of Indemnification Agreement.
10.19	*	Amended and Restated Rights Agreement between the Registrant and certain investors dated June 27, 2000.
10.20	*†	CDPD Data National Service Agreement between the Registrant and GTE Wireless Incorporated dated May 5, 2000.
10.21	*	Joint Marketing Agreement between the Registrant and GTE Wireless Service Corporation dated May 5, 2000.
10.22	*	Loan and Security Agreement between the Registrant and Silicon Valley Bank dated June 30, 1999, Loan Modification Agreement dated July 23, 1999, Loan Modification Agreement dated December 29, 1999 and Loan Modification Agreement dated March 31, 2000.
10.23	*†	Strategic Agreement between the Registrant and Hitachi Software Engineering Co., Ltd. dated July 21, 2000.
10.24	*	Lease Agreement between the Registrant and ProLogis Limited Partnership-I dated August 3, 2000.
10.25	**	First Amendment to Lease Agreement between the Registrant and ProLogis Limited Partnership-I dated March 8, 2001.
10.26	**	Loan Modification Agreement between the Registrant and Silicon Valley Bank dated March 21, 2001.
10.27	***†	Cellular Digital Packet Data Reseller Agreement between the Registrant and TELUS Mobility dated January 19, 2001.
10.28	***†	Co-Marketing Agreement between the Registrant and Nextel Partners Operating Corp. dated March 14, 2001.
10.29	***†	Co-Marketing Agreement between the Registrant and Nextel Financing Company dated December 15, 2000.
10.30	***†	Cellular Digital Packet Data Reseller Agreement between the Registrant and Ameritech Mobile Communications LLC dated January 10, 2002.
10.31	***†	Service Agreement between the Registrant and ALLTEL Communications Inc. dated May 17, 2001.

10.32	***†	Integrator Agreement between the Registrant and Symbol Technologies, Inc. dated July 31, 2001, as amended by Amendment to Agreement with Integrator between the Registrant and Symbol Technologies, Inc. dated December 28, 2001.
10.33	***	Loan Modification Agreements between the Registrant and Silicon Valley Bank dated July 31, 2001, September 30, 2001 and November 5, 2001.
10.34	***	Co-Marketing Agreement between the Registrant and Southern Communications Services, Inc. dated March 4, 2002.
10.35	****	Agreement between the Registrant and Elnet Technologies Ltd. dated November 17, 2002.
10.36	****	Loan Modification Agreement between the Registrant and Silicon Valley Bank dated December 24, 2002.
10.37	****†	Reseller Agreement between the Registrant and AT&T Wireless dated February 24, 2003. December 30, 2003.
10.38		Loan Modification Agreement between the Registrant and Silicon Valley Bank dated December 30, 2003.
10.39		First Amendment to Sublease between the Registrant and Athena Semiconductor, Inc., dated March 14, 2003.
10.40		Second Amendment to Lease Agreement between the Registrant and ProLogis Limited Partnership-I dated December 31, 2003.
10.41		Agreement between the Registrant and Elnet Technologies Ltd., dated December 10, 2003.
21.1*		List of Subsidiaries.
23.1		Independent Auditors’ Consent.
24.1		Power of Attorney (see page 60).
31.1		Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer.
31.2		Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer.
32.1		Certification pursuant to 18 U.S.C. Section 1350 of Chief Executive Officer.
32.2		Certification pursuant to 18 U.S.C. Section 1350 of Chief Financial Officer.

*	Incorporated by reference to our registration statement on Form S-1 (File No. 333-41372) initially filed with the SEC on July 13, 2000.

**	Incorporated by reference to our Report on Form 10-K filed with the SEC on March 30, 2001.

***	Incorporated by reference to our Report on Form 10-K filed with the SEC on March 28, 2002.

****	Incorporated by reference to our Report on Form 10-K/A filed with the SEC on July 29, 2003.

†	Certain information in this Exhibit has been omitted and filed separately with the SEC. Confidential treatment has been requested or granted with respect to the omitted portions.

Exhibit 10.38

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of December 30, 2003, by and between At Road, Inc. (the “Borrower”) and Silicon Valley Bank (“Bank”).

1.     Description of Existing Obligations:  Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 30, 1999, as amended or modified from time to time (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Two Million Dollars ($2,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2.     Description of Collateral.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.     Description of Change in Terms.

      A.    Modifications(s) to Loan Agreement.

1. Section 2.1.2 entitled “Letters of Credit Sublimit” is hereby amended in its entirety to read as follows:

Bank will issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line minus (ii) the outstanding principal balance of the Advances; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $100,000. Borrower’s Letter of Credit reimbursement obligation will be secured by unencumbered cash on terms acceptable to Bank at any time upon the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2. Section 4.1 entitled “Grant of Security Interest” is hereby deleted in its entirety and replaced with the words “Intentionally Left Blank”.

3. Section 6.5 entitled “Financial Statements, Reports, Certificates” is hereby incorporated to read as follows:

(a) Borrower will deliver to Bank: (i) as soon as available, but no later than 50 days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; provided, however, Borrower may satisfy the company prepared consolidated balance sheet and income statement reporting requirement via a 10Q filed with the SEC; (ii) if Borrower does not maintain cash, cash equivalents, short term investments (but not restricted cash) greater than $50,000,000, the company prepared consolidated balance and income statement will be due, as soon as available, but no later than 50 days after the last day of each month; (iii) as soon as available, but no later than 180 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; provided, however, Borrower may satisfy the fiscal year end audited consolidated financial statement reporting via a 10K filed with the SEC; and (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $5,000,000, so long as such notification does not cause a violation of Regulation FD (Fair Disclosure) issued by the Security Exchange Commission; provided, however, if Borrower believes it cannot disclose such information without violating Regulation FD, Borrower must notify Bank in writing that it has received an opinion of counsel that the Borrower may not disclose such information.

(b) Within 50 days after the last day of each quarter, Borrower will deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C; provided, however, if Borrower does not maintain cash, cash equivalents, short term investments (but not restricted cash) greater that $50,000,000, the Compliance Certificate will be due, as soon as available, but no later that 50 days after the last day of each month.

4. Section 6.6 entitled “Financial Covenants” is hereby incorporated to read as follows:

Borrower will maintain as of the last day of each quarter (unless otherwise noted):

(i) Tangible Net Worth. A Tangible Net Worth of at least $95,000,000 for the quarter ending December 31, 2003 (“12/03 TNW”); for the quarter ending March 31, 2004, Borrower will have a Tangible Net Worth of at least the 12/03 TNW plus 50% of Borrower’s net income earned during the fiscal quarter ending December 31, 2003, with no adjustments for losses (“3/04 TNW”); and for the quarter ending June 30, 2004, Borrower will have a Tangible Net Worth equal to the 3/04 TNW plus 50% of Borrower’s net income earned during the quarter ending March 31, 2004, with no adjustments for losses.

5. The following defined terms under Section 13.1 entitled “Definitions” are hereby amended to read as follows:

“Committed Revolving Line” is a Credit Extension of up to $100,000.

“Revolving Maturity Date” is June 30, 2004.

6. The following defined terms “CD Rate” and “Collateral” under Section 13.1 entitled “Definitions” are hereby deleted and replaced with the words “Intentionally Left Blank”.

      4.     Consistent Changes.     The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

      5.     No Defenses of Borrower.     Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

      6.     Continuing Validity.     Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

      This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

AT ROAD, INC.

By:	/s/ THOMAS C. HOSTER

Name:        Thomas C. Hoster

Title:	SVP & CFO

BANK:

SILICON VALLEY BANK

By:	/s/ JOELLEN ADEMSKI

Name:        Joellen Ademski

Title:	SVP

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	AT ROAD, INC.

      The undersigned authorized officer of At Road, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                               with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the undersigned authorized officer of Borrower certifies that Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay all material taxes, except those being contested in good faith with adequate reserves under GAAP. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

      Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Quarterly within 50 days*	Yes	No
Annual (Audited)	FYE within 150 days**	Yes	No
Compliance Certificate	Quarterly within 50 days***

*	Borrower may satisfy the company prepared consolidated balance sheet and income statement reporting requirement via a 10K filed with the SEC. If Borrower does not maintain cash, cash equivalents, short term investments (but not restricted cash) greater than $50,000,000, the company prepared consolidated balance and income statement will be due, as soon as available, but no later than 50 days after the last day of each month.

**	Borrower may satisfy the fiscal year end audited consolidated financial statement reporting via a 10K filed with the SEC

***	If Borrower does not maintain cash, cash equivalents, short term investments (but not restricted cash) greater than $50,000,000, the Compliance Certificate will be due, as soon as available, but no later than 50 days after the last day of each month.

Financial Covenant	Required	Actual	Complies

Maintain on a quarterly basis (unless otherwise noted):
Minimum Tangible Net Worth	$95,000,000 for the quarter ending 12/31/03	$	Yes	No
	12/03 TNW for the quarter ending 3/31/04*	$	Yes	No
	3/04 TNW for the quarter ending 6/30/04**	$	Yes	No

*	For the quarter ending March 31, 2004, Borrower will have a Tangible Net Worth of at least the 12/03 TNW plus 50% of Borrower’s net income earned during the fiscal quarter ending December 31, 2003, with no adjustments for losses (“3/04 TNW”).

**	For the quarter ending June 30, 2004, Borrower will have a Tangible Net Worth equal to the 3/04 TNW plus 50% of Borrower’s net income earned during the quarter ending March 31, 2004, with no adjustments for losses.

Borrower only has deposit accounts located at the following institutions:                               .

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:
Sincerely,	AUTHORIZED SIGNER
AT ROAD	Date:
Verified:
AUTHORIZED SIGNER
SIGNATURE
Date:
TITLE
Compliance Status: Yes No
DATE

Exhibit 10.39

FIRST AMENDMENT TO SUBLEASE

      THIS AMENDMENT is entered into effective as of the 14th day of March, 2003 (the “Effective Date”), between At Road, Inc., (hereinafter “Sublessor”) and Athena Semiconductor, Inc., (hereinafter called “Sublessee”).

WITNESSETH:

      WHEREAS, the parties have previously entered into a written Sublease (the “Sublease”), dated February 21, 2002, for sublease of a portion of the premises located at 47358 Fremont Blvd., Fremont, CA 94538 (hereinafter the “Premises”); and

      WHEREAS, the parties wish to amend the terms of the Sublease, pursuant to the terms hereof, such amendment(s) to become effective as of the Effective Date.

      NOW THEREFORE, in consideration of the mutual benefits to be conferred hereunder and of the mutual promises and conditions herein contained, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The above and foregoing premises are incorporated by reference.

2. The Term of the Sublease (as such term set forth in Section 5 of the Sublease and is used throughout the Sublease) shall be extended for a period of one (1) year from the date that such Term would have otherwise expired, so that such Term (as amended hereby) shall end on March 14, 2004, unless otherwise sooner terminated in accordance with the provisions of the Subleases.

3. Section 6.1 of the Sublease shall be revised such that minimum rent (as such minimum rent is referenced in the Sublease) shall be an amount equal to Three Thousand Dollars ($3,000) per month (the “Revised Minimum Rent”). Such Revised Minimum Rent shall be due and payable by Sublessee in advance on the first day of each month beginning after the Effective Date of this Amendment and extending through the Term (as amended by Section 2 of this Amendment), to such address and pursuant to such other terms as may be found in the Sublease.

4. Section 6.2 of the Sublease shall be revised such that Sublessee shall be liable for additional rent during each month of the Term (beginning on the Effective Date of this Amendment) in the amount of twenty percent (20%) of the Operating Costs (as such term is defined in Section 6.2 of the Sublease), which is estimated to be the sum of Six Hundred Dollars ($600) per month.

5. The parties’ respective obligations with respect to the Amendment are specifically conditioned upon obtaining the written consent from Prologis Limited Partnership, lessor of the Premises, below. In the event the parties fail to obtain such written consent, this Amendment shall be deemed null and void, and of no force and effect.

1

6. Except to the extent modified by the terms of this Amendment, all terms and conditions of the aforesaid Sublease shall be and remain in full force and effect. The signatories below hereby acknowledge that they have full power and authority to bind the parties hereto and to commit each financially. This Amendment shall not be deemed “accepted” until it is executed by a duly-authorized officer of Sublessor.

      IN WITNESS WHEREOF, the parties have set their hands and seals on the day and year first below written.

AT ROAD, INC.:

C. R. MURPHY

By:	/s/ C. RICE MURPHY

Title: VP & Controller
Date: 3/10/03

ATHENA SEMICONDUCTOR, INC.:

C. M. REDDY

By:	/s/ CHANDRA REDDY

Title: CEO
Date: 03/13/03

LESSOR CONSENT

      The undersigned Lessor (“Lessor”) of the Premises, under the terms of that certain Lease Agreement between Lessor and Sublessor dated August 3, 2000, hereby consents to the Sublease and the foregoing amendments to said Sublease, without waiver of any restriction in the Lease Agreement concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor’s execution hereof, Sublessor is not in default of any provision of the Lease Agreement and that the Lease Agreement has not been amended or modified and has not expired.

PROLOGIS LIMITED PARTNERSHIP I:

By:

Title:

Date:

2

CONSENT BY LANDLORD TO SUBLEASE

      The undersigned, as Landlord under that certain Lease dated August 3, 2000 and amended on March 8, 2001 with At Road, Inc., a Delaware corporation (“Sublandlord”) for certain premises at
47358 - 47370 Fremont Boulevard in Fremont, CA (the “Prime Lease”), hereby consents to the entering into of the foregoing First Amendment to Sublease dated March 13, 2003 (“Sublease”) between Sublandlord, as sublessor, and Athena Semiconductor, Inc., a Delaware corporation, as subtenant (“Subtenant”), upon the express understandings and conditions that:

a.	Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease (all of which shall be subordinate and subject at all times to the terms, covenants and conditions of the Prime Lease) and assumes no liability or obligation of any kind whatsoever on account of anything contained in the Sublease;

b.	By executing this consent, Landlord shall not be deemed to have waived any rights under the Prime Lease nor shall Landlord be deemed to have waived Sublandlord’s obligations to obtain any required consents under the Prime Lease (other than consent to the Sublease itself);

c.	Notwithstanding anything in the Sublease to the contrary, Sublandlord shall be and continue to remain liable for the payment of rent and the full and prompt performance of all of the obligations of Tenant under and as set forth in the Prime Lease. Per paragraph 12 of the Master Lease, Sublandlord shall also be bound and obligated to the terms and conditions set forth in regard to Tenant-Made alterations and Trade Fixtures. In regard to the tenant improvements noted on Exhibit B, Landlord reserves the right to have Sublandlord remove these alterations at the expiration of the lease term.

d.	Nothing contained in the Sublease shall be taken or construed to in any way modify, alter, waive or affect any of the terms, covenants or conditions contained in the Prime Lease, or be deemed to grant Subtenant any privity of contract with Landlord, or require Landlord to accept any payments from Subtenant on behalf of Sublandlord;

e.	The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the premises demised under the Prime Lease (including the premises demised by the foregoing Sublease) except in accordance with the terms and conditions of the Prime Lease; and

f.	If Landlord terminates the Prime Lease as a result of a default by Sublandlord thereunder, the Sublease shall automatically terminate concurrently, therewith unless Landlord elects in writing to keep the Sublease in full force and effect in which case the Sublease shall become and be deemed to be a direct indenture of lease between Landlord and Subtenant.

LANDLORD

ProLogis Limited Partnership-I, a Delaware Limited Partnership

By:	ProLogis, a Maryland Real Estate Investment Trust, General Partner

By:	/s/ W. Scott Lamson

W. Scott Lamson
Title: Senior Vice President

Exhibit 10.40

SECOND AMENDMENT TO LEASE AGREEMENT

      THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Second Amendment”) is made and entered into as of this 31 day of December, 2003, by and between ProLogis Limited Partnership 1, a Delaware Limited Partnership (“Landlord”) and At Road, Inc., a Delaware corporation (“Tenant”).

      Landlord and Tenant entered into that certain Lease Agreement dated August 3, 2000 (the “Lease”) and amended March 8, 2001 with respect to certain premises containing approximately 30,000 rentable square feet, as determined by Landlord, of the Building commonly known as 47370 Fremont Boulevard, Fremont, California (“Premises”).

      Landlord and Tenant therefore agree that the following modifications will be made to the Lease:

1. Security Deposit: An additional Security Deposit of $31,000 shall be required and is due upon execution of the First Amendment. This amount, in addition to the existing $79,000 Security Deposit, brings the total Security Deposit amount to $110,000. Said sum shall be refunded at the expiration of the Term, as set forth in the Lease.

2. Letter of Credit: Addendum III of the Lease shall be deleted and Tenant shall have no obligation to provide a Letter of Credit for additional security.

3. Limitation of Liability of Trustees, Shareholders and Officers of ProLogis Trust: Any obligation or liability whatsoever of ProLogis Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be hand to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of the contract, tort or otherwise.

4. Ratification Conflict: Except as set forth in Paragraph 1 through 3 above, the terms of the Lease remain unchanged and Landlord and Tenant hereby ratify and confirm all of said unchanged terms of the Lease. In the event of any conflict between the Lease and this Second Amendment, the terms of this Second Amendment shall govern.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first written above.

LANDLORD:	TENANT:
ProLogis Limited Partnership a Delaware Limited Partnership	At Road, Inc., a Delaware Corporation

By: /s/ W. SCOTT LAMSON W. Scott Lamson Its: Sr. Vice President Date: 12/31/03	By: /s/ THOMAS C. HOSTER Thomas C. Hoster Its: Chief Financial Officer Date: 12/23/2003

Exhibit 10.41

[CERTIFICATE TEN RUPEES]

[SEAL]

AGREEMENT

This Agreement entered into at Chennai this 10th DECEMBER 2003 between M/s Elnet Technologies Ltd, a company incorporated under provisions of the Companies Act, its sole and main objects of letting out space with high tech infrastructural facilities for software developers, having its registered office at TS 140, Block 2 & 9, Elnet Software City, CPT Road, Taramani, Chennai - 113 and hereinafter referred to as the first Party

AND

M/s @Road India Pvt Ltd a company incorporated under provisions of the Companies Act, having its registered office at Elnet Software city,, IV floor, TS 140, Block 2&9, CPT Road, Taramani, Chennai - 113 hereinafter referred to as Second Party. The terms First Party and Second Party wherever it occurs, the term shall mean and include its successors in office and assigns WITNESSETH AS FOLLOWS:

WHEREAS the First Party is the owner of ELNET SOFTWARE CITY, at Taramani.

WHEREAS the Second Party approached the First Party and offered to take the facilities relating to one Module no.32-B consisting of 2500 SQ. FT.

WHEREAS the duration of the agreement has been agreed for 3 years from 1st JANUARY 2004.

WHEREAS the First Party have agreed to commence the service of the facilities by providing the required space.

WHEREAS after due negotiations, the First Party and the Second Party have agreed to the following terms and conditions.

1. The First party hereby agree to grant permission for the use of 2500 SQ.FT at RS.41/- PER SQ.FT per month as compensation in the II floor of Software block situated at Elnet software city at Taramani with the following high tech infrastructural facilities.

FOR ELNET TECHNOLOGIES LTD.	FOR AT ROAD SOFTWARE INDIA PRIVATE LIMITED

/s/ UNNAMALAI THIAGARAJAN	/s/ R. RADHAKRISHRAN

Unnamalai Thiagarajan	R. Radhakrishran
Managing Director	Director

[Certificate Ten Rupees]

Elnet Technologies Ltd.

a) Uninterrupted power supply (UPS) — 15 KVA

b) Air conditioning — 12 TR

c) Adequate Diesel Generator backup

d) Water supply

e) Maintenance of common area

f) Security arrangements for the software city

2. The First party agreed to rectify any disruption of uninterrupted power supply except disruption due to natural calamities and force majeure.

3. The Second Party is entitled to use the high tech infrastructure to carry on software development and any other connected activities.

4. The Second Party shall compensate the First Party during the first year of this agreement with an amount of Rs. 1,02,500/- per month at a rate of Rs. 41/- per sq. ft. for the module of 2500 sq. ft. and the said sum of Rs. 1,02,500/- shall be paid by the Second Party to the First Party before 5th of every succeeding English Calendar month. In case of default of compensation on the due dates, 1.5% p.m. on the outstanding arrears shall be compensated by Second Party till the date of clearing the arrears in full.

5. Apart from the compensation payable, the electricity charges for the energy received from TNEB and generator set shall be compensated by the Second Party for the actual consumption before 30th of every month (which is at present at Rs. 6.50 per unit and Rs. 10.75 per unit respectively for TNEB supply and generated power supply. These rates are revisable in accordance with the revision of rates by the State Electricity Board and on account of change in generating cost.)

6. In addition to the compensation and electricity charges as shown in para 4 and 5 above, the Second Party shall also pay their share of common utility charges (such as common area lightings, maintenance of elevators etc) every month on receipt of bills from the First party.

For ELNET TECHNOLOGIES LTD.	For At-Road Software India Private Limited

/s/ UNNAMALAI THIAGARAJAN	/s/ R. RADHAKRISHRAN

Unnamalai Thiagarajan	R. Radhakrishran
Managing Director	Director

7. The deposit of Rs. 6,15,000/- (6 months compensation) is to be paid by the Second Party to the First Party as interest free deposit. The deposit is refundable on termination of this indenture, after adjusting arrears of electricity charges, compensation and any other dues.

8. The Second Party shall not be entitled to assign the benefit of the facilities in the said premises either in whole or in part to any other party.

9. The Second Party shall use the facilities for the purpose of its business as aforesaid and shall not store in the area any combustible or inflammable or dangerous materials and shall not carry on any business of illegal nature in the premises.

10. The compensation is subject to an escalation of 5% from the beginning of the second year i.e. from the beginning of 13th Month. The escalation will be at the rate of 5% every year on the enhanced compensation rate till the expiry of this agreement.

11. The Second Party will bear the cost for breakage/ damage other than those relating to normal wear and tear during the period of lease.

12. Any amendment incorporating changes, if any, from time to time shall be given effect on mutual consent.

13. If the First Party finds that the second party has violated any of the terms and conditions, the First Party will have the right to discontinue the services being provided by them without any notice.

14. The Second Party has the liberty to terminate this agreement by giving 3 months notice and on termination of the agreement all facilities provided by the first party shall be withdrawn. The First Party has the liberty to terminate this agreement by giving 3 months notice. However, in case of continuous default in payment for a period of 3 months or more by the second party, the first party reserves the right to terminate this agreement by giving a shorter notice of one month.

15. The First Party and Second Party hereby agree that all costs and expenses incidental to the preparation, execution, registration of this deed shall be payable by the Second Party. Other than the taxes and levies in respective of Software City, all other taxes and levies in respect of the business carried on by the Second Party will be borne wholly by the Second Party.

16. The Second Party would arrange insurance cover and fire protection for the equipments placed by them on its own.

17. The First Party hereby covenants to give the use of the area of 2500 sq. ft module no. 32-B, on the 111 floor of Software block, Elnet Software City, Taramani, Chennai as stated in item no. 1 above.

18. The First Party and Second Party agree that the agreement shall be further renewable or otherwise at mutually agreed terms and conditions at the time of expiry of this agreement.

For ELNET TECHNOLOGIES LTD.	For At-Road Software India Private Limited

/s/ UNNAMALAI THIAGARAJAN	/s/ R. RADHAKRISHRAN

Unnamalai Thiagarajan	R. Radhakrishran
Managing Director	Director

19. All disputes will be subject to the Jurisdiction of the Competent Court in Chennai.

SCHEDULE

      Area to be under the control of Second Party is 2500 sq. ft module in III floor of Software Block of Elnet Software City, Taramani, Chennai.

      IN WITNESS WHEREOF THE FIRST PARTY AND THE SECOND PARTY have set their hands and signatures on the day, month and year first written above.

WITNESS

1. [Illegible]	FIRST PARTY	For ELNET TECHNOLOGIES LTD. /s/ Unnamalai Thiagarajan UNNAMALAI THIAGARAJAN Managing Director

2. R. Radhakrishran At Road Software India P Ltd	SECOND PARTY	For At Road Software India Private Limited /s/ R. Radhakrishran Director

LEGAL OK

1/5/04 JDF

Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-10012 and 333-48514 of At Road, Inc. on Form S-8 of our report dated March 11, 2004, appearing in this Annual Report on Form 10-K of At Road, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 12, 2004

EXHIBIT 31.1

CERTIFICATIONS

I, Krish Panu, certify that:

1. I have reviewed this annual report on Form 10-K of At Road, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: March 12, 2004

/s/ Krish Panu

Krish Panu
Chief Executive Officer

EXHIBIT 31.2

CERTIFICATIONS

I, Thomas C. Hoster, certify that:

1. I have reviewed this annual report on Form 10-K of At Road, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: March 12, 2004

/s/ Thomas C. Hoster

Thomas C. Hoster
Chief Financial Officer

EXHIBIT 32.1

AT ROAD, INC.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of At Road, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Krish Panu, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 12, 2004

/s/ Krish Panu

Krish Panu
Chief Executive Officer

EXHIBIT 32.2

AT ROAD, INC.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of At Road, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas C. Hoster, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 12, 2004

/s/ Thomas C. Hoster

Thomas C. Hoster
Chief Financial Officer

April 29, 2004

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of At Road, Inc. to be held on June 18, 2004. Enclosed are the notice of this meeting, a proxy statement, and a form of proxy. Please note that the meeting will be held at 9:30 a.m., at the Company’s facilities located at 47200 Bayside Parkway, Fremont, California 94538.

      Details of the business to be conducted at the meeting are given in the attached Notice of 2004 Annual Meeting of Stockholders and Proxy Statement.

      Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote your shares as soon as possible. Instructions on the proxy card will tell you how to vote your shares by returning your proxy card. The proxy statement explains more about proxy voting. Please read it carefully.

      Thank you for your continued support of our company.

Sincerely,

KRISH PANU
Chairman, President
and Chief Executive Officer

AT ROAD, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 18, 2004

       The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of At Road, Inc., a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, located at 47200 Bayside Parkway, Fremont, CA 94538, on Friday, June 18, 2004, at 9:30 a.m., local time, for the following purposes:

•	To elect two (2) Class I directors to the Company’s Board of Directors to serve until the 2007 Annual Meeting;

•	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ending December 31, 2004;

•	To approve changing the corporate name of the Company from “At Road, Inc.” to “@Road, Inc.”; and

•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      The foregoing items of business, including the nominees for director, are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

      The Board of Directors has fixed the close of business on April 20, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

JAMES D. FAY
Secretary

      This notice of annual meeting and proxy statement and form of proxy are being submitted to you on or about April 29, 2004

      YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS AS QUICKLY AS POSSIBLE BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY.

AT ROAD, INC.

47200 Bayside Parkway
Fremont, CA 94538

PROXY STATEMENT

General

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of At Road, Inc., a Delaware corporation (the “Company”), of proxies in the enclosed form for use in voting at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company, located at 47200 Bayside Parkway, Fremont, CA 94538, on Friday, June 18, 2004, at 9:30 a.m., local time, and any adjournment or postponement thereof.

      This Proxy Statement, the enclosed proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2003, including financial statements, were first mailed to stockholders entitled to vote at the Annual Meeting on or about April 29, 2004.

Deadline for Stockholder Proposals

      Proposals of stockholders for the 2005 Annual Meeting of Stockholders must be received by the Secretary of the Board of Directors, At Road, Inc., 47200 Bayside Parkway, Fremont, CA 94538, no later than December 24, 2004, and satisfy the other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

      Proxies solicited by the Company grant the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next meeting of stockholders that is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company no later than March 9, 2005. If a stockholder does not comply with the foregoing notice provision and does not also satisfy the requirements of Rule 14a-4(c) under the Exchange Act, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary of the Board of Directors) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities; Voting and Solicitation

      The close of business on April 20, 2004 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 53,881,829 shares of common stock outstanding and held of record by approximately 101 stockholders.

      Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. Shares of common stock may not be voted cumulatively.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting. Approval of the proposed corporate name change requires an affirmative vote of the

1

holders of a majority of the outstanding shares of the Company’s common stock. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

      Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, FOR approval of the corporate name change, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

      The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company’s common stock. Further, the Company has retained the services of Advantage Proxy to assist in the solicitation of proxies. Such services shall include coordinating responsibilities with the Company’s transfer agent; conducting broker searches; reviewing proxy materials; analyzing stockholder lists of the Company; preparing solicitation campaign strategies; soliciting proxies in favor of management’s proposals from retail investors; monitoring voting returns and summarizing same; collecting, reviewing and delivering voted proxies to the Company’s transfer agent; and advising and assisting the Company as reasonably requested. The cost for such services, including expenses, shall not exceed $4,000, and the Company shall bear all such costs. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Nominees

      At the Annual Meeting, the stockholders will elect two (2) Class I directors to serve on the Company’s Board until the 2007 Annual Meeting of Stockholders or until his respective successor is elected and qualified. In the event a Class I nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that either of the persons named below will be unable or unwilling to serve as a Class I nominee or as a Class I director if elected.

      Assuming a quorum is present, the two Class I nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as Class I directors of the Company for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of each of the Class I nominees named below. In the event that additional persons are nominated for election as Class I directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the Class I nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

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      The name of the Class I nominees, their ages as of the Record Date and certain other information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Krish Panu	46	Chairman of the Board, Chief Executive Officer and President, At Road, Inc.	February 1999
T. Peter Thomas(1)(2)	57	Managing Director, Institutional Venture Management	September 1998

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

      Krish Panu has served as Chief Executive Officer and President and as a director of the Company since February 1999 and Chairman of the Board since December 1999. Prior to joining the Company, Mr. Panu served as Vice President and General Manager of the Logic Products division of Atmel Corporation, a manufacturer of advanced semiconductors. He held various senior management positions at Atmel Corporation from August 1991 to November 1998. From September 1989 to August 1991, Mr. Panu held the position of Vice President of Sales and Marketing at Catalyst Semiconductor, a manufacturer of non-volatile memory products. Mr. Panu holds a B.S. in Electrical Engineering, an M.S. in Computer Engineering and an M.B.A. from Wayne State University.

      T. Peter Thomas has served as a director of the Company since September 1998. Since November 1985, Mr. Thomas has been a Managing Director of Institutional Venture Management, a venture capital firm. Mr. Thomas also serves on the boards of directors of Atmel Corporation, a semiconductor company, and Transmeta Corporation, a semiconductor company, and on the boards of directors of several privately held companies. Mr. Thomas holds a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara.

Other Directors

      In addition to its Class I directors, the Company has two other classes of directors: Class II, which consists of Charles E. Levine, whose current term expires at the 2005 Annual Meeting of Stockholders; and Class III, which consists of Kris Chellam and Stuart G. Phillips, whose current terms expire at the 2006 Annual Meeting of Stockholders.

      The names of the Class II and III directors, their ages as of April 20, 2004 and certain other information about them are set forth below:

Name of Director	Age	Principal Occupation	Director Since	Class

Charles E. Levine(2)(4)	51	Independent Outside Director	February 2003	II
Kris Chellam(1)(4)	53	Senior Vice President and Chief Financial Officer, Xilinx, Inc.	December 1999	III
Stuart G. Phillips(3)	46	General Partner, U.S. Venture Partners	September 1998	III

(1)	Member of Audit Committee.

(2)	Mr. Levine became a Member of the Audit Committee in May 2003.

(3)	Member of Compensation Committee.

(4)	Member of Nominating Committee.

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      Charles E. Levine has served as a director of the Company since February 2003. From 1997 to 2002, Mr. Levine held various positions with Sprint PCS, a wireless communications company, most recently as President. Before joining Sprint PCS, he was President of Octel Link, a voice mail equipment and services provider, and a Senior Vice President of Octel Services from 1994 to 1996. Mr. Levine also serves on the boards of directors of Viisage Technology Inc., a biometrics and computer networks company, Somera Communications, a provider of telecommunications infrastructure equipment and services, and Sierra Wireless, Inc., a provider of wireless data modems and mobile phones. Mr. Levine holds a B.A. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.

      Kris Chellam has served as a director of the Company since December 1999. Since July 1998, Mr. Chellam has served as Senior Vice President, Finance and Chief Financial Officer of Xilinx, Inc., a provider of programmable logic solutions. Prior to joining Xilinx, Inc., he served Atmel Corporation, a manufacturer of advanced semiconductors, as Senior Vice President and General Manager of a product group from March 1998 to July 1998 and as Vice President, Finance and Administration, and Chief Financial Officer from September 1991 through March 1998. Mr. Chellam became a member of the Institute of Chartered Accountants in England and Wales in April 1975.

      Stuart G. Phillips has served as a director of the Company since September 1998. Since June 1997, Mr. Phillips has been a General Partner at U.S. Venture Partners, a venture capital firm. From October 1993 to June 1997, Mr. Phillips served as Vice President of Central Engineering at Cisco Systems, a networking company. Mr. Phillips also served on the board of directors at Blue Coat Systems, formerly known as CacheFlow, a manufacturer of Internet caching appliances, and currently serves on the boards of directors of several privately held companies. He holds a B.S. in Electronics from the University of Wales at Cardiff.

      There are no family relationships among any of the directors or executive officers of the Company.

Recommendation of the Board

      THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS I NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Deloitte & Touche LLP has served as the Company’s independent auditors since 1998 and has been appointed by the Audit Committee to continue as the Company’s independent auditors for the year ending December 31, 2004. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit Committee will reconsider its selection of auditors.

      A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board

      THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

PROPOSAL NO. 3

CHANGE OF CORPORATE NAME

      The Company proposes to amend its Certificate of Incorporation and to effectuate such other filings as may be necessary in order to change its name to from “At Road, Inc.” to “@Road, Inc.” Currently, the

4

Company is marketed as and operates under the business name “@Road”. The Company has registered “@Road” as a trademark with the United States Patent and Trademark Office, and has invested substantial resources in developing recognition in the marketplace for the name “@Road” and the @Road trademark. The Company proposes the name change in order to leverage such name recognition and to avoid confusion between the current name of the Company and the business name “@Road” and @Road trademark. Approval of the proposed name change requires an affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock.

Recommendation of the Board

      THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED NAME CHANGE TO “@ROAD, INC.”

BOARD MEETINGS, COMMITTEES, AND CORPORATE GOVERNANCE

      During the period from January 1, 2003 through December 31, 2003 (the “last fiscal year”), the Board met six times and, except for former director Andrew T. Sheehan, no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. Mr. Sheehan, who resigned from the Board in May 2003, attended one of the two meetings of the Board held during the period in which he was a director, and all of the meetings of the Audit Committee, of which Mr. Sheehan was a member, held during the period in which he was a director. Our Board of Directors has determined that Messrs. Chellam, Phillips, Thomas, and Levine each qualify as “independent” directors under the new Nasdaq Marketplace Rules as currently in effect and as amended to be effective upon our annual meeting. Therefore, a majority of the members of our board of directors are “independent” as such term is defined by the Nasdaq Stock Market rules and regulations. The Board has an Audit Committee, a Compensation Committee, and a Nominating Committee, each of which are discussed below.

Audit Committee

      The Audit Committee consists of three of the Company’s non-employee directors, Kris Chellam, Charles E. Levine (who replaced Andrew T. Sheehan on the Audit Committee when Mr. Sheehan resigned from the Board of Directors in May 2003) and T. Peter Thomas, and held four meetings during the last fiscal year. The Audit Committee (i) reviews with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, (ii) discusses with independent auditors relationships and services that in the view of the Audit Committee may affect auditor objectivity or independence and take action or recommend action to the full Board to oversee such independence, (iii) pre-approves all audit services and non-audit services proposed to be provided by the independent auditors, (iv) reviews with the independent auditors the overall scope and plans for their respective audits, (v) discusses with management the effectiveness of the disclosure, accounting and financial controls, (vi) reviews the Company’s interim financial statements with the auditors prior to filing with the Securities and Exchange Commission (the “SEC”) and reviews the audited financial statements to be included in the Company’s Form 10-K, (vii) reviews and approves, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management, (viii) establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and establishes procedures by which employees of the Company may make confidential, anonymous submissions to the Audit Committee relating to concerns regarding accounting practices, and (ix) reviews and approves all related-party transactions other than compensation transactions. Kris Chellam has been determined by the Board to be a financial expert, as defined by Item 401(h) of Regulation S-K under the Exchange Act. Further, the Board has determined Kris Chellam to be independent, pursuant to Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Each of the directors on the Audit Committee meets the independence requirements of the Nasdaq Stock Market and the rules and regulations of the SEC. The Audit Committee acts pursuant to a Charter adopted by the Committee, and such Charter has been made available on the Company’s website at http://www.road.com/corp/ir/governance.html.

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Compensation Committee

      The Compensation Committee consists of non-employee directors Stuart G. Phillips and T. Peter Thomas, and held one meeting during the last fiscal year. Its functions are to establish and administer the Company’s policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company’s 1996 stock option plan, 2000 stock option plan and 2000 employee stock purchase plan, subject to certain exceptions. Each of the members of the Compensation Committee meets the independence requirements of the Nasdaq Stock Market as well as the rules and regulations of the SEC.

Nominating Committee

      The Nominating Committee consists of non-employee directors Kris Chellam and Charles E. Levine. The Nominating Committee was formed on March 12, 2004 and, consequently, held no meeting during the last fiscal year. Each of the directors on the Nominating Committee meets the independence requirements of the Nasdaq Stock Market. The purpose of the Nominating Committee is (i) to identify individuals qualified to serve as directors of the Company, and recommend nominees for election as directors; (ii) to review the composition of the various committees of the Board of Directors and identify and recommend directors qualified to serve as members of those committees. The Nominating Committee believes that the Board of Directors should be comprised of directors with expertise in various fields that may prove useful to the Company, but with skills that generally are complementary to those of existing directors. Further, the Nominating Committee believes that directors should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to Company business. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating Committee has adopted a written Charter, and such Charter has been made available on the Company’s website at http://www.road.com/corp/ir/governance.html.

      The Nominating Committee will consider candidates recommended by stockholders. Stockholders may recommend individuals for the Nominating Committee to consider as potential director candidates by submitting their names and background to the Nominating Committee, c/o Corporate Secretary, At Road, Inc., 47200 Bayside Parkway, Fremont, California 94538. Stockholder submissions should include, at a minimum, the name, address, and biographical information for the potential candidate for director, including relevant professional experience. In order for stockholder suggestions regarding possible candidates for director to be considered by the Nominating Committee, such information should be provided to the Nominating Committee in writing at least one hundred twenty (120) days prior to the date of the next scheduled annual meeting. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. Candidates submitted by stockholders pursuant to the foregoing process will be evaluated in the same manner as other candidates for nomination are evaluated.

      The Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that such candidate be appointed to fill a current vacancy on the Board or be presented for the approval of the stockholders, as appropriate.

6

Board Compensation

      Directors may receive reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, as described in the following paragraphs.

      On January 23, 2003, the Board adopted a Non-Employee Director Compensation Policy. Under the Non-Employee Director Compensation Policy, beginning January 1, 2004, non-employee directors may be compensated as follows: (i) $6,250 per calendar quarter for the director’s service on the Board; and (ii) $1,250 per calendar quarter as chairperson of each committee of the Board. A qualifying director must be a non-employee director for the full calendar quarter to earn cash compensation for such quarter.

      The Company’s directors are eligible to participate in the Company’s 1996 stock option plan and 2000 stock option plan. Since the beginning of 2000, directors who are employees of the Company are eligible to participate in the Company’s 2000 employee stock purchase plan (the “ESPP”) and directors who are not employees of the Company are eligible to participate in the Company’s 2000 directors’ stock option plan (the “Directors’ Plan”).

      Under the ESPP, eligible employees are permitted to purchase common stock through payroll deductions, which may not exceed 20% of an employee’s total compensation. Stock is purchased at a price equal to the lower of 85% of the fair market value of the common stock at the beginning of the offering period or at the end of the purchase period. In addition, no employee may purchase more than 2,700 shares of common stock under the ESPP in any one purchase period. Employees may end their participation in the ESPP at any time during an offering period, and participation ends automatically on termination of employment. Mr. Panu did not participate in the ESPP during 2003.

      Under the Directors’ Plan, each individual who first becomes a non-employee director after September 29, 2000 will receive an automatic initial grant of an option to purchase 40,000 shares of common stock upon appointment or election to the Board. These automatic grants to purchase 40,000 shares will vest and become exercisable as to 1/4 of the total number of shares subject to the option on the 12 month anniversary of the date of grant and as to 1/48 of the total number of shares subject to the option each month thereafter; provided, that immediately prior to a change-of-control transaction, such grants shall be automatically fully vested. The Directors’ Plan also provides for automatic annual grants of options to purchase 10,000 shares of common stock on the date of each annual meeting of the Company’s stockholders to each non-employee director who has served on the Board for at least six months prior to such meeting. These automatic grants to purchase 10,000 shares will vest and become exercisable in installments of 1/12 of the total number of shares subject to the option each month following the date of grant; provided, that immediately prior to a change-of-control transaction, such grants shall be automatically fully vested. All options granted under the Directors’ Plan will have a term of 10 years and an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Therefore, pursuant to the Directors’ Plan, Messrs. Chellam, Phillips, and Thomas each were granted an option to purchase 10,000 shares of common stock on May 20, 2003, the date of last year’s annual meeting of stockholders, with an exercise price of $7.80 per share. Because he was elected as a director in 2003, Mr. Levine was granted an option to purchase 40,000 shares of common stock on February 4, 2003, with an exercise price of $5.05 per share. Messrs. Chellam, Phillips, Thomas, and Levine will each be granted an option to purchase 10,000 shares of common stock on the date of the Annual Meeting.

Communications with the Audit Committee

      Stockholders who wish to communicate with the Audit Committee to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the Audit Committee procedures for the receipt of such communication, which the Company expects to put in place before the Annual Meeting. The procedures will allow submitting the complaint or concern either online or telephonically, with a more detailed description of the procedures to be provided on the Company’s Internet website, http://www.road.com/corp/ir/governance.html, once these procedures are implemented.

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Communications with Directors

      Stockholders who wish to communicate with the Board of Directors may do so by writing a letter to the Chairman of the Board c/o At Road, Inc., 47200 Bayside Parkway, Fremont, California 94538, ATTN: Corporate Secretary. The Corporate Secretary will regularly forward to the Board of Directors communications from stockholders. Comments or complaints relating to the company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. While the Company does not have a formal policy regarding attendance by directors at the Company’s Annual Meeting, the Company encourages all incumbent directors to so attend. Four of the current directors attended the Company’s 2003 Annual Meeting.

Code of Ethics

      The Company has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer, principal financial officer, and principal accounting officer/controller) and employees. Such code is known as the Code of Ethics. The Code of Ethics is available on the Company’s Internet website at http://www.road.com/corp/ir/governance.html. Any amendment(s) to the Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, or principal accounting officer/controller, and any waiver(s), including an implicit waiver(s), of any provision of the Code of Ethics granted to one of these officers, shall be posted on the Company’s Internet Website within five (5) business days following the date of the amendment or the date such waiver was granted.

8

MANAGEMENT

      The Company’s executive officers and directors and their ages as of April 20, 2004 are set forth in the table below. No officer or director of the Company, and no associate of an officer or director of the Company, is a party adverse to the Company or to any of its subsidiaries, in any material proceeding, nor does any officer or director (or associate thereof) have a material interest in any material proceeding that is adverse to the Company or any of its subsidiaries.

Name	Age	Position

Krish Panu	46	Chairman of the Board, Chief Executive Officer and President, At Road, Inc.
Thomas C. Hoster	53	Chief Financial Officer and Senior Vice President, Finance and Administration
Thomas Allen	50	Chief Operating Officer and Executive Vice President
Alan Park	50	Chief Sales Officer and Senior Vice President
Linda M. Standen	43	Chief Marketing Officer and Senior Vice President
Michael Walker	49	Senior Vice President of Engineering
T. Peter Thomas	57	Director
Charles E. Levine	51	Director
Kris Chellam	53	Director
Stuart G. Phillips	46	Director

      Krish Panu has served as Chief Executive Officer and President and as a director of the Company since February 1999 and Chairman of the Board since December 1999. Prior to joining the Company, Mr. Panu served as Vice President and General Manager of the Logic Products division of Atmel Corporation, a manufacturer of advanced semiconductors. He held various senior management positions at Atmel Corporation from August 1991 to November 1998. From September 1989 to August 1991, Mr. Panu held the position of Vice President of Sales and Marketing at Catalyst Semiconductor, a manufacturer of non-volatile memory products. Mr. Panu holds a B.S. in Electrical Engineering, an M.S. in Computer Engineering and an M.B.A. from Wayne State University.

      Thomas C. Hoster has served as Senior Vice President, Finance and Administration and Chief Financial Officer of the Company since November 1999. Prior to joining the Company, Mr. Hoster was Senior Vice President and Chief Financial Officer of GetSmart, an on-line provider of consumer financial services, from May 1998 to March 1999. Prior to GetSmart, Mr. Hoster was Chief Financial Officer of ClickAction, a provider of e-mail marketing services, formerly known as MySoftware Company, from June 1996 to May 1998. Prior to that, Mr. Hoster held several finance and administration positions at Octel Communications, a voice messaging company, from December 1989 to June 1996. Mr. Hoster holds a B.S.E. in Electrical Engineering from Princeton University and an M.B.A. from Stanford University.

      Thomas Allen has served as Chief Operating Officer and Senior Vice President of the Company since August 2000 and was promoted to Executive Vice President in March 2003. Mr. Allen served as the Company’s Vice President, Information Technology and Management Systems from August 1999 to July 2000. From June 1999 to August 1999, Mr. Allen served as Director of Operations of IPass, an Internet services company. From January 1996 to June 1999, Mr. Allen served as Vice President of Network Engineering at Visa International, a payment card company. From March 1983 to August 1995, Mr. Allen served as General Manager at Southern California Edison, an electric utility company. Mr. Allen holds a B.S. in Industrial Engineering from State University of New York at Buffalo, an M.B.A. from San Jose State.

      Alan Park has served as Chief Sales Officer and Senior Vice President of the Company since March 2003. Mr. Park served as President and Chief Executive Officer of Praxid, Inc., a software company, from April 2000 until February 2003. From March 1998 until April 2000, Mr. Park served as Vice President,

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Network and Systems Integration, Western Region, for Compaq Computer Corporation, a computer hardware and services company. From 1996 until 1998, Mr. Park served as Vice President and General Manager of North American Sales for Sybase, Inc., a software company. From 1995 until 1996, Mr. Park served as Vice President and General Manager for Digital Equipment Corporation, a computer hardware company. From 1993 until 1995, Mr. Park served as Practices Manager, Pennant Systems of IBM Corporation, a computer hardware and services company. Mr. Park holds a B.S. in Finance from Oregon State University.

      Linda Standen has served as Chief Marketing Officer and Senior Vice President of the Company since December 2002. From December 2002 until March 2003, Ms. Standen served as Vice President of Marketing of the Company. From September 2001 until September 2002, Ms. Standen served as President and Chief Executive Officer of Blue Wireless, Inc., an application software company, the assets of which were acquired by the Company in June 2002. Ms. Standen served as President and Chief Executive Officer of Veregy Networks, Inc., a telecommunications company, from October 2000 until June 2001. From August 1997 until April 2000, Ms. Standen served as President and Chief Executive Officer of Pacific Bell Information Services, a subsidiary of Pacific Bell. Ms. Standen holds a B.S. in Civil Engineering from the University of California, Irvine and a Certificate in Business Administration from Harvard Business School.

      Mike Walker has served as Senior Vice President of Engineering of the Company since October 2002. Mr. Walker served as the Company’s Senior Vice President and Customer Satisfaction Officer from May 2002 to October 2002, and as the Company’s Vice President of Engineering from July 1999 to May 2002. Prior to joining the Company, Mr. Walker served as Vice President of Engineering at Silicon Wireless, a communications equipment company, from April 1997 to July 1999, and as Vice President of Engineering and Operations at Sierra Wireless, Inc., a wireless modem device company, from August 1993 to April 1997. Mr. Walker holds a BASc (EE) from Queen’s University in Canada and a Masters of Engineering degree from Simon Fraser University.

      T. Peter Thomas has served as a director of the Company since September 1998. Since November 1985, Mr. Thomas has been a Managing Director of Institutional Venture Management, a venture capital firm. Mr. Thomas also serves on the boards of directors of Atmel Corporation, a semiconductor company, and Transmeta Corporation, a semiconductor company, and on the boards of directors of several privately held companies. Mr. Thomas holds a B.S. in Electrical Engineering from Utah State University and an M.S. in Computer Science from the University of Santa Clara.

      Charles E. Levine has served as a director of the Company since February 2003. From 1997 to 2002, Mr. Levine held various positions with Sprint PCS, a wireless communications company, most recently as President. Before joining Sprint PCS, he was President of Octel Link, a voice mail equipment and services provider, and a Senior Vice President of Octel Services from 1994 to 1996. Mr. Levine also serves on the board of directors of Viisage Technology Inc., a biometrics and computer networks company, Somera Communications, a provider of telecommunications infrastructure equipment and services, and Sierra Wireless, Inc., a provider of wireless data modems and mobile phones. Mr. Levine holds a B.A. in Economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.

      Kris Chellam has served as a director of the Company since December 1999. Since July 1998, Mr. Chellam has served as Senior Vice President, Finance and Chief Financial Officer of Xilinx, Inc., a provider of programmable logic solutions. Prior to joining Xilinx, Inc., he served Atmel Corporation, a manufacturer of advanced semiconductors, as Senior Vice President and General Manager of a product group from March 1998 to July 1998 and as Vice President, Finance and Administration, and Chief Financial Officer from September 1991 through March 1998. Mr. Chellam became a member of the Institute of Chartered Accountants in England and Wales in April 1975.

      Stuart G. Phillips has served as a director of the Company since September 1998. Since June 1997, Mr. Phillips has been a General Partner at U.S. Venture Partners, a venture capital firm. From October 1993 to June 1997, Mr. Phillips served as Vice President of Central Engineering at Cisco Systems, a networking company. Mr. Phillips also served on the board of directors at Blue Coat Systems, formerly known as CacheFlow, a manufacturer of Internet caching appliances, and currently serves on the boards of directors of several privately held companies. He holds a B.S. in Electronics from the University of Wales at Cardiff.

10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of March 31, 2004 by:

•	Each of the Company’s directors and each of the Company’s executive officers named in the Summary Compensation Table of this Proxy Statement (the “Named Executive Officers”),

•	All directors and executive officers as a group, and

•	Each person who is known by the Company to own beneficially more than 5% of the Company’s common stock as set forth in such person’s most recent filing on Schedule 13D or Schedule 13G with the SEC.

      Percentage of beneficial ownership for each stockholder is based on 53,864,085 shares of common stock outstanding as of March 31, 2004, together with options that are exercisable within 60 days after March 31, 2004 held by such stockholder.

      Except as otherwise noted, the address of each person listed in the table is c/o At Road, Inc., 47200 Bayside Parkway, Fremont, California 94538, and the persons listed in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares.

	Number of
	Shares
	Beneficially	Percent of
Name of Beneficial Owner	Owned	Common Stock

U.S. Venture Partners(1)	7,935,713	14.73%
2735 Sand Hill Road
Menlo Park, California 94025
FMR Corp.(2)	7,436,301	13.81
82 Devonshire Street
Boston, Massachusetts 02109
Institutional Venture Partners(3)	7,170,512	13.31
3000 Sand Hill Road, Bldg. 2, Suite 290
Menlo Park, California 94025
Krish Panu(4)	3,690,415	6.79
Thomas Allen(5)	524,198	*
Thomas C. Hoster(6)	419,845	*
Michael Walker(7)	372,053	*
Alan Park(8)	89,492	*
Kris Chellam(9)	201,666	*
T. Peter Thomas(10)	478,666	*
3000 Sand Hill Road, Bldg. 2, Suite 290
Menlo Park, California 94025
Stuart G. Phillips(11)	66,666	*
2180 Sand Hill Road, Suite 300
Menlo Park, California 94025
Charles E. Levine(12)	12,500	*
All directors and executive officers as a group (10 persons)(13)	20,519,101	37.03

*	Less than one percent of the outstanding shares of common stock.

(1)	Includes 5,423,586 shares held by U.S. Venture Partners V, L.P. (USVP V), 132,576 shares held by USVP V Entrepreneur Partners, L.P. (EP V), 301,310 shares held by USVP V International, L.P. (V Intl), and 168,734 shares held by 2180 Associates Fund V, L.P. (2180 V). Presidio Management

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Group V, L.L.C. (PMG V) is the general partner of each of USVP V, EP V, V Intl, and 2180 V. Stuart G. Phillips, a director of the Company, Irwin Federman, Steven M. Krausz, Philip M. Young and Jonathan D. Root are the managing members of PMG V, and may be deemed to share voting and dispositive power by consensus with respect to the shares held by each of USVP V, EP V, V Intl and 2180 V.

Also includes 1,833,128 shares held by U.S. Venture Partners VII, L.P. (USVP VII), 19,094 shares held by USVP Entrepreneur Partners VII-A, L.P. (EP VII-A), 19,094 shares held by USVP Entrepreneur Partners VII-B, L.P. (EP VII-B), and 38,191 shares held by 2180 Associates Fund VII, L.P. (2180 VII). Presidio Management Group VII, L.L.C. (PMG VII) is the general partner of each of USVP VII, EP VII-A, EP VII-B, and 2180 VII. Stuart G. Phillips, a director of the Company, Irwin Federman, Winston Fu, Steven M. Krausz, David Liddle, Jonathan D. Root and Philip M. Young are the managing members of PMG VII, and may be deemed to share voting and dispositive power by consensus with respect to the shares held by each of USVP VII, EP VII-A, EP VII-B, and 2180 VII. Each of PMG V, PMG VII, Irwin Federman, Winston Fu, Steven M. Krausz, David Liddle, Stuart G. Phillips, Jonathan D. Root and Philip M. Young disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interests.

(2)	The general partners of FMR Corp., Edward C. Johnson and Abigail P. Johnson share voting and dispositive power with respect to these shares. Each general partner disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest.

(3)	Includes 100,601 shares held by IVM Investment Fund, VIII, LLC, 6,595,273 shares held by Institutional Venture Partners, VIII, L.P., 25,138 shares held by IVM Investment Fund VIII-A, LLC, 12,000 shares held by Jacqueline Stewart directly and by retirement plan and 437,500 shares held by T. Peter Thomas. T. Peter Thomas, a director of the Company, Samuel Colella, Reid Dennis, R. Thomas Dyal, Timothy Haley, Ruthann Quindlen, Rebecca Robertson, L. James Strand, William Tai and Geoffrey Yang are managing directors of the general partner or managing members of each of these entities and share voting and dispositive power with respect to the shares held by each such entity. Each managing director or member disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest.

(4)	Represents 73,129 shares held by Latha K. Nagarajan, as Trustee of the Krish Panu Grantor Retained Annuity Trust, 73,129 shares held by Latha K. Nagarajan, as Trustee of the Nina Panu Grantor Retained Annuity Trust and 3,023,742 shares held by Krish Panu and Nina Panu, Trustees of the Krish and Nina Panu 2000 Family Trust. Includes 520,415 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(5)	Includes 500 shares held by Mr. Allen’s spouse, and 447,748 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(6)	Includes 5,000 shares held by Zoe Hoster, 5,000 shares held by Alexandra Hoster and 5,000 shares held by Joan Zwiep. Includes 136,145 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(7)	Includes 80,000 shares held by Walker Hamada Family Limited Partnership. Also includes 173,270 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(8)	Includes 87,500 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(9)	Includes 121,500 shares held by Kris Chellam & Evelyne Chellam, TTEES for the Chellam Family Trust, 3,000 shares held by Kumar Ganapathy, Trustee FBO Misha David Chellam, Trust U/ A dtd. 1/20/95 and 3,000 shares held by Kumar Ganapathy, Trust FBO Tamara Anne Chellam, Trust U/ A dtd. 1/20/95. Also includes 74,166 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(10)	Includes 12,000 shares held by Jacqueline Stewart directly and by retirement plan. Includes 29,166 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

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Excludes 6,721,012 shares held by Institutional Venture Partners, VIII, L.P. and its affiliates. See note (3).

(11)	Represents 66,666 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004. Excludes 7,935,713 shares held by U.S. Venture Partners V, L.P. and its affiliates. See note (1).

(12)	Includes 12,500 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004.

(13)	Includes 1,554,451 shares issuable upon exercise of options exercisable within 60 days after March 31, 2004 and 14,656,725 shares held by affiliates of the directors and executive officers of the Company.

13

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows the compensation earned by (a) the individual who served as the Company’s chief executive officer during the year ended December 31, 2003; (b) the four other most highly compensated individuals who served as an executive officer of the Company during the year ended December 31, 2003; and (c) the compensation received by each such individual for the Company’s two preceding fiscal years.

Summary Compensation Table

						Long-Term
						Compensation
						Awards

		Annual Compensation				Securities
						Underlying
	Fiscal				Other Annual	Options/	All Other
Name & Principal Position	Year	Salary($)	Bonus($)		Compensation($)	SARS(#)(1)	Compensation($)

Krish Panu	2003	$270,000	$—		$—	100,000	$—
Chairman of the Board,	2002	275,000	25,000	(2)	—	250,000	—
Chief Executive Officer and	2001	274,038	100,000	(3)	—	685,000	—
President
Thomas Allen	2003	180,577	—		—	60,000	—
Chief Operating Officer and	2002	175,000	25,000	(2)	—	200,000	—
Executive Vice President	2001	175,000	—		—	220,000	—
Thomas C. Hoster	2003	189,192	—		—	60,000	—
Chief Financial Officer and	2002	187,808	25,000	(2)	—	120,000	—
Senior Vice President,	2001	190,000	—		—	120,000	—
Finance and Administration
Alan Park	2003	153,846	25,000		—	300,000	75,000 (4)
Chief Sales Officer and	2002	—	—		—	—	—
Senior Vice President	2001	—	—		—	—	—
Michael Walker	2003	184,462	—		—	60,000	—
Senior Vice President of	2002	180,000	16,350	(2)	—	120,000	—
Engineering	2001	180,000	—		—	95,000	—

(1)	In addition to the options granted to the Named Executive Officers indicated above, as of December 31, 2003, the Named Executive Officers held restricted stock, which was originally issued upon the early exercise of options granted to the Named Executive Officers, in the following aggregate numbers and values, based on the $13.30 per share closing price of the Company’s common stock on The Nasdaq Stock Market on December 31, 2003 and net of consideration paid for the shares:

          (a) Krish Panu held 37,500 shares of common stock representing an aggregate value of $496,250.

(2)	These bonuses were earned in 2001 and paid in 2002.

(3)	This bonus was earned in 2000 and paid in 2001.

(4)	This compensation represents sales commissions paid to Mr. Park in 2003.

CHANGE-OF-CONTROL AGREEMENTS

      The Company has entered into an agreement with Krish Panu that provides that following a change-of-control transaction, subject to limitations, the vesting of any stock option or restricted stock held by Mr. Panu shall be automatically 50% vested. Additionally, if Mr. Panu’s employment is terminated involuntarily other than for cause within 12 months following a change-of-control transaction, then subject to limitations, the vesting of any stock option or restricted stock held by Mr. Panu shall be automatically fully vested. The

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Company has entered into agreements with the remaining Named Executive Officers which provide that in the event of an involuntary termination within:

•	one year following a change-of-control transaction and the employee was employed by the Company for less than one year prior to the change-of-control transaction, the vesting of any stock option or restricted stock held by the employee shall automatically be accelerated as though the employee maintained his employment with the Company for 12 months following the involuntary termination or

•	one year following a change-of-control transaction and the employee was employed by the Company for at least one year prior to the change-of-control transaction, the vesting of any stock option or restricted stock held by the employee shall automatically be accelerated as though the employee maintained his employment with the Company for 24 months following the involuntary termination.

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

      The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants
					Potential Realizable Value
	Number of	Total Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees in	Exercise		for Option Term(3)
	Options	Fiscal	Price	Expiration
Name	Granted(#)	Year(%)(4)	($/SH)(5)	Date	5%($)	10%($)

Krish Panu(1)	100,000	5.29%	$10.93	7/17/13	$687,144	$1,741,220
Chairman of the Board, Chief Executive Officer and President
Thomas Allen(1)	60,000	3.18	10.93	7/17/13	412,286	1,044,732
Chief Operating Officer and Executive Vice President
Thomas C. Hoster(1)	60,000	3.18	10.93	7/17/13	412,286	1,044,732
Chief Financial Officer and Senior Vice President, Finance and Administration
Alan Park(2)	300,000	15.88	6.40	3/19/13	1,207,060	3,058,685
Chief Sales Officer and Senior Vice President
Michael Walker(1)	60,000	3.18	10.93	7/17/13	412,286	1,044,732
Senior Vice President of Engineering

(1)	Options vest 20% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date and 30% on the fourth anniversary of the grant date. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment.

(2)	Options vest 25% after the first annual anniversary of the grant date and ratably each month over the remaining 36-month period. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment.

(3)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Company’s common stock and the timing of option exercises, as well as the optionees’

15

continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4)	The Company granted stock options representing 1,889,050 shares to employees in the last fiscal year.

(5)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the year ended December 31, 2003. In addition, the table sets forth the number of shares covered by stock options as of the year ended December 31, 2003, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the year ended December 31, 2003.

			Number of Unexercised		Value of Unexercised
			Options at Fiscal		“In-The-Money” Options at
			Year End(#)(1)		Fiscal Year End($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Krish Panu	—	$—	452,708	582,292	$4,702,087	$4,766,983
Chairman of the Board, Chief Executive Officer and President
Thomas Allen	—	—	416,500	366,250	4,303,247	2,878,161
Chief Operating Officer and Executive Vice President
Thomas C. Hoster	—	—	123,125	226,875	1,415,175	1,667,775
Chief Financial Officer and Senior Vice President, Finance and Administration
Alan Park	—	—	—	300,000	—	2,070,000
Chief Sales Officer and Senior Vice President
Michael Walker	83,500	1,109,338	161,292	220,208	1,647,730	1,541,086
Senior Vice President of Engineering

(1)	No stock appreciation rights (SARs) were outstanding during the year ended December 31, 2003.

(2)	Based on the $13.30 per share closing price of the Company’s common stock on The Nasdaq Stock Market on December 31, 2003, less the exercise price of the options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following is a report of the Compensation Committee of the Board of Directors (the “Committee”) describing the compensation policies applicable to the Company’s executive officers during the year ended December 31, 2003. The Committee is responsible for establishing and monitoring the compensation policies and specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

Compensation Policy

      Under the supervision of the Board of Directors (the “Board”), the Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s growth and long-term success. It is the objective of the Board to have a portion of each executive’s compensation contingent upon the

16

Company’s performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is composed of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that are established from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officer and the Company’s stockholders.

      The summary below describes in more detail the factors which the Board considers in establishing each of the three primary components of the compensation package provided to the executive officers.

      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted annually to take into account the individual’s performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company’s success in achieving specific company-wide goals, such as customer satisfaction, subscriber growth, revenue growth and earnings growth.

      The Company has utilized its stock option plans to provide executive officers and other key employees with incentives to maximize long-term stockholder value. Awards under these plans by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby more closely align his or her interests with those of the Company’s stockholders. Factors considered in making such awards include the individual’s position in the Company, his or her performance and responsibilities, and internal comparability considerations.

      Each option grant allows the executive officer to acquire shares of the Company’s common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s service, and then only if the market price of the common stock appreciates over the option term.

Compensation of the Chief Executive Officer

      Krish Panu has served as the Company’s President and Chief Executive Officer since February 1999. His base salary for the year ended December 31, 2003 was $270,000.

      The factors discussed above were applied in establishing the amount of Mr. Panu’s salary and stock option grant. Significant additional factors in establishing Mr. Panu’s compensation were the achievement of revenue, expense and profitability targets; growth of the Company’s subscriber base; the size of his current ownership interest in the Company, including portions that were unvested; and changes in the compensation for similarly situated chief executive officers.

Deductibility of Executive Compensation

      The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company’s 1996 stock option plan and 2000 stock option plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive

17

officers. It is the Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee:

Stuart G. Phillips
T. Peter Thomas

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of three independent directors and operates under a written charter adopted by the Board in July 2000, as amended from time to time, a copy of which is posted on the Company’s website at http://www.road.com/corp/ir/governance.html. Each of the members of the Audit Committee is in compliance with The Nasdaq Marketplace Rules for independence of audit committee members.

      The Audit Committee (i) reviews with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, (ii) discusses with independent auditors relationships and services that in the view of the Audit Committee may affect auditor objectivity or independence and take action or recommend action to the full Board of Directors of the Company (the “Board”) to oversee such independence, (iii) pre-approves all audit services and non-audit services proposed to be provided by the independent auditors, (iv) reviews with the independent auditors the overall scope and plans for their respective audits, (v) discusses with management the effectiveness of the disclosure, accounting and financial controls, (vi) reviews the Company’s interim financial statements with the independent auditors prior to filing with the SEC and reviews the audited financial statements to be included in the Company’s Form 10-K, (vii) reviews and approves, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management, (viii) establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and establishes procedures by which employees of the Company may make confidential, anonymous submissions to the Audit Committee relating to concerns regarding accounting practices, and (ix) reviews and approves all related-party transactions other than compensation transactions.

      The Audit Committee held four meetings during the last fiscal year. The meetings were designed to facilitate and encourage communication among the Audit Committee, management and the Company’s independent auditors, Deloitte & Touche LLP. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted are in the United States of America. The Audit Committee reviewed and discussed the audited consolidated financial statements for the last fiscal year with management and the independent auditors.

      The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor, Deloitte & Touche LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Deloitte & Touche LLP the issue of its independence from the Company.

18

      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Audit Committee:

Kris Chellam
Charles E. Levine
T. Peter Thomas

Fees Billed for Services Rendered by Principal Accountant

      For the fiscal years ended December 31, 2003 and December 31, 2002, Deloitte & Touche LLP, the Company’s independent auditor and principal accountant, billed the fees set forth below.

	Fiscal Year	Fiscal Year
	ended	ended
	12/31/2003	12/31/2002

Audit Fees(1)	$583,348	$247,455
Audit-Related Fees(2)	507,710	6,140
Tax Fees(3)	123,870	92,800
All Other Fees	—	—

Total Fees	$1,214,928	$346,395

(1)	“Audit Fees” billed in the fiscal year ending December 31, 2003 represented fees for the Company’s independent auditors performing the following services: the audit of the Company’s annual consolidated financial statements, reviews of the Company’s quarterly consolidated financial statements, comfort letters, consents and other services related to Security and Exchange Commission matters. “Audit Fees” billed in the fiscal year ending December 31, 2002 represented fees for the company’s independent auditors performing the following services: the audit of the Company’s annual consolidated financial statements and reviews of the Company’s quarterly consolidated financial statements.

(2)	“Audit-Related Fees” billed in the fiscal year ending December 31, 2003 represented fees for the Company’s independent auditors performing the following services: due diligence related to mergers and acquisitions and financial accounting and reporting consultations. “Audit-Related Fees” billed in the fiscal year ending December 31, 2002 represented fees for the Company’s independent auditors performing financial accounting and reporting consultations.

(3)	“Tax Fees” billed in the fiscal year ending December 31, 2003 represented fees for the Company’s independent auditors performing the following services: tax compliance and consultations for federal, state, local and international income taxes, sales and use taxes and employee benefit related matters. “Tax Fees” billed in the fiscal year ending December 31, 2003 represented fees for the Company’s independent auditors performing the following services: tax compliance and consultations for federal, state, local and international income taxes and employee benefit related matters.

      The Audit Committee recognizes the importance of maintaining the independent and objective viewpoint of the Company’s independent auditors. For this reason, the Company has adopted its Policy Regarding the Approval of Audit and Non-audit Services Provided by the Independent Auditor. Under this policy, the Audit Committee must pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors. Pre-approvals may be granted for specific services performed by the Company’s independent auditors, as well as for classes of permitted services or similarly defined predictable or recurring services, which may include the audit services, audit-related services, tax services, merger and acquisition diligence services and other enumerated services. Pre-approval may be provided for up to one year. In addition, the Audit Committee has considered whether and concluded that the non-audit services provided by Deloitte & Touche LLP during the last fiscal year are compatible with maintaining its independence from the

19

Company. In the last fiscal year, all of the fees paid to the independent auditors under the categories Audit-Related Fees and Tax Fees described above were approved by the Audit Committee prior to services being rendered.

      The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at each of its regularly-scheduled meetings. Further, such member shall provide a report to the Audit Committee prior to the date of each regularly-scheduled meeting of the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. As of the effective date of the Policy, the Audit Committee has delegated this authority to the Chairman of the Committee.

RELATED PARTY TRANSACTIONS

Transactions with Management

      The Company has entered into change-of-control agreements with some of the Company’s officers and directors. See “Change-of-Control Agreements.”

      The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Transactions with Stockholders

      To the best of the Company’s knowledge, the Company has not entered into any transactions with any of its current stockholders. The Company purchased approximately $2,285,000 of inventory in 2003 from Orient Semiconductor Electronics, which, at some time during the last fiscal year, held more than five percent of the Company’s common stock. However, during the last fiscal year, the Company was informed that Orient Semiconductor Electronics sold all of its Company common stock and, as of December 31, 2003, was no longer a stockholder of the Company.

20

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return data for the Company’s common stock since September 29, 2000 (the date on which the Company’s common stock was first registered under Section 12 of the Exchange Act, as amended) to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) The Dow Jones U.S. Wireless Communications Index. The graph assumes that $100 was invested on September 29, 2000, the date on which the Company completed the initial public offering of its common stock, in the common stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the common stock of the Company at a per share price of $9.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 39-MONTH CUMULATIVE TOTAL RETURN*

AMONG AT ROAD, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES U.S. WIRELESS COMMUNICATIONS INDEX

*	$100 invested on 9/29/00 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

CUMULATIVE TOTAL RETURN

	9/29/00	12/31/00	12/31/01	12/31/02	12/31/03

At Road, Inc.	$100.00	$31.30	$81.80	$57.46	$185.03
The Nasdaq Stock Market (U.S.) Index	100.00	66.96	53.13	36.72	47.80
The Dow Jones U.S. Wireless Communications Index	100.00	65.07	50.81	20.42	25.24

21

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its year ended December 31, 2003, all Reporting Persons complied with all applicable filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2003, including the 1996 stock option plan, the 2000 stock option plan, the Directors’ Plan and the ESPP. The Company does not have any equity compensation plans not approved by the Company’s stockholders.

			Number of Securities
			Remaining Available
			for Future Issuance
			Under Equity
	Number of Securities to	Weighted Average	Compensation Plans
	be Issued upon Exercise	Exercise Price of	(Excluding Securities
	of Outstanding Options,	Outstanding Options,	Reflected in
	Warrants and Rights	Warrants and Rights	Columns (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	7,285,368 (1)	$5.286	2,230,170 (2)
	130,000 (3)	5.424	1,050,834
	—	—	765,725 (4)

TOTAL	7,415,368		4,046,729

(1)	Represents shares subject to options outstanding under the 2000 stock option plan and the 1996 stock option plan.

(2)	The 2000 stock option plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of the Company’s fiscal years through 2010, equal to the lesser of 2,500,000 shares or 4% of the Company’s outstanding common stock on the last day of the immediately preceding fiscal year.

(3)	Represents shares subject to options outstanding under the Directors’ Plan.

(4)	The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of the Company’s fiscal years through 2010, equal to the lesser of 900,000 shares or 2% of the Company’s outstanding common stock on the last day of the immediately preceding fiscal year.

22

OTHER MATTERS

      The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

JAMES D. FAY
Secretary

April 29, 2004

Fremont, California

23

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AT ROAD, INC. FOR THE
2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 18, 2004

     The undersigned stockholder of At Road, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of 2004 Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2004, and hereby appoints Krish Panu and Thomas Hoster or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of At Road, Inc. to be held on Friday, June 18, 2004 at 9:30 a.m., local time, at 47200 Bayside Parkway, Fremont, California 94538, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

     1. ELECTION OF CLASS I DIRECTORS:

FOR all nominees listed below (except as indicated).

WITHHOLD authority to vote for all nominees listed below.

Class I Nominees:

Krish Panu
T. Peter Thomas

     2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004:

FOR	AGAINST	ABSTAIN

     3. PROPOSAL TO APPROVE THE NAME CHANGE OF THE COMPANY FROM “AT ROAD, INC.” TO “@ROAD, INC.”:

FOR	AGAINST	ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE CLASS I DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004; (3) FOR APPROVAL OF THE NAME CHANGE OF THE COMPANY FROM “AT ROAD, INC.” TO “@ROAD, INC.”; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Date:
Signature

Date:
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2004

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from            to

Commission file number 000-31511

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3209170 (I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, including zip code)

510-668-1638
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes     ☒            No     ☐

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

Yes     ☒            No     ☐

As of April 30, 2004 there were 54,196,579 shares of the registrant’s Common Stock outstanding.

1

INDEX

PART I.	FINANCIAL INFORMATION
Item 1. Financial Statements.
Condensed Consolidated Balance Sheets as of March 31, 2004 and December 31, 2003.
Condensed Consolidated Statements of Operations for the three months ended March 31, 2004 and 2003.
Condensed Consolidated Statements of Stockholders’ Equity for the three months ended March 31, 2004 and 2003 and the nine months ended December 31, 2003.
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2004 and 2003.
Notes to Condensed Consolidated Financial Statements.
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Item 3. Quantitative and Qualitative Disclosures About Market Risk.
Item 4. Controls and Procedures.
PART II.	OTHER INFORMATION
Item 1. Legal Proceedings.
Item 6. Exhibits and Reports on Form 8-K.

2

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements.

AT ROAD, INC.

Condensed Consolidated Balance Sheets
(In thousands, except share and par value amounts)
(unaudited)

	March 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$14,610	$103,669
Short-term investments	93,628	2,000
Accounts receivable, net	6,105	7,109
Inventories	4,019	2,425
Deferred product costs	11,507	11,921
Prepaid expenses and other	1,642	1,269

Total current assets	131,511	128,393
Property and equipment, net	2,300	2,298
Deferred product costs	7,312	7,270
Intangible assets, net	18	28
Other assets	1,300	1,027

Total assets	$142,441	$139,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,747	$5,057
Accrued liabilities	5,621	5,465
Deferred revenue and customer deposits	9,859	9,751

Total current liabilities	20,227	20,273
Deferred revenue	6,391	6,582
Other long-term liabilities	17	33

Total liabilities	26,635	26,888
Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, shares issued and outstanding: none at March 31, 2004 and December 31, 2003	—	—
Common stock, $0.0001 par value, 250,000,000 shares authorized, shares issued and outstanding:53,864,085 at March 31, 2004, 53,700,445 at December 31, 2003	228,956	228,441
Deferred stock compensation	—	(4)
Notes receivable from stockholders	(37)	(87)
Accumulated other comprehensive loss	(1)	—
Accumulated deficit	(113,112)	(116,222)

Total stockholders’ equity	115,806	112,128

Total liabilities and stockholders’ equity	$142,441	$139,016

See notes to consolidated financial statements

3

At Road, Inc.

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2004	2003
Revenues:
Service	$14,027	$10,603
Product	3,865	3,138

Total revenues	17,892	13,741

Costs and expenses:
Cost of service revenue (excluding intangibles amortization included below)	3,963	3,792
Cost of product revenue	4,405	4,637
Intangibles amortization	10	424
Sales and marketing	3,111	2,597
Research and development	1,367	1,336
General and administrative	2,182	2,218
Stock compensation(*)	4	192

Total costs and expenses	15,042	15,196

Income (loss) from operations	2,850	(1,455)

Other income, net:
Interest income, net	254	148
Other income, net	6	4

Total other income, net	260	152

Net income (loss)	$3,110	$(1,303)

Net income (loss) per share:
Basic	$0.06	$(0.03)

Diluted	$0.05	$(0.03)

Shares used in calculating net income (loss) per share:
Basic	53,771	47,577

Diluted	58,298	47,577

(*)Stock compensation:
Cost of service revenue	$—	$5
Cost of product revenue	—	10
Sales and marketing	1	5
Research and development	1	35
General and administrative	2	137

Total	$4	$192

See notes to condensed consolidated financial statements.

4

At Road, Inc.

Condensed Consolidated Statements of Stockholder’s Equity and Comprehensive Loss
Three Months Ended March 31, 2004 and 2003 and the Nine Months Ended December 31, 2003
(In thousands, except share and per share amounts)
(unaudited)

	Common Stock		Deferred Stock	Notes Receivable from	Accumulated Other Comprehensive	Accumulated	Stockholders’	Total Comprehensive
	Shares	Amount	Compensation	Stockholders	Loss	Deficit	Equity	Income (Loss)
BALANCES, January 1, 2003	47,747,156	$170,610	$(491)	$(2,068)	$—	$(117,884)	$50,167
Net loss						(1,303)	(1,303)	$(1,303)

Exercise of stock options	203,432	263					263
Collection of notes receivable from stockholders				26			26
Deferred stock compensation		5	(5)				—
Reversal of deferred stock compensation due to employee terminations		(10)	10				—
Amortization of deferred stock compensation	—	—	192	—	—	—	192

BALANCES, March 31, 2003	47,950,588	$170,868	$(294)	$(2,042)	$—	$(119,187)	$49,345

Net income						2,965	2,965	$2,965

Common stock issued through secondary public offering, net of issuance costs	4,000,000	51,889					51,889
Shares issued through employee stock purchase plan	563,295	1,484					1,484
Exercise of stock options	1,186,562	4,215					4,215
Collection of notes receivable from stockholders				1,955			1,955
Reversal of deferred stock compensation due to employee terminations		(15)	15				—
Amortization of deferred stock compensation	—	—	275	—	—	—	275

BALANCES, December 31, 2003	53,700,445	$228,441	$(4)	$(87)	$—	$(116,222)	$112,128

Net income						3,110	3,110	$3,110
Unrealized loss on short-term investments					(1)		(1)	(1)

Exercise of stock options	163,640	515					515	$3,009

Collection of notes receivable from stockholders				50			50
Amortization of deferred stock compensation	—	—	4	—	—	—	4

BALANCES, March 31, 2004	53,864,085	$228,956	$—	$(37)	$(1)	$(113,112)	$115,806

See notes to consolidated financial statements.

5

At Road, Inc.

Condensed Consolidated Statement of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended
	March 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$3,110	$(1,303)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	300	1,142
Loss on disposal of property and equipment	(2)	4
Amortization of deferred stock compensation	4	192
Provision for inventory reserves	(14)	60
Provision for doubtful accounts	(98)	43
Change in assets and liabilities:
Accounts receivable	1,102	801
Inventories	(1,580)	593
Deferred product costs	372	(1,762)
Prepaid expenses and other	(373)	21
Accounts payable	(310)	297
Accrued and other liabilities	140	(526)
Deferred revenue and customer deposits	(83)	1,614

Net cash provided by (used in) operating activities	2,568	(1,176)

Cash flows from investing activities:
Purchase of property and equipment	(290)	(104)
Purchases of short-term investments	(91,628)	—
Purchases of restricted short-term investments	—	(4)
Other assets	(274)	(28)

Net cash used in investing activities	(92,192)	(136)
Cash flows from financing activities:
Net proceeds from sale of common stock	515	263
Proceeds from payments on notes receivable issued to stockholders	50	26

Net cash provided by financing activities	565	289

Net increase (decrease) in cash and cash equivalents	(89,059)	1,329
Cash and cash equivalents:
Beginning of period	103,669	35,659

End of period	$14,610	$36,988

Non-cash investing and financing activities:
Deferred stock compensation	$—	$5

Reversal of deferred stock compensation	$—	$10

See notes to condensed consolidated financial statements.

6

At Road, Inc.

Notes To Condensed Consolidated Financial Statements
(Unaudited)

Note 1 — Basis of Presentation and Summary of Significant Accounting Policies

     The accompanying condensed consolidated financial statements were prepared by At Road, Inc., without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes the disclosures which are made are adequate to make the information presented not misleading. In the opinion of management, the financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the financial condition, results of operations, and cash flows for such periods. Results of operations for the periods presented are not necessarily indicative of results to be expected for any other interim period or for the full year. These condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto in its Form 10-K for the year ended December 31, 2003(No. 000-31511), filed with the SEC.

     Motorola is the sole supplier of microcontrollers used in the Company’s products. The Company expects to rely on Motorola as a source for this component for the next several years. Taiwan Semiconductor Manufacturing Company (TSMC) is the sole manufacturer of the Company’s Global Positioning System digital receiver chips used in some of the Company’s products. The Company expects to rely on TSMC as a source for this component for at least the next twelve months.

Note 2 — Basic and Diluted Net Income (Loss) per Share

     Basic net income (loss) per share excludes the effect of dilutive securities and is computed by dividing net income (loss) by the weighted average common shares outstanding (excluding shares subject to repurchase). Diluted net income per share is computed by dividing net income by the weighted average common shares outstanding plus the weighted average number of common shares resulting from the assumed conversion of outstanding stock options and employee stock plan shares. Common share equivalents are excluded from the computation in loss periods, as their effect would be antidilutive.

     The following is a reconciliation of the denominators used in calculating basic and diluted net income (loss) per share (in thousands, except per share data):

	Three Months Ended
	March 31,
	2004	2003
Net income (loss), basic and diluted	$3,110	$(1,303)
Shares (denominator):
Basic
Weighted average common shares outstanding	53,795	47,876
Weighted average common shares outstanding subject to repurchase	(24)	(299)

Shares used in computation of basic net income (loss) per share	53,771	47,577
Diluted
Dilution impact from option equivalent shares	4,317	N/A
Dilution impact from employee stock purchase plan	18	N/A
Add back weighted average common shares subject to repurchase	24	N/A

Shares used in computation of diluted net income (loss) per share	58,298	47,577

Basic net income (loss) per share	$0.06	$(0.03)

Diluted net income (loss) per share	$0.05	$(0.03)

     The total number of options and restricted stock subject to repurchase excluded from the diluted net loss per share computation were as follows (in thousands):

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	Three Months Ended
	March 31,
	2004	2003
Shares of common stock subject to repurchase	—	209
Outstanding options	—	8,018

     Note 3 — Balance Sheet Items

     Inventories consist of raw materials, work in process and finished goods, and are stated at the lower of cost (average cost) or market and consist of the following (in thousands):

	March 31,	December 31,
	2004	2003
Raw materials	$1,691	$1,294
Work in process	314	177
Finished goods	2,014	954

Total	$4,019	$2,425

     Deferred revenue and customer deposits consist of the following (in thousands):

	March 31,	December 31,
	2004	2003
Deferred revenue	$9,372	$9,341
Customer deposits	487	410

Total	$9,859	$9,751

Note 4 — Stock-Based Awards

     The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements granted at fair market value.

     The Company accounts for equity instruments issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which requires that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

     SFAS No. 123 requires the disclosure of pro forma net income or loss as if the Company had adopted the fair value method. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company’s calculations are based on a single option valuation approach, and forfeitures are recognized as they occur. The Company used the following weighted average assumptions:

	Three Months Ended
	March 31,
	2004	2003
Stock Option Plans:
Risk free interest rate	2.79%	2.78%
Expected volatility	105.9%	119.0%
Expected life (in years)	5	5
Expected dividend	$0.00	$0.00

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	Three Months Ended
	March 31,
	2004	2003
Employee Stock Purchase Plan:
Risk free interest rate	1.02%	1.30%
Expected volatility	71.3%	105.9%
Expected life (in years)	0.5	0.5
Expected dividend	$0.00	$0.00

     If the computed minimum values of the Company’s stock-based awards to employees had been amortized to expense over the vesting period of the awards as specified under SFAS No. 123, net income (loss) and basic and diluted net income (loss) per share on a pro forma basis (as compared to such items as reported) would have been (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2004	2003
Net income (loss) as reported	$3,110	$(1,330)
Less: stock based employee compensation expense included in reported net loss	4	186
Add: stock-based employee compensation expense determined under fair value based method	(2,343)	(1,792)

Pro forma net income (loss)	$771	$(2,909)
Basic net income (loss) per share:
As reported	$0.06	$(0.03)

Pro forma	$0.01	$(0.06)

Diluted net income (loss) per share:
As reported	$0.05	$(0.03)

Pro forma	$0.01	$(0.06)

Notes 5 — Intangible Assets

     On January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. As the Company does not have any goodwill, only specifically identifiable intangible assets are assessed.

     In October 2002, the Company completed the acquisition of an additional $83,000 of purchased technology. This intangible asset is being amortized on a straight-line basis over an estimated useful life of two years.

     Information regarding the Company’s intangible asset is as follows (in thousands):

	At March 31, 2004			At December 31, 2003
	Carrying	Accumulated		Carrying	Accumulated
	Amount	Depreciation	Net	Amount	Depreciation	Net
Purchased technology	$5,052	$(5,034)	$18	$5,052	$(5,024)	$28

     For the three months ended March 31, 2004 and 2003, amortization of purchased technology was $10,000 and $424,000, respectively. Purchased technology is expected to be fully amortized in 2004.

Note 6 — Segment Reporting

     During the three months ended March 31, 2004 and 2003, the Company operated in a single reportable segment. The Company plans to evaluate additional segment disclosure requirements as it expands its operations. The Company had no significant revenues from customers outside of the United States for the three months ended March 31, 2004 and 2003 and had no significant long-lived assets deployed outside the United States at March 31, 2004.

Note 7 — Recently Issued Accounting Pronouncements

     The Financial Accounting Standards Board (FASB) issued Interpretation 46 (FIN 46), Consolidation of Variable Interest Entities in January 2003, and a revised interpretation of FIN 46 (“FIN 46-R”). FIN 46 requires certain variable interest entities (“VIEs”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have

9

the characteristics of a controlling financial interest or sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. The Company has not invested in any entities that the Company believes are variable interest entities for which the Company is the primary beneficiary. The adoption of FIN 46-R had no impact on its financial position, results of operations or cash flows.

Note 8 — Contingencies

     In the third quarter of 2002, AT&T Wireless announced that it expects to cease operating its Cellular Digital Packet Data network by June 30, 2004. On March 11, 2004, the Company received a letter dated March 9, 2004 from AT&T Wireless that states that AT&T Wireless will continue to operate its Cellular Digital Packet Data network for “certain valuable partners,” including @Road, until at least September 30, 2004. The letter further states that this extension of Cellular Digital Packet Data network availability extends across all AT&T Wireless geographic locations. The Company is currently in discussions with AT&T Wireless and other wireless carriers to minimize any disruption of the provision of its services to subscribers. On or about the actual termination date of AT&T Wireless’ Cellular Digital Packet Data network and where possible, certain affected subscribers would be transferred to alternate Cellular Digital Packet Data networks without a change to the hardware platform then used by those subscribers. However, the Company currently estimates that as of September 30, 2004 the Company will have approximately 8,000 subscribers in their initial contract periods that are then using AT&T Wireless’ Cellular Digital Packet Data network and that would need to use an alternate wireless protocol to continue to use the Company’s services. To use an alternate wireless protocol, existing hardware platforms would have to be replaced for these subscribers. The Company does not expect to realize a loss on the sale of these replacement hardware platforms. While there is no assurance, the Company does not expect that the termination of AT&T Wireless’ Cellular Digital Packet Data network will have a material adverse impact on its financial results.

     In its Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2003, Verizon Wireless disclosed that it expects to cease operating its Cellular Digital Packet Data network at the end of 2005. The Company estimates that as of December 31, 2005 it will have approximately 5,000 subscribers in their initial contract periods that are then using Verizon Wireless’ Cellular Digital Packet Data network and that would need to use an alternate wireless protocol to continue to use its services. To use an alternate wireless protocol, existing hardware platforms would have to be replaced for these subscribers. The Company does not expect to realize a loss on the sale of these replacement hardware platforms. While there is no assurance, the Company does not expect that the termination of Verizon Wireless’ Cellular Digital Packet Data network will have a material adverse impact on our financial results.

     The Company is party to legal proceedings in the ordinary course of business. Based on evaluation of these other matters, the Company believes that these matters will not have a material effect on its results of operations or financial position.

Other Contingencies

     The Company from time to time enters into certain types of agreements that contingently require it to indemnify parties against third party claims. These agreements primarily relate to: (i) certain agreements with the Company’s officers, directors and employees and third parties, under which the Company may be required to indemnify such persons for liabilities arising out of their duties to the Company and (ii) certain agreements under which the Company indemnifies customers and partners for claims such as those arising from intellectual property infringement, personal injury, or non-performance under the agreement. Such indemnification provisions are accounted for in accordance with SFAS No. 5. To date, the Company has not incurred any costs related to any claims under such indemnification provisions.

     The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on the Company’s balance sheet as of March 31, 2004

     In general, the Company provides its customers a one year limited warranty in connection with the sale of its products that the hardware furnished under the agreement will be free from defects in materials and workmanship and will substantially conform to the specifications for such hardware. The Company’s policy is to expense such costs as incurred. To date, the Company has incurred minimal costs related to this limited warranty obligation.

Note 9 — Subsequent Events

     On April 12, 2004, the Company entered into a Combination Agreement with MDSI Mobile Data Solutions, Inc. providing for the acquisition of MDSI. The Company and MDSI each expect to incur significant costs associated with the acquisition, which is expected to be completed in July 2004. The acquisition will be accounted for using the purchase method. Under the terms of the agreement, MDSI shareholders will be entitled to receive for each MDSI share owned, at the election of the holder, one of the following: 0.75 shares of the Company’s common stock; 0.75 equivalent shares in a new Canadian subsidiary owned by the Company; or $9.00 in cash. The maximum amount of cash to be issued by the Company in the proposed transaction is capped at $19.5 million. If all MDSI shareholders elect to receive common stock in the Company, MDSI shareholders will own approximately 10% of the Company’s outstanding common stock after the completion of the transaction.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

     Except for the historical information contained herein, the matters discussed in this Form 10-Q are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, general economic and political conditions, our historical and future losses, operating results and profitability, limited operating history, the infancy of the wireless data industry where there is no established market for our products and services, our ability to adapt to rapid technological change and our dependence on wireless networks, network infrastructure and positioning systems owned and controlled by others. Further information regarding these and other risks is included in this Form 10-Q, in our annual report on Form 10-K for the year ended December 31, 2003(No. 000-31511), filed on March 12, 2004, and in our other filings with the SEC. You should read the following description of our financial condition and results of operations in conjunction with our financial statements and notes thereto included in this Form 10-Q, in our Form 10-K for the year ended December 31, 2003 and in our other filings with the SEC.

Overview

     We are a leading provider of mobile resource management (“MRM”) services, a rapidly growing category of business productivity solutions that enable the effective management of mobile resources. Our MRM services allow customers to improve productivity by enabling the effective management of their mobile workers and assets, and their goods and services. In addition, our services are designed to allow customers to increase the utility of their mobile resources and decrease costs of operations by facilitating business processes, such as event confirmation, signature verification, forms processing, project management and timekeeping while their workers are in the field. Our services also provide location, reporting, dispatch,

10

messaging, and other management services and are designed to be easy to implement and use. Our customers can manage their mobile workers in several ways, including by logging onto our website, having their data emailed to them, receiving their data directly into their existing software applications, using any wireline or wireless telephone to access our speech-to-text voice portal or requesting information from our data centers using application programming interfaces.

     From July 1996 through June 1998, our operations consisted primarily of various start-up activities relating to our current business, including development of Global Positioning System technologies, recruiting personnel and raising capital. We did not recognize any revenues prior to June 1998, and our expenses consisted of research and development, sales and marketing and general and administrative expenses. In 1998, we expanded our strategy and redirected our focus to provide location-relevant and time-sensitive information services and solutions to companies managing mobile resources. In the second half of 1998, we introduced FleetASAP, now called GeoManager, a service that leverages existing infrastructure, including the Global Positioning System, wireless networks and the Internet along with integrated transaction processing and software applications, to enable companies to efficiently manage their mobile resources. Subsequent to the introduction of FleetASAP, we have introduced a number of additional services, including GeoManager Pocket Edition, @Road Pathway, RoadREPORT, RoadFORCE and ConnectBusiness, and have added features to our services.

     Our services provide current and historical data relating to a customer’s mobile resources in a variety of formats, including activity reports, maps and completed business forms. We provide these formats in a standard configuration, and customers can configure certain elements and views themselves to help achieve compliance with their internal business rules. Customers can choose to submit queries to our database to create reports and views on demand or they can have reports delivered on a pre-scheduled basis. Customers can also download reports to manipulate and store data as desired. Mobile resource data is typically stored by us for 14 days, unless the customer purchases our extended data storage services.

     Our services are enabled by the deployment of a device, which we call a platform, to each of the customer’s mobile resources. We call each mobile resource with a platform a “subscriber.” Our services operate with three independent platforms. First, a mobile worker can use our proprietary hardware device embedded with software that integrates a GPS receiver with a wireless modem. Second, a mobile worker can use our proprietary hardware device embedded with software and an integrated GPS receiver and which is tethered by cable to a wireless telephone. Each of these proprietary hardware devices is called an Internet Location Manager. The Internet Location Manager is installed in a mobile worker’s vehicle. Installation in any type of vehicle typically takes less than an hour, and is completed by our subcontracted installation agents. Third, a mobile worker can use a location- or wireless application protocol-enabled mobile telephone installed with our software application.

     These platforms send and receive a variety of information from time to time and on demand. Such data include location, velocity, time and operational diagnostics. These data are transmitted to our data centers using wireless networks and the Internet. If a wireless connection is not available, then the platform will store up to five days of captured data and seek to transmit the data when a wireless connection is available.

     Since 1998, we have derived substantially all of our revenues from the sale of our services and the associated product hardware. Our service revenue is comprised of monthly fees. Our customers can contract to receive our services for terms of one, two or three years and can purchase enhanced service features for additional fees. As more customers use our services, the impact on our service revenue is compounded. Our product revenue consists of sales of the Internet Location Manager, Internet Data Terminal and ruggedized personal digital assistant.

     To date, we have not sold our services outside the United States and Canada; however, we intend to expand our service offerings to additional countries in the future. We do not expect that revenues from international sales will be material in 2004. Verizon Communications represented 17% of total revenues for the three months ended March 31,2004 and 14% for the same period in 2003. No other customer comprised 10% or more of total revenues in either period.

     Since inception we have invested substantially in research and development, marketing, the building of our sales channels and our overall infrastructure. We anticipate that such investments may increase in the future. We incurred losses in each quarter from inception through the quarter ending June 30, 2003, and may incur net losses in the future. At March 31, 2004, we had an accumulated deficit of $113.1 million. Our limited operating history makes it difficult to forecast future operating results. We may not sustain or increase profitability on a quarterly or annual basis.

     In the third quarter of 2002, AT&T Wireless announced that it expects to cease operating its Cellular Digital Packet Data network by June 30, 2004. On March 11, 2004, we received a letter dated March 9, 2004 from AT&T Wireless that states that AT&T Wireless will continue to operate its Cellular Digital Packet Data network for “certain valuable partners,” including @Road, until at least September 30, 2004. The letter further states that this extension of Cellular Digital Packet Data network availability extends across all AT&T Wireless geographic locations. We are currently in discussions with AT&T Wireless and other wireless carriers to minimize any disruption of the provision of our services to subscribers. On or about the actual termination date of AT&T Wireless’ Cellular Digital Packet Data network and where possible, certain

11

affected subscribers would be transferred to alternate Cellular Digital Packet Data networks without a change to the hardware platform then used by those subscribers. However, we currently estimate that as of September 30, 2004 we will have approximately 8,000 subscribers in their initial contract periods that are then using AT&T Wireless’ Cellular Digital Packet Data network and that would need to use an alternate wireless protocol to continue to use our services. To use an alternate wireless protocol, existing hardware platforms would have to be replaced for these subscribers. We do not expect to realize a loss on the sale of these replacement hardware platforms. While there is no assurance, we do not expect that the termination of AT&T Wireless’ Cellular Digital Packet Data network will have a material adverse impact on our financial results.

     In its Report on Form 10-K filed with the SEC on March 27, 2003, Verizon Wireless disclosed that it expects to cease operating its Cellular Digital Packet Data network at the end of 2005. We estimate that as of December 31, 2005 we will have approximately 5,000 subscribers in their initial contract periods that are then using Verizon Wireless’ Cellular Digital Packet Data network and that would need to use an alternate wireless protocol to continue to use our services. To use an alternate wireless protocol, existing hardware platforms would have to be replaced for these subscribers. We do not expect to realize a loss on the sale of these replacement hardware platforms. While there is no assurance, we do not expect that the termination of Verizon Wireless’ Cellular Digital Packet Data network will have a material adverse impact on our financial results.

Critical accounting policies

     Financial Reporting Release No. 60, which was released by the SEC in January 2002, requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Included in Note 1 of the Notes to the Consolidated Financial Statements, included in this Report, is a summary of the significant accounting policies and methods we use. The following is a discussion of the more significant of these policies and methods.

     Revenue Recognition

     In accordance with applicable accounting standards, including SOP No. 97-2, Software Revenue Recognition, as amended, we recognize revenue when earned. Specifically, we recognize revenue when the price is fixed and determinable, upon persuasive evidence of an agreement, when we have fulfilled our obligations under any such agreement and upon a determination that collection is probable.

     Through March 31, 2004, our services have been available only by using our platform or a location- or wireless application protocol-enabled mobile telephone. Accordingly, through March 31, 2004, service revenue, which is comprised of monthly fees, was recognized ratably over the minimum service contract period, which commenced (a) upon installation where customers have installed our platform in mobile worker vehicles or (b) upon the creation of subscription licenses and a customer account on our website where customers have elected to use our services with a location-enabled mobile telephone.

     Our product revenue primarily consists of sales of the Internet Location Manager, Internet Data Terminal and ruggedized personal digital assistant. We defer product revenue at installation and recognize it ratably over the minimum service contract period, which generally is two or three years. Renewal rates for our services are not considered priced at a bargain in comparison to the initial sales price of an associated product (as described in Staff Accounting Bulletin No. 104, Revenue Recognition). Changes to the pricing of our products and services in the future could result in the recognition of product revenue over periods that extend beyond the minimum service contract period.

     Historically, the selling prices of our products have often been at or below our costs. Product costs not in excess of related product revenue are deferred at the time of shipment and amortized ratably over the minimum service contract period. Where the selling prices of our products are below our costs, we expense the difference at the time of shipment of the related products.

     Allowances for Doubtful Accounts

     Historically, we have had a significant number of small- to medium-sized companies utilizing our services. These customers are involved in diverse businesses. Our payment arrangements with customers generally provide 30-day payment terms. At the time that customers contract with us for our services, we assess their creditworthiness.

     During economic downturns, certain of our customers have had difficulty with their cash flows. The nature of our relationship with customers is inherently long-term and we have extended and may extend payment terms on an exception basis. We regularly review our customers’ ability to satisfy their payment obligations and provide an allowance for doubtful accounts for all specific receivables that we believe are not collectible. When these conditions arise, we suspend recognition of revenue until collection becomes probable or cash is collected. Beyond these specific customer accounts, we record an allowance based on the size and age of all receivable balances against which we have not established a specific allowance. These allowances are based on our experience in collecting such accounts.

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     Although we believe that we can make reliable estimates for doubtful accounts, the size and diversity of our customer base, as well as overall economic conditions, may affect our ability to accurately estimate revenue and bad debt expense. Actual results may differ from those estimates.

Income taxes

     We have substantial deferred tax assets that relate to prior period losses, primarily in the United States. We evaluate these deferred tax assets in each tax jurisdiction by estimating the likelihood of generating future profits to realize these assets. In most cases, we have assumed that we will not be able to generate sufficient future taxable income to realize these assets and have created valuation reserves to reduce the net asset values to zero. If these estimates and assumptions change in the future, we may be required to record additional valuation allowances against the net deferred tax assets resulting in additional income tax expense in our consolidated statement of operations. Conversely, we may be able to reverse the valuation allowances in future periods should we generate taxable income. At December 31, 2003, we had approximately $43.6 million of valuation allowances related to our net deferred tax assets.

RESULTS OF OPERATIONS

     The three months ended March 31, 2004 and 2003.

	Three Months Ended
	March 31,
	2004	2003
Service revenue	$14,027	$10,603

Cost of service revenue (excluding intangibles amortization included below)	3,963	3,792
Intangibles amortization	10	424
Stock compensation — cost of service revenue	0	5

Total cost of service revenue	3,973	4,221

Service gross margin	$10,054	$6,382

Service gross margin percentage	72%	60%

Service revenue

     Service revenue increased 32% for the three months ended March 31, 2004 from the same period in 2003, as a direct result of the growth in our installed base of subscribers to our services. Subscribers were 130,000, 125,000, 99,000 and 90,000, at March 31, 2004, December 31, 2003, March 31, 2003 and December 31, 2002, respectively. In addition to subscriber growth, our service revenue is affected by a number of factors, including the rate at which service features or add-ons are adopted and pricing associated with the size and term of customer contracts. Given the fixed nature of our arrangements with our customers and ratable revenue recognition, the impact on revenues of changes in current prices for products and services is tempered because revenues from new pricing are layered on top of revenues from existing subscribers. Price changes did not have a material impact on service revenue between periods. Achieved average monthly revenue per subscriber was approximately $36.67 for the three months ended March 31, 2004, down from $37.40 for the same period in 2003. Of the change, an increase of approximately $0.34 was related to adoption of additional service capabilities and features by subscribers. The remaining decrease of approximately $1.07 was the result of price changes associated with the types of services and size and term of contracts for new subscribers as those new revenues were layered on top of revenues from existing customers.

     Underlying this change is a trend over recent quarters related to the variety of wireless protocols we now offer customers, specifically, iDEN, GPRS, and 1xRTT. We describe those arrangements in which customers contract directly with carriers for the wireless airtime component of our service as “unbundled”. Conversely, we describe arrangements in which we contract for the wireless airtime portion as “bundled”. The nature of our relationship with the carriers dictates whether we will be entering into a bundled or unbundled arrangement with the customer. Selection of the appropriate protocol is related primarily to optimal wireless coverage for a specific customer area of operation. Additionally, we are agnostic as to what protocol is selected in that we have priced our services such that a similar contribution to gross profits results from either arrangement. We have observed an increase in the proportion of new subscribers being added on an unbundled basis. We expect that this trend will continue through the next 12 to 18 months.

Cost of service revenue (excluding intangibles amortization)

     Cost of service revenue consists of expenses related to the delivery and support of our services. Direct expenses are composed of costs associated with connecting our services to wireless networks and the Internet and royalty and subscription fees paid to others. Support and other delivery costs include such expenses as employee salaries and related expenses and depreciation of our data centers. Cost of service revenue increased to $4.0 million from $3.8 million for the three months ended March 31, 2004 and 2003, respectively. The increase in cost of service revenue resulted from an increase in employee-related costs of $295,000 and increases in delivery expenses of $57,000, consistent with growth in our installed base of subscribers. These increases were offset in part by decrease in depreciation of $244,000, as certain assets became fully depreciated. Cost of service revenue headcount increased to 105 from 72 at March 31, 2004 and 2003, respectively. We expect that headcount increases during the next 12 months will be moderate. Direct expenses generally increase at a rate proportional to the growth in subscribers using our services. Personnel costs and depreciation expense generally increase at a slower rate than the growth rate of subscribers to our services. As a result, we expect that the growth in service revenue will be greater than the growth in cost of service revenue as we continue to add subscribers.

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Service gross margin

During the three months ended March 31, 2004 and 2003, service gross margins improved to 72% from 60% , respectively, as a result of increased service revenue, associated with growth in our installed base of subscribers, and a smaller increase in overall cost of service revenue, including intangibles amortization. Average subscribers increased 35% for the three months ended March 31, 2004 compared to the same period in the prior year. Cost of service revenue includes fixed indirect expenses and, therefore, generally increases at rates slower than the growth in our installed base of subscribers.

	Three Months Ended
	March 31,
	2004	2003
Product revenue	$3,865	$3,138
Cost of product revenue (excluding intangibles amortization included below)	4,405	4,637
Stock compensation — cost of product revenue	—	10

Total cost of product revenue	4,405	4,647

Product gross deficit	$(540)	$(1,509)

Product gross deficit percentage	(14)%	(48)%

Product revenue

     Product revenue increased 23% for the three months ended March 31, 2004, respectively, from the same periods in 2003. This growth is consistent with the growth in our installed base of subscribers whose service is enabled by deployment of an Internet Location Manager. As new subscribers are added to our installed base, the amount of both deferred revenue and deferred costs recognized ratably over the minimum service contract period increases as well. This effect is tempered by the number of subscribers whose service is deployed through the use of a location- or wireless application protocol-enabled mobile telephone installed with our software application; we do not sell these devices and therefore do not recognize any revenues or costs for such sales. Upon completion of the initial term of a customer’s contract, recognition of both deferred product revenue and product cost is complete. Customers may then renew their agreements for future services without the purchase of new hardware and, therefore, we anticipate that product revenue will grow more slowly than service revenue.

Cost of product revenue

     Cost of product revenue consists of the cost of the Internet Location Manager, Internet Data Terminal, ruggedized personal digital assistant and related parts; costs associated with the final assembly, test, provisioning, delivery and installation of our products; and other costs such as provisions for inventory and repair costs. Historically, the selling prices of our products were often at or below our costs. Product costs not in excess of related product revenue are deferred at the time of shipment and amortized ratably over the minimum service contract period. Where the selling prices of our products are below our costs, we expense the difference at the time of shipment of the related products. Generally, we expect the selling prices of our products to be approximately equal to or exceed the product costs in future periods. The impact of selling products below our cost on future cash flow from operations is expected to be minimal. As new subscribers are added to our installed base, the amount of both deferred revenue and deferred costs recognized ratably increases. Upon completion of the initial term of a customer’s contract, recognition of deferred product cost is complete. Customers may then renew their agreements for future services without the purchase of new hardware and, therefore, we anticipate that product revenue and cost of product revenue will grow more slowly than service revenue.

     Cost of product revenue decreased to $4.4 million for the three months ended March 31, 2004 from $4.6 million for the same period in 2003. The decrease in cost of product revenue primarily resulted from a $218,000 reduction in lower-of-cost-or-market adjustments associated with discounting of hardware.

Product gross deficit

     During the three months ended March 31, 2004 and 2003, product gross deficit improved to (14)% from (48)% , respectively. Increases in product revenue from deferrals associated with the growth in our installed base of subscribers were greater than the related increases in product costs from deferrals. While we expect the selling prices of our products to be approximately equal to or to exceed product costs in future periods, after considering other costs, such as those described in “Cost of product revenue” above, we do not expect to generate significant product gross margin during the next twelve months.

Intangibles amortization

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     Intangibles amortization relates to the intangible assets purchased from Differential Corrections, Inc. in April 2000 and ConnectBusiness.com in September 2002. The costs are being amortized over estimated an estimated useful life of three and two years, respectively.

Sales and Marketing Expenses

     Sales and marketing expenses consist of employee salaries, sales commissions, and marketing and promotional expenses. Sales and marketing expenses increased to $3.1 million in the three months ended March 31, 2004 from $2.6 million in the same period in 2003. The increase is primarily attributed to higher employee-related expenses of $295,000 associated with an increase in headcount to 93 at March 31, 2004 from 85 at March 31, 2003 and increases in promotional expenses of $106,000. We expect that sales and marketing expenses will increase as we expand our sales and marketing efforts, including, but not limited to, modest headcount growth and promotional expenses related to new product and service offerings.

Research and Development Expenses

     Research and development expenses consist of employee salaries and expenses related to development personnel and consultants, as well as expenses associated with software and hardware development. Research and development expenses increased to $1.4 million in the three months ended March 31, 2004 from $1.3 million in the three months ended March 31, 2003. The increase was primarily due to increases in employee related expenses of $139,000. We expect that research and development expenses will increase in future periods as we develop and introduce new products and services.

General and Administrative Expenses

     General and administrative expenses consist of employee salaries and related expenses for executive and administrative costs, accounting and professional fees, recruiting costs and provisions for doubtful accounts. General and administrative expenses were $2.2 million for the three months ended March 31, 2004, flat with the same period in 2003. In 2004, increases in employee related expenses of $247,000 were offset by reductions in the provisions for allowance for doubtful accounts of $118,000 and decreases in professional fees of $98,000. General and administrative headcount totaled 53 and 51 at March 31, 2004 and 2003, respectively. We expect that general and administrative expenses will increase in future periods, including modest increases in employee-related expenses and professional fees associated with our operation as a public company.

Stock compensation expense

     Deferred stock compensation related to stock option grants to employees and consultants was fully amortized at March 31, 2004. Deferred stock compensation is amortized on an accelerated basis over the vesting period of individual awards. Stock compensation expense decreased to $4,000 for the three months ended March 31, 2004 from $192,000 for the three months ended March 31, 2003.

Interest income, net

     Interest income is composed primarily of interest income on cash, cash equivalents and short-term investments and interest expense relates to the short-term financing of insurance costs. Interest income net of interest expense increased to $254,000 from $148,000 in the three months ended March 31, 2004 and 2003, respectively. The increases are the result of larger invested balances.

Other income, net

     During the three month periods ended March 31, 2004 and 2003, other expense consisted primarily of net foreign currency transaction gains related to our subsidiary in India.

Income taxes

     Through 2002, we incurred net losses for federal and state tax purposes and except for only minimum state income and franchise taxes have not recognized any tax provision or benefit. Net income earned during the three months ended March 31, 2004, was offset by the utilization of prior years’ net operating losses; therefore no income tax expense was provided. A net loss was recorded for the three months ended March 31, 2003 and, therefore, no tax provision or benefit was recognized in that period.

Net income (loss)

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     Net income (loss) increased to $3.1 million from $(1.3) million for the three months ended March 31, 2004 and 2003, respectively. Our operating costs decreased to $15.0 million from $15.2 million for the three months ended March 31, 2004 and 2003, respectively. This decrease in expenses was accompanied by an increase in revenues to $17.9 million from $13.7 million for the three months ended March 31, 2004 and 2003, respectively.

     We believe period-to-period comparisons of our operating results are not necessarily meaningful. You should not rely on them to predict our future performance. The amount and timing of our operating expenses may fluctuate significantly in the future as a result of a variety of factors.

LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 2004, we held $14.6 million of cash and cash equivalents and $93.6 million of short-term investments. Working capital totaled $111.3 million at March 31,2004. We have a $100,000 revolving line of credit facility against which there were no borrowings as of March 31, 2004. The line of credit expires December 31, 2004.

     Net cash provided by (used in) operating activities was $2.6 million and $(1.2) million for the three months ended March 31, 2004 and 2003, respectively. This improvement in net cash provided by (used in) operating activities was primarily attributed to an increase in net income adjusted for non-cash expenses and charges (depreciation and amortization, gain on disposal of property and equipment, amortization of deferred stock compensation, provision for inventory reserves and provisions for doubtful accounts). Cash provided by operating activities during the three months ended March 31, 2004 also increased in comparison to the prior year period due to lower accounts receivable and deferred product cost balances, offset in part by increases in inventory, prepaid and other expenses balances, and lower deferred revenue and customer deposits balances. Improvements in accounts receivable collections as compared to increases in customer billings also contributed to increased operating cash flows in the three months ended March 31, 2004 compared to the same period in the prior year.

     At March 31, 2004 approximately $984,000 of our gross accounts receivable were over 90 days old. We believe we have adequately provided allowances as of March 31, 2004 for any such amounts that may ultimately become uncollectible. We defer product costs at time of shipment and expense any amounts in excess of the related product revenue at that time. We record accounts receivable from our customers and defer related product revenue upon installation. Both deferred product cost and revenue are recognized ratably over the minimum service contract period. Deferred product costs are recorded at the time of shipment and deferred product revenue is recorded at the time of installation. As a result, deferred product costs will generally exceed deferred revenue as we continue to grow our business. At March 31, 2004, total deferred product costs of $18.8 million exceeded total deferred revenue by $3.0 million.

     Net cash used in investing activities during the three months ended March 31, 2004 was $92.2 million, of which $91.6 million was used to purchase short-term investments. The remaining cash used was attributed to purchases of property and equipment of $290,000 and changes in other assets of $274,000.

     Net cash provided by financing activities increased to $565,000 from $289,000 for the three months ended March 31, 2004 and 2003, respectively, due to increases in proceeds from the issuance of our common stock and increased payments on notes receivable issued to shareholders.

     We believe that our current cash and cash equivalents will be sufficient to meet our anticipated cash needs for operating expenses, working capital and capital expenditures for at least the next eighteen months. In conjunction with our expected acquisition of MDSI, we anticipate that we will reduce our cash and cash equivalents by approximately $20.0 million. This estimate includes the $19.5 million cash component related to purchase of outstanding shares of MDSI and residual transaction expenses.

     If cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities or to obtain a larger credit facility. If additional funds are raised through the issuance of debt securities, holders of these securities could have certain rights, preferences and privileges senior to holders of our common stock, and the terms of this debt could restrict our operations. The sale of additional equity or convertible debt securities could result in additional dilution to our existing stockholders, and we cannot be certain that additional financing will be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain additional financing, we may be required to reduce the scope of our operations, which could harm our business, financial condition and operating results.

RISK FACTORS

     In addition to the other information contained in this Report, the following factors should be carefully considered in evaluating our business and prospects. The risks and uncertainties described below are intended to be ones that are specific to us or our industry and that we deem material, but they are not the only ones that we face.

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On April 12, 2004, we entered into a Combination Agreement with MDSI Mobile Data Solutions Inc. providing for the acquisition of MDSI. The combined company may not realize expected benefits because of integration and other challenges.

The failure of the combined company to meet the challenges involved in integrating the operations of the Company and MDSI successfully or otherwise to realize any of the anticipated benefits of the acquisition could seriously harm the results of operations of the combined company. Realizing the benefits of the acquisition will depend in part on the successful integration of technology, operations and personnel. The integration of the companies is a complex, time-consuming and expensive process that could significantly disrupt the business of the combined company.

The combined company may not successfully integrate the operations of the Company and MDSI in a timely manner, or at all, and the combined company may not realize the anticipated benefits of the acquisition to the extent, or in the timeframe, anticipated. The anticipated benefits of the acquisition are based on projections and assumptions, including successful integration, not actual experience. In addition to the integration risks discussed above, the combined company’s ability to realize those benefits could be adversely effected by practical or legal constraints on its ability to combine operations.

At Road, Inc. and MDSI each expect to incur significant costs associated with the acquisition.

In connection with the acquisition of MDSI, we estimate that we will incur direct costs of approximately $0.5 million in addition to the $1.0 million which we have already incurred. We estimate that MDSI will incur direct transaction costs of approximately $0.5 million, which will be recognized as expenses as incurred, in addition to approximately $0.8 million already expensed. In addition, each of @Road and MDSI will incur fees in exchange for services provided by their respective investment bankers. We believe the combined entity may continue to incur charges to operations, which cannot be reasonably estimated at this time, in the quarter in which the acquisition is completed or the following quarters, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the acquisition and the integration of the two companies.

Under the purchase method of accounting, the combined company will allocate the total estimated purchase price to our net tangible assets and amortizable intangible assets based on their fair values as of the date of completion of the acquisition, and record the excess of the purchase price over those fair values as goodwill. The combined company will incur amortization expense over the useful lives of amortizable intangible assets acquired in connection with the acquisition. In addition, to the extent the value of goodwill becomes impaired, the combined company may be required to incur material charges relating to the impairment of that asset. These amortization and potential impairment charges could have a material impact on the combined company’s results of operations and could have a material adverse effect on the market value of the common stock of the combined company following completion of the acquisition.

The stock price and business of At Road, Inc. may be adversely affected if the acquisition is not completed.

Completion of the acquisition is subject to several closing conditions, including the approval of MDSI shareholders and regulatory approval. The acquisition is also subject to approval of the British Columbia Supreme Court. The Company and MDSI may not be able to obtain such approvals on a timely basis or at all. If the acquisition is not completed, our operations may be harmed to the extent that customers, distributors, resellers and others believe that we cannot effectively compete in the marketplace without the acquisition, or there is uncertainty surrounding the future direction of our product and service offerings and strategy on a stand alone basis. If the acquisition is not completed, we would not derive the anticipated strategic benefits expected to result from the acquisition, which could adversely affect its business. We will also be required to pay significant costs incurred in connection with the acquisition, including legal, accounting and financial advisory fees, whether or not the acquisition is completed.

If, pursuant to its announcement, AT&T Wireless ceases to operate its Cellular Digital Packet Data network in 2004, we may lose subscribers and our revenues could decrease.

Beginning March 31, 2003, AT&T Wireless discontinued new sales of Cellular Digital Packet Data service. AT&T Wireless has also indicated that it expects to cease operating its Cellular Digital Packet Data network by June 30, 2004. During this quarter, we received a letter from AT&T Wireless that states that AT&T Wireless will continue to operate its Cellular Digital Packet Data network for certain partners including @Road, until at least September 30, 2004. If the termination of AT&T Wireless’ Cellular Digital Packet Data network disrupts our ability to deliver services to certain of our customers and we are

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unable to transition those customers to other networks, our revenues would decrease and customer satisfaction would suffer.

If, pursuant to its announcement, Verizon Wireless ceases to operate its Cellular Digital Packet Data network by the end of 2005, we may lose subscribers and our revenues could decrease.

Verizon Wireless has indicated that it expects to cease operating its Cellular Digital Packet Data network by the end of 2005. If the termination of Verizon Wireless’ Cellular Digital Packet Data network disrupts our ability to deliver services to certain of our customers and we are unable to transition those customers to other networks, our revenues would decrease and customer satisfaction would suffer.

If wireless carriers on which we depend for services decide to abandon or do not continue to expand their wireless networks, we may lose subscribers and our revenues could decrease.

Currently our services function on General Packet Radio Services networks, Code Division Multiple Access 1xRTT networks, Integrated Digital Enhanced Networks and Cellular Digital Packet Data networks. These protocols cover only portions of the United States and Canada, and may not gain widespread market acceptance. If wireless carriers abandon these protocols in favor of other types of wireless technology, we may not be able to provide services to our customers. In addition, if wireless carriers do not expand their coverage areas, we will be unable to meet the needs of customers who may wish to use some of our services outside the current coverage area.

Our quarterly operating results are subject to fluctuations, and our stock price may decline if we do not meet the expectations of investors and analysts.

Our quarterly revenues and operating results are difficult to predict and may fluctuate significantly from quarter to quarter due to a number of factors, many of which are outside our control. These factors include, but are not limited to:

•	changes in the market for mobile resource management services;

•	delays in market acceptance or implementation by customers of our services;

•	changes in length of sales cycles of or demand by our customers for existing and additional services;

•	changes in the productivity of our distribution channels;

•	introduction of new services by us or our competitors;

•	changes in our pricing policies or those of our competitors or suppliers;

•	changes in our mix of sources of revenues;

•	general economic and political conditions;

•	wireless networks, positioning systems and Internet infrastructure owned and controlled by others; and

•	any need to migrate to new wireless networks, which could cause our products to be incompatible with new wireless networks or out of date.

Our expense levels are based, in part, on our expectation of future revenues. Additionally, a substantial portion of our expenses is relatively fixed. As a result, any shortfall in revenues relative to our expectations could cause significant changes in our operating results from quarter to quarter. We believe period-to-period comparisons of our revenue levels and operating results are not meaningful. You should not rely on our quarterly revenues and operating results to predict our future performance. In some future quarter our operating results may be below the expectations of public market analysts and investors and, as a result, the price of our common stock may fall.

As we seek to serve larger customers, we face competition from businesses with greater financial resources, and we may be unable to compete effectively with these businesses.

The existing market is competitive. Competition is particularly vigorous for larger customers, which is a customer segment we have worked to serve. We expect competition to increase further as companies develop new products and/or modify their existing products to compete directly with ours. These competitors may have better name recognition, better product lines, greater sales, marketing and distribution capabilities, significantly greater financial resources, and existing relationships with some of our potential customers. We may not be able to effectively compete with these companies. Greater financial

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resources and product development capabilities may allow our competitors to respond more quickly to new or emerging technologies and changes in customer requirements that may render our products obsolete. In addition, these companies may reduce costs to customers and seek to obtain our customers through cost-cutting and other measures. To the extent these companies compete effectively with us, our business could be adversely affected by extended sales cycles or fewer sales.

If we cannot deliver the features and functionality our customers demand, we will be unable to retain or attract new customers.

Our success depends upon our ability to determine the features and functionality our customers demand and to design and implement services that meet their needs in an efficient manner. We cannot assure you that we can successfully determine customer requirements or that our future services will adequately satisfy customer demands. In addition, we may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. If we cannot effectively deploy, maintain and enhance our services, our revenues may decrease, we may not be able to recover our costs and our competitive position may be harmed.

If our customers do not have access to sufficient capacity on reliable wireless networks, we may be unable to deliver our services, we may lose subscribers, and our revenues could decrease.

Our ability to grow and achieve profitability depends on the ability of wireless carriers to provide sufficient network capacity, reliability and security to our customers. Even where wireless carriers provide coverage to entire metropolitan areas, there are occasional lapses in coverage, for example due to tunnels blocking the transmission of data to and from wireless modems used with our services. These effects could make our services less reliable and less useful, and customer satisfaction could suffer.

If one or more of the agreements we have with wireless carriers is terminated and as a result we are unable to offer services to our customers within a carrier’s coverage area, we may be unable to deliver our services, we may lose subscribers, and our revenues could decrease.

Our existing agreements with wireless carriers may in some cases be terminated immediately upon the occurrence of certain conditions or with prior written notice. In connection with ceasing operation of their Cellular Digital Packet Data networks, AT&T Wireless and/or Verizon Wireless may seek to terminate or not to renew their contracts for Cellular Digital Packet Data service with us. If one or more of our wireless carriers decides to terminate or not to renew its contract with us, we may incur additional costs relating to obtaining alternate coverage from another wireless carrier outside of its primary coverage area, or we may be unable to replace the coverage at all, causing a complete loss of services to our customers in that coverage area.

We may establish alliances or acquire technologies or companies in the future, which could result in the dilution of our stockholders and disruption of our business, which could reduce our revenues or increase our costs.

We are continually evaluating business alliances and external investments in technologies related to our business. Acquisitions of companies, divisions of companies, businesses or products and strategic alliances entail numerous risks, any of which could materially harm our business in several ways, including:

•	diversion of management’s attention from our core business objectives and other business concerns;

•	failure to integrate efficiently businesses or technologies acquired in the future with our pre-existing business or technologies;

•	potential loss of key employees from either our pre-existing business or the acquired business;

•	dilution of our existing stockholders as a result of issuing equity securities; and

•	assumption of liabilities of the acquired company.

Some or all of these problems may result from current or future alliances, acquisitions or investments. Furthermore, we may not realize any value from these alliances, acquisitions or investments.

We face competition from internal development teams of potential customers and from existing and potential competitors, which could limit our ability to acquire subscribers and could reduce our market share and revenues.

The market for our services is competitive and is expected to become even more competitive in the future. Our customers evaluate our services and those of our competitors primarily on the basis of the functionality, ease of use, quality, price,

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geographic coverage of services and corporate financial strength. As the demand by businesses for mobile resource management services increases, the quality, functionality and breadth of competing products and services will likely improve and new competitors will likely enter our market. In addition, the widespread adoption of industry standards may make it easier for new market entrants or existing competitors to improve their existing services, to offer some or all of the services we offer or may offer in the future, or to offer new services that we do not offer. We also do not know to what extent network infrastructure developers and wireless network operators will seek to provide integrated wireless communications, Global Positioning System, software applications, transaction processing and Internet solutions, including access devices developed internally or through captive suppliers. If we are unable to compete successfully, it may harm our business, which in turn may limit our ability to acquire or retain subscribers, resulting in a loss of market share and revenues. We face competition from a number of different business productivity solutions, including:

•	solutions developed internally by our prospective customers’ information technology staffs;

•	discrete means of communication with mobile workers, such as pagers, two-way radios, handheld devices and wireless telephones;

•	solutions targeted at specific vertical markets, such as services offered by Qualcomm that monitor assets in the long-haul transportation sector; and

•	solutions offered by smaller market entrants.

Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can.

We have a history of losses, have only recently become profitable and may not sustain or increase profitability in the future.

We have only recently become profitable and may not sustain or increase profitability in the future. As of March 31, 2004, we had an accumulated deficit of $113.1 million. To sustain profitability we will need to generate significant revenues to offset our cost of revenues and our sales and marketing, research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit goals and our losses may increase in the future. To facilitate the sale of our services, we have sold and may sell our hardware below our costs. As a result, we have experienced, and may continue to experience, negative gross margins on the sale of our hardware. Changes such as increases in our pricing for products and services or the pricing of competing products and services may harm our ability to increase sales of our products and services to new and existing customers. If we are not able to expand our customer base and increase our revenue from new and existing customers, we may be unprofitable.

Due to our limited operating history, it is difficult to predict future operating results or our stock price.

An evaluation of our business is difficult because we have a limited operating history. We commenced operations in July 1996 and commercially offered our first services in the second half of 1998. We may not continue to achieve profitability or continue to grow. We face a number of risks encountered by companies in the mobile resource management market, including:

•	our need to respond to technological change and introduce reliable and robust products and services that meet the demanding needs of customers;

•	the uncertainty of market acceptance of our services;

•	our need to expand and manage the expansion of our marketing, sales and support organizations, as well as our distribution channels;

•	our ability to anticipate and respond to market competition;

•	wireless networks, positioning systems and Internet infrastructure owned and controlled by others; and

•	any need to migrate to new wireless networks, which could cause our products to be incompatible with new wireless networks or out of date.

We may not successfully address these risks, and our business strategy may not be successful.

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We have limited resources and may be unable to manage our anticipated growth in operations.

If we fail to develop and maintain our services as we experience rapid growth, demand for our services could decrease, which would result in a decrease in our revenues. Our development and expansion have placed, and will continue to place, significant strain on our managerial, operational and financial resources. Due to the limited deployment of our services, we are unable to assess our ability to grow the business and manage a substantially larger number of customers and additional services.

We depend on a limited number of third parties to manufacture and supply critical components for our products and services.

We rely on sole suppliers and manufacturers for a number of key components for these products and do not have long-term agreements with any of these suppliers or manufacturers. If these parties do not perform their obligations, or if they cease to manufacture and supply components critical for our products and services, we may be unable to find other suppliers or operate our business. We cannot be sure that alternative sources for key components used in our products, such as the Internet Location Manager and the Internet Data Terminal, will be available when needed, or if available, that these components will be available on commercially reasonable terms. Our sole suppliers and manufacturers of key components include:

•	Motorola, our sole supplier of wireless modems operable on Integrated Digital Enhanced Networks and of microcontrollers for our Internet Location Manager and

•	Taiwan Semiconductor Manufacturing Company, our sole manufacturer of our GPS digital receiver chips.

Although we believe we have sufficient quantities of GPS digital receiver chips to last the next twelve months, if our agreements with these or other suppliers and manufacturers are terminated or expire, if we are unable to obtain sufficient quantities of components critical for our products and services, if the quality of these components is inadequate, or if the terms for supply of these components become commercially unreasonable, our search for additional or alternate suppliers and manufacturers could result in significant delays, added expense and our inability to maintain or expand our subscriber base. Any of these events could require us to take unforeseen actions or devote additional resources to provide our products and services and could harm our ability to compete effectively.

A disruption of our services due to accidental or intentional security breaches may harm our reputation, cause a loss of revenues and increase our expenses.

Unauthorized access, computer viruses and other accidental or intentional actions could disrupt our information systems or communications networks. We expect to incur significant costs to protect against the threat of security breaches and to alleviate problems caused by any breaches. Currently, the wireless transmission of our customers’ proprietary information is not protected by encryption technology. If a third party were to misappropriate our customers’ proprietary information, we could be subject to claims, litigation or other potential liabilities that could seriously harm our revenues and result in the loss of customers.

System or network failures could reduce our sales, increase costs or result in liability claims.

Any disruption to our services, information systems or communications networks or those of third parties could result in the inability of our customers to receive our services for an indeterminate period of time. Our operations depend upon our ability to maintain and protect our computer systems at our co-located data centers in Ashburn, Virginia and Redwood City, California, which is on or near earthquake fault zones. Our services may not function properly if our systems fail, or if there is an interruption in the supply of power, or if there is an earthquake, fire, flood or other natural disaster, or an act of war or terrorism. Within each of our data centers, we have fully redundant systems; however, in the event of a system or network failure, the process of shifting access to customer data from one data center to the other would be performed manually, and could result in a further disruption to our services. Any disruption to our services could cause us to lose customers or revenue, or face litigation, customer service or repair work that would involve substantial costs and distract management from operating our business.

We depend on Global Positioning System technology owned and controlled by others. If we do not have continued access to GPS technology or satellites, we will be unable to deliver our services and revenues will decrease.

Our services rely on signals from Global Positioning System satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease to function and customer satisfaction would suffer.

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In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of the Global Positioning System. Furthermore, because of ever-increasing commercial applications of the Global Positioning System and international political unrest, U.S. government agencies may become increasingly involved in the administration or the regulation of the use of GPS signals in the future. If factors such as the foregoing affect the Global Positioning System, for example by affecting the availability, quality, accuracy or pricing of GPS technology, our business will suffer.

Defects or errors in our services could result in the cancellation or delays of our services, which would damage our reputation and harm our financial condition.

We must develop our services quickly to keep pace with the rapidly changing MRM market. Products and services that address this market are likely to contain undetected errors or defects, especially when first introduced or when new versions are introduced. Our services may not be free from errors or defects, which could result in the cancellation or disruption of our services or dissatisfaction of customers. This would damage our reputation and result in lost revenues, diverted development resources, and increased service and warranty costs.

The reporting of inaccurate location-relevant information could cause the loss of customers and expose us to legal liability.

The accurate reporting of location-relevant information is critical to our customers’ businesses. If we fail to accurately report location-relevant information, we could lose customers, our reputation and ability to attract new customers could be harmed, and we could be exposed to legal liability. We may not have insurance adequate to cover losses we may incur as a result of these inaccuracies.

Our success and ability to compete depends upon our ability to secure and protect patents, trademarks and other proprietary rights.

Our success depends on our ability to protect our proprietary rights to the technologies used to implement and operate our services in the United States and in foreign countries. In the event that a third party breaches the confidentiality provisions or other obligations in one or more of our agreements or misappropriates or infringes on our intellectual property or the intellectual property licensed to us by third parties, our business would be seriously harmed. To protect our proprietary rights, we rely on a combination of trade secrets, confidentiality and other contractual provisions and agreements, and patent, copyright and trademark laws, which afford us only limited protection. Third parties may independently discover or invent competing technologies or reverse engineer our trade secrets, software or other technology. Furthermore, laws in some foreign countries may not protect our proprietary rights to the same extent as the laws of the United States. Therefore, the measures we take to protect our proprietary rights may not be adequate.

Claims that we infringe third-party proprietary rights could result in significant expenses or restrictions on our ability to provide our services.

Third parties may claim that our current or future products or services infringe their proprietary rights or assert other claims against us. As the number of entrants into our market increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all. Any of these results would increase our expenses and could decrease the functionality of our services, which would make our services less attractive to our current or potential customers. We have agreed in some of our agreements, and may agree in the future, to indemnify other parties for any expenses or liabilities resulting from claimed infringements of the proprietary rights of third parties.

From time to time, we are or may be subject to litigation that could result in significant costs to us.

From time to time, we are or may be subject to litigation in the ordinary course of business relating to any number or type of claims, including claims for damages related to errors and malfunctions of our services or hardware platforms or their deployment. A securities, product liability or other claim could seriously harm our business because of the costs of defending the lawsuit, diversion of employees’ time and attention, and potential damage to our reputation. Some of our agreements with our customers, suppliers and other third parties contain provisions designed to limit exposure to potential claims. Limitation of liability provisions contained in our agreements may not be enforceable under the laws of some jurisdictions. As a result, we could be required to pay substantial amounts of damages in settlement or upon the determination of any of these types of claims. Although we carry general liability and directors and officers insurance, our insurance may not cover potential claims or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may

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be imposed.

Our success depends on our ability to maintain and expand our sales channels.

To increase our market awareness, customer base and revenues, we need to expand our direct and indirect sales operations. There is strong competition for qualified sales personnel, and we may not be able to attract and retain sufficient new sales personnel to expand our operations. New sales personnel require training and it takes time for them to achieve full productivity, if at all. In addition, we believe that our success is dependent on expansion of our indirect distribution channels, including our relationships with wireless carriers, independent sales agents and distribution partners. To date, we have relationships with wireless carriers, independent sales agents and a limited number of distribution partners. These sales channel partners require training in selling our products and services and it will take time for these partners to achieve productivity, if at all. We may not be able to establish relationships with additional distributors on a timely basis, or at all. Our distributors, many of which are not engaged with us on an exclusive basis, may not devote adequate resources to promoting and selling our services.

We depend on recruiting and retaining qualified personnel and our inability to do so may cause a loss in sales, impair our ability to effectively manage our operations or impair our ability to develop and support services and products.

Because of the technical nature of our services and the market in which we compete, our success depends on the continued services of our current executive officers and our ability to attract and retain qualified personnel with expertise in wireless communications, Global Positioning Systems, hosted software applications, transaction processing and the Internet. Competitors and others have in the past, and may attempt in the future, to recruit our employees. In addition, new employees generally require substantial training, which requires significant resources and management attention. Even if we invest significant resources to recruit, train and retain qualified personnel, we may not be successful in our efforts.

Government regulations and standards could subject us to increased regulation, increase our costs of operations or reduce our opportunities to earn revenue.

In addition to regulations applicable to businesses in general, we may also be subject to direct regulation by U.S. governmental agencies, including the Federal Communications Commission and Department of Defense. These regulations may impose licensing requirements, privacy safeguards relating to certain subscriber information, or safety standards, for example with respect to human exposure to electromagnetic radiation and signal leakage. A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, wireless communications and GPS technology, including on-line content, user privacy, taxation, access charges and liability for third-party activities. Additionally, it is uncertain how existing laws governing issues such as taxation on the use of wireless networks, intellectual property, libel, user privacy and property ownership will be applied to our services. The adoption of new laws or the application of existing laws may expose us to significant liabilities and additional operational requirements, which could decrease the demand for our services and increase our cost of doing business. Wireless carriers who supply us with airtime are subject to regulation by the Federal Communications Commission, and regulations that affect them could also increase our costs or limit the provision of our services.

Fluctuations in the value of foreign currencies could result in increased product costs and operating expenses.

We have suppliers and manufacturers that are located outside the United States. Some transactions relating to supply and development agreements may be conducted in currencies other than the U.S. dollar, and fluctuations in the value of foreign currencies relative to the U.S. dollar could cause us to incur currency exchange costs. In addition, some of our transactions denominated in U.S. dollars may be subject to currency exchange rate risk. We cannot predict the effect of exchange rate fluctuations on our future operating results. Should there be a sustained increase in average exchange rates for the local currencies in these countries, our suppliers and manufacturers may request a price increase at the end of the contract period.

Geopolitical, economic and military conditions, including terrorist attacks and other acts of war, may materially and adversely affect the markets on which our common stock trades, the markets in which we operate, our operations and our profitability.

Terrorist attacks and other acts of war, and any response to them, may lead to armed hostilities and such developments would likely cause instability in financial markets. Armed hostilities and terrorism may directly impact our facilities, personnel and operations which are located in the United States and India, as well as those of our clients. Furthermore, severe terrorist attacks or acts of war may result in temporary halts of commercial activity in the affected regions, and may result in reduced demand for our products. These developments could have a material adverse effect on our business and the trading price of our common stock.

23

Our stock price is volatile, which may cause you to lose money and could lead to costly litigation against us that could divert our resources.

Stock markets have recently experienced dramatic price and volume fluctuations, particularly for shares of technology companies. These fluctuations can be unrelated to the operating performance of these companies. Broad market fluctuations may reduce the market price of our common stock and cause you to lose some or all of your investment. These fluctuations may be exaggerated if the trading volume of our common stock is low. In addition, due to the technology-intensive nature and growth rate of our business and the mobile resource management market, the market price of our common stock may rise and fall in response to:

•	quarterly variations in operating results;

•	failure to achieve operating results anticipated by securities analysts and investors;

•	changes in estimates of our financial performance or changes in recommendations by securities analysts;

•	announcements of technological or competitive developments;

•	the gain or loss of a significant customer or order;

•	disposition of shares of our common stock held by large investors; and

•	acquisitions or strategic alliances by us or our competitors.

When the market price of a company’s stock drops significantly, stockholders often institute securities class action lawsuits against that company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources from our business.

As of April 30, 2004, a limited number of stockholders own approximately 49% of our stock and may act, or prevent certain types of corporate actions, to the detriment of other stockholders.

Our directors, officers and greater than 5% stockholders own, as of April 30, 2004, approximately 49% of our outstanding common stock. Accordingly, these stockholders may, if they act together, exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

Our certificate of incorporation and bylaws and state law contain provisions that could discourage a takeover.

We have adopted a certificate of incorporation and bylaws, which in addition to state law, may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. These provisions include the following:

•	establishing a classified board in which only a portion of the total board members will be elected at each annual meeting;

•	authorizing the board to issue preferred stock;

•	prohibiting cumulative voting in the election of directors;

•	limiting the persons who may call special meetings of stockholders;

•	prohibiting stockholder action by written consent; and

•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

We have adopted a certificate of incorporation that permits our board to issue shares of preferred stock without stockholder approval, which means that our board could issue shares with special voting rights or other provisions that could deter a takeover. In addition to delaying or preventing an acquisition, the issuance of a substantial number of shares of preferred stock could adversely affect the price of our common stock and dilute existing stockholders.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Foreign Currency Exchange

     We transact business primarily in U.S. dollars. We are subject, however, to adverse movements in foreign currency exchange rates in those countries where we conduct business. To date, the effect of fluctuations in foreign currency exchange rates on expenses has not been material. Operating expenses incurred by our subsidiary in India are denominated in Indian rupees. This subsidiary was formed in November 1999 and provides research and development and customer service activities. We hold fixed-price agreements denominated in U.S. dollars with key foreign-based suppliers: Orient Semiconductor Electronics, in Taiwan, manufactures the Internet Location Manager; Sierra Wireless, in Canada, provides the modem for some versions of the Internet Location Manager; Taiwan Semiconductor Manufacturing Company, in Taiwan, manufactures our Global Positioning System digital receiver chips; and Micronet, in Israel, supplies our Internet Data Terminal. Should there be a sustained increase in average exchange rates for the local currency in any of the foregoing countries, our suppliers may request increased pricing on any new agreements. If this were to occur for all of these currencies and with each of these suppliers, a 10 percent increase in average exchange rates could increase our product costs by approximately 3 percent.

     We do not use derivative financial instruments for speculative trading purposes, nor do we currently hedge any foreign currency exposure to offset the effects of changes in foreign exchange rates. Similarly, we do not use financial instruments to hedge operating expenses of our subsidiary in India.

Item 4. Controls and Procedures.

     Within 90 days prior to the date of this Report, we carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures as defined in Rules 13a-14(c) and 15d-14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”). Based upon that evaluation, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures are effective. Our disclosure controls and procedures are designed to provide a reasonable level of assurance of reaching our desired disclosure control objectives and are effective in doing so.

     There were no significant changes in our internal controls or in other factors that could significantly affect these internal controls subsequent to the date of their evaluation.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings.

     From time to time, we are subject to claims in legal proceedings arising in the normal course of our business. We do not believe that we are party to any pending legal action that could reasonably be expected to have a material adverse effect on our business, financial condition or operating results.

24

Item 6. Exhibits and Reports on Form 8-K.

     (a) Exhibits

31.1	Rule 13a-14(a)/15d-14(a) Certification
31.2	Rule 13a-14(a)/15d-14(a) Certification
32.1	Section 1350 Certification
32.2	Section 1350 Certification

     (b) The Company filed the following reports on Form 8-K during the three months ended March 31, 2004:

•	A current report on Form 8-K was filed on January 8, 2004 pursuant to Item 7 (Financial Statements, Pro Forma Financial Information and Exhibits) and Item 9 (Regulation FD Disclosure).

•	A current report on Form 8-K was filed on February 5, 2004 pursuant to Item 7 (Financial Statements, Pro Forma Financial Information and Exhibits) and Item 12 (Results of Operations and Financial Condition).

25

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AT ROAD, INC.

By: /s/ Carol Rice-Murphy

Carol Rice Murphy
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 10, 2004

26

Exhibit Index

Exhibits

31.1	Rule 13a-14(a)/15d-14(a) Certification.

31.2	Rule 13a-14(a)/15d-14(a) Certification.

32.1	Section 1350 Certification.

32.2	Section 1350 Certification.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2004

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

000-31511
(Commission File Number)

Delaware	94-3209170
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

510-668-1638
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release of At Road, Inc. dated January 8, 2004.

Item 9. Regulation FD Disclosure.

     The information that is set forth in the Registrant’s Press Release dated January 8, 2004, is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT ROAD, INC.

Date: January 8, 2004	By:	/s/ Thomas C. Hoster

Thomas C. Hoster Chief Financial Officer

AT ROAD, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of At Road, Inc. dated January 8, 2004.

Exhibit 99.1

NEWS RELEASE

Media Contact: Kathy Stahlman, @Road Public Relations (510) 870-1144 kstahlman@road-inc.com

@Road® GeoManagerSM Receives Frost & Sullivan Mobile Communications
Product of the Year Award

@Road recognized as industry leader for mobile resource management services

Fremont, CA – January 8, 2004 – @Road (Nasdaq: ARDI), a leading provider of mobile resource management (MRM) services, today announced that the @Road GeoManager service has received the prestigious Frost & Sullivan Mobile Communications Product of the Year 2004 Award. The award recognizes the @Road GeoManager service as an innovative mobility solution designed to enhance operational efficiency and maximize workforce productivity to increase customer revenues and decrease costs of operations.

The GeoManager service combines several technologies, including GPS and wireless data communications to communicate mobile resource information and locations to @Road data centers, and the Internet to give customers complete access to location-based, time-sensitive information about their mobile workers and assets.

The GeoManager service not only improves operational efficiency but also enables business-reporting capabilities to help streamline customer invoicing and employee payroll. The @Road service provides reports and maps configurable by the customer and which detail a variety of activities in the field, including routing, location, speed and stop times.

Frost & Sullivan’s analyst team researched customer service innovation and system implementation in the industry through interviews with market participants, extensive secondary research and customer surveys. To determine the recipient of the award, competitors were compared and ranked for relative position.

“Customer feedback indicates that @Road GeoManager services offer a clear value proposition to customers given the capability to monitor, manage and report on field activities,” said Frost & Sullivan analyst Brent Iadarola. “In fact, GeoManager has repeatedly demonstrated a quantifiable return on investment for customers, often benchmarked by time savings or average job completion rates.”

According to Frost & Sullivan, @Road GeoManager has excelled based on one or more of the following criteria:

•	Significance of new product in its industry

•	Competitive advantage of new product in its industry

•	Product acceptance in the marketplace

•	New product value-added services provided to customers

“We are delighted and honored to be chosen for the Frost & Sullivan Product of the Year 2004 Award,” said Krish Panu, president and CEO of @Road. “We are particularly pleased with the validation of our emphasis on putting customer needs first when developing new products and services.”

About Frost & Sullivan

Founded in 1961, Frost & Sullivan is recognized as a global leader in growth consulting. Frost & Sullivan Awards are presented to companies that demonstrate excellence in their industry, commending the diligence, commitment, and innovative business strategies required to advance in the global marketplace. Frost & Sullivan rigorously analyzes specific criteria to determine award recipients in a vast variety of market industries and landscapes.

About @Road

@Road (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to more than 117,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

###

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of @Road to successfully market and support GeoManager services, the ability of GeoManager customers to achieve an intended return on investment and operational efficiencies, dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K/A dated July 29, 2003, Report on Form 10-Q dated November 14, 2003 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. The @Road logo and GeoManager are trademarks and/or service marks of At Road, Inc. All other trademarks and service marks are the property of their respective owners.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2004

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

000-31511
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	94-3209170 (I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

510-668-1638
(Registrant’s telephone number, including area code)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)     Exhibits.

        99.1      Press Release of At Road, Inc. dated February 5, 2004.

Item 12.    Results of Operations and Financial Condition.

     The information that is set forth in the Registrant’s Press Release dated February 5, 2004, is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT ROAD, INC.

Date: February 5, 2004	By:	/s/ THOMAS C. HOSTER

Thomas C. Hoster Chief Financial Officer

AT ROAD, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of At Road, Inc. dated February 5, 2004.

Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

Contact:

Thomas C. Hoster Chief Financial Officer @Road 510-870-1099 thoster@road-inc.com	David J. Lebedeff Vice President Investor Relations @Road 510-870-1317 dlebedeff@road-inc.com

@Road® Reports Record Revenues and Profits in the Fourth Quarter
Company Reports Full-Year 2003 Profitability
Cash and Short-term Investments Exceed $105 million

Fremont, CA – February 5, 2004 – @Road (Nasdaq: ARDI), a leading provider of mobile resource management (MRM) services, today announced record results for the fourth quarter ended December 31, 2003.

Service revenues for the fourth quarter of 2003 were $13.7 million, up 40 percent from $9.8 million reported for the same period in 2002 and up 5 percent from $13.1 million for the third quarter in 2003. Total revenues for the fourth quarter of 2003 were $17.2 million, up 33 percent from $12.9 million reported for the same period in 2002 and up 4 percent from $16.6 million for the third quarter 2003.

“We are very pleased to report full-year profitability for 2003,” said Krish Panu, president and CEO of @Road. “We have been managing the competing demands of cash, profitability and growth. With a strong cash position and profitability, we are now focusing on an aggressive growth strategy,” stated Mr. Panu.

Net income for the fourth quarter of 2003 was $2.1 million, or $0.04 per diluted share, compared with a net loss of $2.0 million, or a loss of $0.04 per diluted share, for the same period in 2002.

For the year ended December 31, 2003, total revenues increased to $63.4 million from $44.4 million for the prior year. Service revenues grew to $49.6 million for the year ended December 31, 2003 from $33.7 million for the same period a year earlier.

Net income for 2003 was $1.7 million, or $0.03 per diluted share, compared with a net loss of $14.2 million, or a loss of $0.31 per diluted share, in 2002.

The company’s balance sheet at December 31, 2003 included $105.7 million of cash, cash equivalents and short-term investments. Total assets as of December 31, 2003 were $139.0 million. “We believe that by attaining profitability and maintaining a strong balance sheet, we increase customer confidence that we have the resources to help them with their mobile resource management needs,” concluded Mr. Panu.

2003 Highlights

•	Financial – Increased the subscriber base by 39 percent from December 31, 2002.

On August 20, 2003, sold 4,000,000 newly issued shares of @Road common stock at $14.00 per share. Net proceeds from the offering after expenses were $51.8 million.

The American Stock Exchange® (Amex®) began trading options on @Road on Monday, June 2, 2003.

The Chicago Board Options Exchange (CBOE) began listing options on @Road common stock under the CBOE ticker symbol UDH on Wednesday, June 4, 2003.

•	Strategic Customers –In addition to our strong base of large customers, we added the following customers in 2003:

Selected by Frontier Communications, a Citizens Communications Company, to help it manage its field operations, improve productivity and increase customer satisfaction. Frontier offers service in 24 states over 2.4 million access lines across the U.S.

Selected by Qwest to provide MRM services to help Qwest manage its field operations. Qwest employs over 5,000 mobile workers across a number of lines of business.

•	New Services – Announced the general availability of the @Road MRM service offering using AT&T Wireless’ high-speed GPRS (General Packet Radio Service) network.

Announced the nationwide availability of the @Road MRM service offering using Sprint’s all-digital, all-CDMA 1xRTT (single carrier radio transmission technology) Third-Generation (3G) wireless network.

Launched GeoManagerSM Pocket Edition, a new solution that combines @Road MRM services with GPS-enabled mobile phones.

Announced the addition of @Road PathwaySM to its suite of mobility service applications for workers in the field. The solution is now available on i58sr and i88s phones by Motorola with onboard assisted global positioning system (AGPS) capabilities.

Announced the availability of @Road Driver Logs and State Mileage Report features. Subscribers can use the Driver Logs service to electronically record Duty Status changes and Hours of Service information directly into their on-board @Road Internet Data Terminal (iDTTM). The State Mileage Report feature is designed to enable companies to automatically record how many miles each subscriber has traveled in a state, which information can be used when preparing state-mandated quarterly fuel tax reports.

Launched Exception Services, a value-added application enabling companies to quickly identify and respond to scheduled or spontaneous field activities through alerts and reports identifying incidents where mobile workers meet or exceed customer-defined business rules.

Announced the availability of @Road DirectData 2.1 service. For companies seeking to leverage their existing IT infrastructure, DirectData 2.1 is designed to continuously and securely deliver location-, message- and form-based information to enterprise applications for integration into routing, dispatching, payroll or other legacy systems.

•	Partnerships – Announced the formation of a strategic alliance with TransDecisions, a developer of innovative logistics software for enterprises and transportation, to develop and market an integrated solution.

•	Infrastructure – Migrated the wireless data-capture software engine to a new release. This infrastructure enhancement is designed to result in increased capacity, higher reliability and lower service delivery costs.

Implemented a new system, called the Early Warning System, which is designed to proactively identify and solve customer service issues. This system is expected to lower customer service costs and improve customer satisfaction.

•	Intellectual Property – Awarded four patents by the U.S. Patent and Trademark Office, bringing the company’s patent portfolio to ten. @Road has 36 additional patents pending in jurisdictions throughout the world.

•	Accolades – In response to achievements in 2003:

Krish Panu, President and Chief Executive Officer of @Road joined NASDAQ Executive Vice President Bruce Aust to preside over the Market Open on Friday, January 9, 2004.

The @Road GeoManager service received the prestigious 2004 Frost and Sullivan Mobile Communications Product of the Year Award. The award recognizes the @Road GeoManager service as an innovative mobility solution designed to enhance operational efficiency and maximize workforce productivity to increase customer revenues and decrease costs of operations.

Ranked the number one fastest growing technology company in Deloitte’s prestigious Technology Fast 50 Program for Silicon Valley. Rankings were based on the percentage of growth in fiscal year revenues over five years, from 1998 to 2002. @Road revenues increased by 65,224 percent for the five-year period, resulting in the highest overall ranking in the Silicon Valley Fast 50.

Conference Call and Webcast Details

@Road will host a teleconference Thursday, February 5th, commencing at 2:00 p.m. Pacific Time, to discuss fourth quarter financial results. Participating in the call will be @Road President and CEO Krish Panu and CFO Tom Hoster. All interested parties may listen by dialing 800-967-7134 or 719-457-2625, or by tuning into the Webcast at www.road.com.

About @Road

@Road (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to more than 125,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

###

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, @Road historical and future losses, operating results and profitability; limited operating history; scalability of the @Road business model; ability of @Road to successfully develop, market and sell its products and services, including GeoManager Pocket Edition, @Road Pathway, @Road Driver Logs, State Mileage Report, Exception Services and DirectData 2.1 and products and services relating to the AT&T Wireless and Sprint wireless networks; ability of @Road to sell and deploy its products and services to large customers; availability and reliability of the @Road infrastructure; dependence on wireless networks owned and controlled by others; ability of @Road to execute its plan and adapt to a rapidly changing economic and business environment; and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K/A dated July 29, 2003, Report on Form 10-Q dated November 14, 2003 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. The @Road logo, @Road Pathway, GeoManager and iDT are trademarks and/or service marks of At Road, Inc. All other trademarks and service marks are the property of their respective owners.

At Road, Inc.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	December 31, 2003	December 31, 2002 (*)

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$105,669	$37,900
Accounts receivable, net	7,109	7,407
Inventories	2,425	5,399
Deferred product costs and other current assets	13,190	9,937

Total current assets	128,393	60,643
Property and equipment, net	2,298	2,500
Deferred product costs and other assets	8,325	7,407

Total assets	$139,016	$70,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$10,522	$7,278
Deferred revenue and customer deposits	9,751	7,594

Total current liabilities	20,273	14,872
Deferred revenue	6,582	5,321
Other long term liabilities	33	190

Total liabilities	26,888	20,383
Stockholders’ equity:
Common stock	228,441	170,610
Deferred stock compensation	(4)	(491)
Notes receivable from stockholders	(87)	(2,068)
Accumulated deficit	(116,222)	(117,884)

Total stockholders’ equity	112,128	50,167

Total liabilities and stockholders’ equity	$139,016	$70,550

(*) Derived from the audited December 31, 2002 financial statements

At Road, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three months ended			Twelve months ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2003	2003	2002	2003	2002

Revenues:
Service	$13,710	$13,113	$9,813	$49,561	$33,678
Product	3,527	3,503	3,133	13,802	10,742

Total revenues	17,237	16,616	12,946	63,363	44,420

Costs and expenses:
Cost of service revenue (excluding intangibles amortization included below)	3,871	3,782	3,570	15,711	13,544
Cost of product revenue	4,692	5,249	4,931	19,770	16,946
Intangibles amortization	10	11	424	455	1,670
Sales and marketing	3,064	2,907	2,711	11,408	10,746
Research and development	1,360	1,386	1,340	5,379	5,878
General and administrative	2,355	2,189	1,911	9,202	8,616
Stock compensation	26	154	248	467	1,065

Total costs and expenses	15,378	15,678	15,135	62,392	58,465

Income (loss) from operations	1,859	938	(2,189)	971	(14,045)
Investment impairment charge	—	—	—	—	(1,035)
Other income, net	238	157	172	691	843

Net income (loss)	$2,097	$1,095	$(2,017)	$1,662	$(14,237)

Net income (loss) per share:
Basic	$0.04	$0.02	$(0.04)	$0.03	$(0.31)

Diluted	$0.04	$0.02	$(0.04)	$0.03	$(0.31)

Shares used in calculating net income (loss) per share:
Basic	53,450	50,689	46,990	49,978	46,134

Diluted	58,209	55,813	46,990	54,282	46,134

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

000-31511
(Commission File Number)

Delaware	94-3209170
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

510-668-1638
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

          99.1 Annual Report of At Road, Inc. prepared for mailing to all stockholders in preparation for the 2004 Annual Meeting for At Road, Inc. stockholders.

Item 9. Regulation FD Disclosure.

     At Road, Inc. prepared an Annual Report for mailing to all At Road, Inc. stockholders in preparation for the 2004 Annual Meeting for At Road, Inc. stockholders.

     The information that is set forth in the Registrant’s Annual Report is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT ROAD, INC.
Date: April 8, 2004	By:	/s/ Thomas C. Hoster
Thomas C. Hoster
Chief Financial Officer

AT ROAD, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Annual Report of At Road, Inc.

Exhibit 99.1

MOBILERESOURCEMANAGEMENT

     @Road ® (Nasdaq: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating location technologies, wireless communications, transaction processing, software applications and the Internet to help companies better manage their mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services using a pay-as-you-go subscription model, customers experience a rapid and measurable return on investment.

FINANCIALHIGHLIGHTS
(In thousands, except per
share amounts and subscribers)

	2003	2002	2001
Service revenues	$49,561	$33,678	$20,188
Total revenues	63,363	44,420	27,450
Net income (loss)	$1,662	$(14,237)	$(38,647)
Net income (loss) per share [1]	$0.03	$(0.31)	$(0.88)
Cash [2]	$105,669	$37,900	$42,380
Subscribers [3]	125,000	90,000	66,000

1 Net loss per share represents basic and diluted net loss per share.

2 Cash and cash equivalents, short-term investments, and restricted short-term investments.

3 Subscribers are defined as active units at December 31.

Cash Profitablity Growth

DEARSTOCKHOLDERS

I am pleased to report that @Road achieved profitability for the first time in 2003, on both a quarterly and full-year basis. Net income for 2003 was $1.7 million, or $0.03 per diluted share, compared with a net loss of $14.2 million, or a loss of $0.31 per diluted share, in 2002.

I want to thank everyone who has helped the company achieve this monumental milestone. Achieving profitability has not been easy to do in the economic environment of the last several years. I’d like to thank our customers, partners, investors, and most of all our employees for contributing to this achievement.

Total revenues increased to $63.4 million in 2003 from $44.4 million in 2002. Service revenues grew to $49.6 million in 2003 from $33.7 million in 2002. The company’s balance sheet at December 31, 2003 included $106 million of cash, cash equivalents and short-term investments, and we increased our cash balances in every quarter of 2003.

Service revenues in 2003 were up 47 percent from 2002, while total revenues increased by 43 percent. At the same time, operating expenses decreased 4 percent in 2003 compared with 2002.

During 2003, we increased our subscriber base 39 percent and added a record 35,000 subscribers, increasing our subscriber base from 90,000 at the end of 2002 to 125,000 at the close of 2003. We believe that we have realized only a small portion of the market potential for mobile resource management solutions.

With tens of millions of mobile workers in the U.S., there is a multi-billion dollar market for mobile resource management services. In addition to our base business of small and medium-sized customers, we are targeting ten significant vertical markets. We have acquired large reference customers in the telecommunications, facilities management and construction verticals, and we are pursuing other large customer opportunities in the cable/broadband, distribution, field service, security, utility, courier/delivery and transportation verticals.

From the start, we have been managing the competing demands of cash, profitability and growth. With a strong cash position and profitability at hand, we are now focusing on an aggressive growth strategy and on generating attractive returns for our stockholders.

On August 25, 2003, @Road completed a secondary public offering of 4 million newly issued shares of common stock and 2.5 million shares of common stock offered by selling stockholders—at $14.00 per share. We believe that customers now realize that @Road has the financial resources for the long term. We also believe that a company that is profitable, is cash flow positive, and has a strong cash position is a sound and durable company.

Also during 2003, @Road was named the number one fastest growing technology company in Silicon Valley, as determined by the Deloitte Technology Fast 50 Program. Rankings are based on the percentage of growth in revenues over five years, from 1998 through 2002; @Road revenues increased by more than 65,000 percent in the five-year period.

     We intend to continue pursuing our goal of dramatic growth with the following four initiatives:

•	further penetrate vertical markets in which we have, or are developing, leading reference customers;

•	create new value-added services for our customers, which will be offered for additional fees where appropriate;

•	expand our services internationally; and

•	acquire complementary businesses and technologies.

We will continue to undertake these objectives carefully, balancing the company’s cash, growth and profitability.

Krish Panu
Chairman, Chief Executive
Officer and President

Cash Profitablity Growth

Mobile Resource Management: The Challenge and the Vision

Mobile workers—such as those in delivery, construction, transportation and field services—are one of the largest unsupervised segments of the workforce.

When employees are working on a manufacturing floor or in an office, they clock in and have their activities monitored and managed by supervisors. Activities such as communication, timekeeping and training—as well as the ability to check and update information—are taken for granted. Nearly all workers in an office or manufacturing facility are connected to their company’s network, enterprise resource planning or accounting systems, and the Internet.

The same cannot be said for mobile workers. Take an employee—who in many cases is a highly compensated worker—and put him or her in a mobile environment, and these routine activities can become very difficult. The challenge with supervising mobile workers is that soon after they clock in, they get into a vehicle and disappear over the horizon.

Supervising and managing mobile workers is mostly a matter of knowing where they are and where they have been. But this can be challenging. How do you obtain the location of the mobile worker? What wireless connectivity would you use—how do you deal with multiple wireless protocols? And cellular coverage can be an issue. What device would you give a mobile worker? There are multiple devices and device migration issues to confront. And even if you solved these challenges, the mobile worker still may not have access to corporate systems such as the manufacturing resource planning or enterprise resource planning systems.

We at @Road are in the business of solving these challenges for our customers. As these challenges are overcome, customers realize improved productivity, increased revenues, better metrics for managing their businesses, and improved customer service for their customers. With the location information and sophisticated reporting we provide, we help companies of all sizes efficiently manage their mobile resources.

Mobile Resource Management: The Solution

Some businesses use inefficient and incomplete systems, such as cellular telephones and pagers, in their attempts to manage mobile resources. A few businesses use systems based on proprietary technologies requiring substantial and costly ongoing investments in information technology and hardware. Businesses and organizations are looking for an easy-to-use, comprehensive, cost-effective solution for managing their mobile resources.

@Road provides companies with a suite of tools that enable them to locate, manage and message their mobile workers, all of which are designed to provide customers enhanced efficiency and productivity. These benefits can translate directly to a company’s bottom line. The services offered by @Road also allow customers to better serve their customers, and can give them a competitive advantage in their markets.

As a hosted, Internet-based service, the @Road solution is cost-effective and easy to use. Customers simply log on to our Web site, www.road.com, to manage their employees, assets, and goods and services, and to use two-way messaging with their mobile workers. Customers retrieve location-enhanced information from mobile

Productivity — Efficiency

“I would not want to operate my business
without using the @Road service.”
- Jerry Helmann

President of American Furniture Rentals, one of the largest independently owned furniture rental companies on the East coast resources to make informed decisions. @Road services are designed to provide:

•	improved productivity

•	decreased operating costs

•	improved operating efficiency

•	improved customer responsiveness

Plus, @Road services are designed to provide a return on investment that is measured in weeks rather than years.

How the @Road Solution Works

There are four elements to an effective mobile resource management solution: Data Capture, Data Transport, Data and Application Processing and Data Integration and Distribution.

Data Capture: The @Road GeoManagerSM solution is enabled by the installation of a hardware device that integrates a GPS receiver with wireless connectivity. The device, called an Internet Location Manager, is installed in each vehicle and receives signals transmitted from GPS satellites to determine the mobile worker’s location and velocity.

Alternatively, a mobile worker can use a location-enabled cellular telephone running our software application. This mobile phone substitutes for the Internet Location Manager, eliminating the modest upfront cost of the in-vehicle-based @Road solution. We have offered this solution, named GeoManager Pocket Edition, since March, 2003.

Data Transport: The location-enhanced data is transmitted over wireless networks and the Internet to the @Road data centers, a network of secure servers.

Data and Application Processing: We process customer data and run our data applications, hosting customer information in our secure data centers. Customers then access their location and management information via the Web using any Internet browser. Since all of the customer data and application software reside at the @Road data centers, customers do not have to make investments to acquire and support capital equipment such as hardware, software, and data networking systems.

Data Integration and Distribution: Customers may choose to integrate the @Road location-enhanced data into their legacy reporting systems to generate reports for senior management. This can be accomplished by two methods—through our DirectData service, or through @Road Application Programming Interfaces. DirectData sends @Road data directly into existing systems, where it can be integrated into existing systems, such as dispatching, accounting and payroll systems. Application Programming Interfaces provide software templates that facilitate easy integration of @Road-generated data into customer applications.

Customers often change the way they manage their businesses as a result of implementing the @Road solution. With the wealth of location-enhanced information that is assembled from the @Road solution, our customers are able to make better use of their mobile resources, improving productivity and lowering expenses. Our customers are also able to achieve better routing and scheduling of mobile workers, and lower their costs of operation. More importantly, they are able to gain a competitive advantage by offering better customer service to their customers.

“I can’t understand why every services business in the country is not using the @Road solution. The time-savings alone have more than paid for the cost of the service. Add in the improved customer service, reduced clerical expenses and additional revenue opportunities, and I am a very happy man.”
-Steve Alexander
President of Aire-Flo™ Corporation, a Columbus, Ohio-based HVAC company

Productivity — Efficiency

Value-Added @Road Solutions

In addition to the base @Road solutions, we offer additional value-added solutions that customers can use to further enhance the management and messaging of their mobile workers. Since customer data and software reside at the @Road data centers, it is easy for customers to subscribe to these additional value-added services. We charge for these add-on services on a monthly, per-subscriber basis. Value-added services range from an additional $2 per subscriber per month to an additional $28 per subscriber per month, on top of the base @Road service. Many add-on services have broad appeal across our customer base, while others are designed for particular industry verticals. Currently, over half of our customers subscribe to one or more value-added solutions.

Customer Support

@Road supports its service with a dedicated customer service group of 68 people. We track customer satisfaction via a monthly index, with emphasis on solving customer problems quickly and to the customer’s approval. The customer service function reports to the same executive charged with the responsibility of managing operating results, thereby linking customer satisfaction with the results of the company.

In 2003, @Road initiated a new procedure, called the Early Warning System, to proactively identify and solve customer service issues. This system is expected to lower customer service costs and improve customer satisfaction.

@Road GeoManager Receives Frost & Sullivan Mobile Communications Product of the Year Award

The @Road GeoManager service received the prestigious Frost & Sullivan 2004 Mobile Communications Product of the Year Award. According to Frost & Sullivan, @Road GeoManager has excelled based on the following criteria:

•	significance of the new product in its industry;

•	the competitive advantage of the new product in its industry;

•	product acceptance in the marketplace; and

•	new-product value-added services provided to customers.

Customer feedback indicated that @Road GeoManager services offer a clear value proposition to customers, given their capability to monitor, manage and report on field activities. According to Frost & Sullivan, use of GeoManager services repeatedly demonstrated a quantifiable return on investment for customers, as benchmarked by time savings or average job completion rates.

     We believe that @Road mobile resource management services are—and will continue to be—the standard to which all MRM applications for the mobile workforce are compared.

DIRECTORS,OFFICERSANDCORPORATEINFORMATION

Executive Management
Krish Panu	Thomas Hoster	Mike Walker
Chairman, Chief Executive Officer and President	Chief Financial Officer and Senior Vice President	Senior Vice President Solutions Development

Thomas Allen	Alan Park	Linda Standen
Chief Operating Officer and Executive Vice President	Chief Sales Officer and Senior Vice President	Chief Marketing Officer and Senior Vice President

Corporate Management
John Lankes	Carol Rice-Murphy	David Lebedeff
Vice President	Vice President	Vice President
Strategic Accounts	and Controller	Investor Relations

Ian Gray	Scott Harmon
Vice President	Vice President
Human Resources	Vertical Market Development

Board of Directors
Krish Panu	Charles E. Levine	T. Peter Thomas
Chairman, Chief Executive Officer and President	Retired President, Sprint PCS	Managing Director Institutional Venture Management
@Road	Stuart Phillips	James D. Fay
Kris Chellam	General Partner	Vice President, Corporate Affairs,
Senior Vice President, Finance	U.S. Venture Partners	General Counsel and Secretary
and Chief Financial Officer		@Road
Xilinx, Inc.

Corporate Offices	Stock Registrar and Transfer Agent	Stock Listing
47200 Bayside Parkway	American Stock Transfer & Trust Company	The company’s stock is traded on
Fremont, CA 94538	Shareholder Relations Department	The NASDAQ National Market under
www.road.com	59 Maiden Lane	the symbol ARDI.
New York, NY 10038
Legal Counsel	Automated Line: 1-800-937-5449	Investor Contact
HellerEhrman Venture Law Group	Toll-Free Number: 1-877-777-0800	@Road
Menlo Park, California	AST website: www.amstock.com	Investor Relations
47200 Bayside Parkway
Independent Auditor	Annual Meeting	Fremont, CA 94538
Deloitte & Touche LLP	Tuesday, June 18, 2004, 9:30 a.m.	510-870-1245
San Jose, California	@Road	ir@road-inc.com
47200 Bayside Parkway
Fremont, CA 94538

©2004 At Road, Inc. All rights reserved. @Road and i LM are registered trademarks of At Road, Inc. The @Road logo, GeoManager, i DT and Pocket Edition are trademarks and/or service marks of At Road, Inc. All other trademarks and service marks are the property of their respective owners.

Except for the historical information contained herein, the matters discussed in this document are forward looking-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, fluctuations in quarterly results, limited operating history of @Road, the infancy of the mobile resource management industry where there is no established market for the products and services of @Road, ability of @Road to successfully market and sell products and services discussed herein, ability of @Road to adapt to rapid technological change, dependence of @Road on wireless networks, network infrastructure and positioning systems owned and controlled by others and general political and economic conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 12, 2004 and in its other filings with the Securities and Exchange Commission.

2003HIGHLIGHTS

Financial – Increased the subscriber base by 39 percent from December 31, 2002.

On August 20, 2003, sold 4,000,000 newly issued shares of @Road common stock at $14.00 per share. Net proceeds from the offering after expenses were $51.8 million.

The American Stock Exchange®
(Amex®) began trading options on @Road on Monday, June 2, 2003.

The Chicago Board Options Exchange ® (CBOE ® ) began listing options on @Road common stock under the CBOE ticker symbol UDH on Wednesday, June 4, 2003.

Strategic Customers – In addition to our strong base of large customers, we added the following customers in 2003:

Selected by Frontier Communications ® , a Citizens Communications ® Company, to help it manage its field operations, improve productivity and increase customer satisfaction.

Selected by Qwest ® to provide MRM services to help Qwest manage its field operations. Qwest employs over 5,000 mobile workers across a number of lines of business.

New Services – Announced the availability of the @Road MRM service offering using AT&T ® Wireless’ high-speed GPRS (General Packet Radio Service) network.

Announced the nationwide availability of the @Road MRM service offering using the Sprint ® all-digital, all-CDMA 1xRTT (single carrier radio transmission technology) wireless network.

Launched GeoManagerSM Pocket Edition, a new solution that combines @Road MRM services with GPS-enabled mobile phones.

Announced the addition of @Road PathwaySM to its suite of mobility service applications for workers in the field. The solution is available on i 58sr and i 88s phones by Motorola® with onboard assisted global positioning system (AGPS) capabilities.

Announced the availability of @Road Driver Logs and State Mileage Report features. Subscribers can use the Driver Logs service to electronically record Duty Status changes and Hours of Service information directly into their on-board @Road Internet Data Terminal (iDT™). The State Mileage Report feature is designed to enable companies to automatically record how many miles each subscriber has traveled in a state, information that can be used when preparing state-mandated quarterly fuel tax reports.

Launched Exception Services, a value-added application enabling companies to quickly identify and respond to scheduled or spontaneous field activities through alerts and reports identifying incidents where mobile workers meet or exceed customer-defined business rules.

Announced the availability of @Road DirectData 2.1 service. For companies seeking to leverage their existing IT infrastructure, DirectData 2.1 is designed to continuously and securely deliver location-, message- and form-based information to enterprise applications for integration into routing, dispatching, payroll or other legacy systems.

Partnerships – Announced the formation of a strategic alliance with TransDecisions, a developer of innovative logistics software for enterprises and transportation, to develop and market an integrated solution.

Infrastructure – Migrated the wireless data-capture software engine to a new release. This infrastructure enhancement is designed to result in increased capacity, higher reliability and lower service delivery costs.

Implemented a new system, called the Early Warning System, which is designed to proactively identify and solve customer service issues. This system is expected to lower @Road customer service costs and improve customer satisfaction.

Intellectual Property – Awarded four patents by the U.S. Patent and Trademark Office, bringing the company’s patent portfolio to ten. @Road has 35 additional patents pending in jurisdictions throughout the world.

Accolades – In response to achievements in 2003:

Krish Panu, President and Chief Executive Officer of @Road joined NASDAQ Executive Vice President Bruce Aust to preside over the Market Open on Friday, January 9, 2004.

The @Road GeoManager service received the prestigious 2004 Frost and Sullivan Mobile Communications Product of the Year Award. The award recognizes the @Road GeoManager service as an innovative mobility solution designed to enhance operational efficiency and maximize workforce productivity to increase customer revenues and decrease costs of operations.

@Road was ranked the number one fastest growing technology company in Deloitte’s prestigious Technology Fast 50 Program for Silicon Valley. Rankings were based on the percentage of growth in fiscal year revenues over five years, from 1998 to 2002. @Road revenues increased by 65,224 percent for the five-year period.

At Road, Inc.	Phone: 510-668-1638
World Headquarters	Toll Free: 1-877-7AtRoad
47200 Bayside Parkway	Fax: 510-353-6021
Fremont, CA 94538	www.road.com

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2004

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

000-31511
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	94-3209170 (I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

510-668-1638
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

     On April 13, 2004, At Road, Inc. (“At Road”) announced that it has signed a definitive agreement with MDSI Mobile Data Solutions Inc. (“MDSI”) providing for the acquisition of MDSI by At Road. Under the terms of the agreement, MDSI shareholders will be entitled to receive, at the election of the holder, 0.75 shares of At Road common stock or $9.00 in cash for each At Road share owned. MDSI shareholders who are also Canadian residents will be given the opportunity to elect to receive 0.75 equivalent exchangeable shares in a new At Road Canadian subsidiary for each MDSI share owned. The maximum amount of cash to be issued by At Road in the proposed transaction is capped at $19.5 million. The transaction has been unanimously approved by the boards of directors of both companies and is subject to customary closing conditions, including the approval of MDSI’s shareholders and regulatory approvals. The transaction is expected to close in the third quarter 2004. At Road and MDSI will host a conference call today at 5:30 a.m. Pacific time to discuss the proposed acquisition. To join the call, please call 877-888-4034 or 719-867-0608 approximately 10 minutes before the start of the call. The pass code for the conference call is 825445.

     A copy of the joint press release issued by At Road and MDSI on April 13, 2004 concerning the foregoing transaction is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	Joint Press Release of At Road, Inc. and MDSI Mobile Data Solutions Inc. dated April 13, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT ROAD, INC.

Date: April 13, 2004	By:	/s/ THOMAS C. HOSTER

Thomas C. Hoster Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint Press Release of At Road, Inc. and MDSI Mobile Data Solutions Inc. dated April 13, 2004.

EXHIBIT 99.1

Contact: David Lebedeff @Road Vice President, Investor Relations Phone: 510-870-1317 Email: dlebedeff@road-inc.com

@Road to Acquire MDSI Mobile Data Solutions

Acquisition Extends @Road Leadership as one of the Most Comprehensive Providers
of Mobile Resource Management Services

FREMONT, Calif. and VANCOUVER, British Columbia – April 13, 2004 – @Road® (Nasdaq: ARDI), a leading provider of mobile resource management (MRM) services, and MDSI (Nasdaq: MDSI, TSX: MMD), a leading provider of mobile workforce management software solutions, today announced that they have signed a definitive agreement providing for the acquisition of MDSI by @Road.

“Our customers and prospects, especially our large customers and prospects, have been asking for an integrated mobile resource management solution that allows them to manage both mobile workers and their work,” stated Krish Panu, @Road president and CEO. “We believe that the complementary integration of the two companies’ products and services will comprehensively address the entire workflow,” continued Mr. Panu.

The planned acquisition of MDSI positions @Road to use software sales and installations to drive new services and subscriptions to a worldwide market. @Road intends to cross-sell the companies’ solutions as well as further develop the combined technologies to provide customers seamlessly integrated services. In addition, the acquisition of MDSI allows @Road to further penetrate key vertical markets, including utilities, telco and cable and broadband markets.

“We believe that this acquisition will help solidify the position of @Road as a worldwide leader in mobile resource management,” concluded Mr. Panu.

Combined trailing 12-month revenues for the two companies total $110 million. Together, the combined companies expect to have close to $100 million in cash balances, 650 employees, more than 125,000 subscribers and more than 80,000 licensed users worldwide.

With a market presence in the United States, Canada, Europe, South Africa and Australia, MDSI’s mobile workforce management software solutions target mid- and large-sized organizations in the utilities, telecommunications and cable industries.

Under the terms of the agreement, MDSI shareholders will be entitled to receive, at the election of the holder, 0.75 shares of @Road common stock or $9.00 in cash for each MDSI share owned. MDSI shareholders who are also Canadian residents will be given the opportunity to elect to receive 0.75 equivalent exchangeable shares in a new @Road Canadian subsidiary for each MDSI share owned. The maximum amount of cash to be issued by @Road in the proposed transaction is capped at $19.5 million. Based on the closing prices of @Road and MDSI common stock on April 12, 2004 and assuming that all MDSI shareholders elect to receive only @Road shares, the transaction is valued at approximately $86 million. If all MDSI shareholders elect to receive @Road common stock, MDSI shareholders will own approximately 10% of outstanding @Road common stock after the completion of the transaction. The transaction has been unanimously approved by the boards of directors of both companies and is subject to customary closing conditions, including the approval of MDSI shareholders and regulatory approvals. This transaction is also subject to approval of the British Columbia Supreme Court. Shareholders representing approximately 5% of MDSI’s outstanding shares have agreed to vote in favor of the transaction. The transaction is expected to close in the third quarter 2004.

“MDSI and @Road share a similar objective – to deliver market-leading products and services to our customers that improve the quality of service and productivity of their mobile workers. We believe that this shared vision will significantly benefit both existing and new customers,” said Erik Dysthe, MDSI’s president, CEO and chairman. “By joining @Road we believe that we will be able to accelerate our product development plans, offer our products to large companies in our core markets that are already @Road customers, and expand into several additional markets where @Road has established itself. We believe that the transaction also offers good value for our shareholders.”

Based on preliminary analyses, when taking into account the effect of purchase accounting, @Road expects the transaction will be dilutive to earnings per share on a GAAP basis in calendar 2004, neutral in 2005 and accretive thereafter. @Road management will provide further information on the expected impact of purchase accounting on the combined company’s financial statements following completion of the transaction.

Upon completion of the acquisition, MDSI will become a wholly-owned subsidiary of @Road, and will remain located in its current headquarters in Richmond, British Columbia. @Road intends to operate MDSI as a division of the company.

All references to dollars and “$” in this press release are to United States dollars.

Piper Jaffray & Co. served as financial advisor to @Road on the transaction. Bear, Stearns & Co. served as financial advisor to MDSI and provided a fairness opinion in respect of the transaction. RBC Dominion Securities Inc. also provided a fairness opinion in respect of the transaction.

Conference Call and Webcast

@Road and MDSI will host a conference call today at 5:30 a.m. Pacific time to discuss the proposed acquisition. To join the call, please call 877-888-4034 or 719-867-0608 approximately 10 minutes before the start of the call. The pass code for the conference call is 825445.

A replay of the conference call will be available through April 27, 2004. The recording will be available approximately two hours after the completion of the conference call. The replay call-in number is 888-203-1112 or 719-457-0820. The pass code for the conference call replay is 825445. The conference call will be Webcast live for all investors, and a Webcast replay will be available through April 27, 2004.

To listen to the Webcast, please go to the Investor Relations page of the @Road Web site at www.road.com and click on the Live Webcast icon, or go to:

http://www.firstcallevents.com/service/ajwz404034639gf12.html

@Road encourages you to review the Web site in advance of the Webcast to ensure that your computer is configured properly.

About @Road

@Road (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to more than 125,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

About MDSI

MDSI is one of the largest, most successful and experienced providers of mobile workforce management software in the world. MDSI’s software improves customer service and relationships and reduces operating costs by allowing companies to manage field resources more effectively. Headquartered in Richmond, BC, Canada, MDSI was founded in 1993 and has approximately 350 employees. The company has operations and support offices in the United States, Canada, Europe and Australia. MDSI services approximately 100 customers and has licensed more than 80,000 field service users around the world. MDSI is a public company traded on the Toronto Stock Exchange (MMD) and on NASDAQ (MDSI). www.mdsi-advantex.com.

###

ADDITIONAL INFORMATION AND WHERE TO FIND IT

MDSI plans to distribute a circular to its shareholders containing information about the combination. Investors and security holders are urged to read the circular carefully when it is available. The circular will contain important information about @Road, MDSI, the combination, the persons soliciting proxies relating to the combination, their interests in the combination, and related matters. The circular will be available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

@Road files annual, quarterly and special reports, proxy statements and other information with the SEC. MDSI files annual and quarterly financial statements, annual reports, annual information forms, management proxy circulars and other documents and information with the Canadian Securities Administrators in Canada and annual and special reports with the SEC. You may read and copy any reports, statements or other information filed with the SEC by @Road or MDSI at the SEC Public Reference Rooms at 450 Fifth Street NW, Washington, DC 20549 or at any of the SEC’s other public reference rooms in New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. @Road filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov. MDSI’s filings with the Canadian Securities Administrators are available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

This press release contains forward-looking statements that involve risks and uncertainties concerning the proposed acquisition by @Road of MDSI, the expected financial performance of @Road, as well as strategic and operational plans of @Road. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, but are not limited to, the possibility that the transaction will not close, that the closing may be delayed, the reaction of @Road and MDSI customers to the transaction, the ability of @Road to integrate MDSI’s operations and employees, the dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 12, 2004, Report on Form 10-Q dated November 14, 2003 and in its other filings with the Securities and Exchange Commission. @Road cautions the reader that the time and/or manner of the live teleconference, Webcast and replay may change for administrative or other reasons outside the company’s control. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. The @Road logo is a trademark of At Road, Inc.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2004

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

000-31511
(Commission File Number)

Delaware
(State or other jurisdiction of	94-3209170
incorporation)	(I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

510-668-1638
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description
99.1	Investor Presentation

Item 9. Regulation FD Disclosure.

     At Road, Inc. (“At Road”) has prepared an investor presentation in connection with the proposed acquisition of MDSI Mobile Data Solutions Inc. by At Road. A copy of the investor presentation is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT ROAD, INC.

Date: April 13, 2004	By:	/s/ THOMAS C. HOSTER

Thomas C. Hoster Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Investor Presentation

Exhibit 99.1

@Road/MDSI Roadshow April 2004

ADDITIONAL INFORMATION AND WHERE TO FIND IT MDSI plans to distribute a management proxy circular to its shareholders containing information about the combination. Investors and security holders are urged to read the circular carefully when it is available. The circular will contain important information about @Road, MDSI, the combination, the persons soliciting proxies relating to the combination, their interests in the combination, and related matters. The circular will be available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com. @Road files annual, quarterly and special reports, proxy statements and other information with the SEC. MDSI files annual and quarterly financial statements, annual reports, annual information forms, management proxy circulars and other documents and information with the Canadian Securities Administrators in Canada and annual and special reports with the SEC. You may read and copy any reports, statements or other information filed with the SEC by @Road or MDSI at the SEC Public Reference Rooms at 450 Fifth Street NW, Washington, DC 20549 or at any of the SEC's other public reference rooms in New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. @Road filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov. MDSI's filings with the Canadian Securities Administrators are available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com. Additional Information

This presentation includes forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward- looking statements. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 12, 2004, and in its other filings with the Securities and Exchange Commission. Safe Harbor Statement

Company Overviews Sells a Service Mobile Resource Management Improves Mobile Worker Productivity Managing & Messaging Year Founded: 1996 Subscribers: 125,000 (12/31/03) 2003 Revenues: $63 MM Headquarters: Fremont, CA Employees: 325 Sells Software Mobile Workforce Management Improves Mobile Worker Productivity Scheduling & Dispatch Year Founded: 1993 Seats: 80,000 (12/31/03) 2003 Revenues: $47 MM Headquarters: Richmond, BC Employees: 330

Transaction Summary Transaction Structure: Fixed exchange ratio and exchangeable shares Consideration: 0.75 @Road shares or $9.00 Election Feature: Shareholders may select all stock or cash FD Ownership Split: 92% @Road/ 8% MDSI (assumes 75% stock and 25% cash election) Accretion: Neutral in 2005 and Accretive Thereafter (GAAP basis) Closing Conditions: MDSI Shareholder Vote & Regulatory Approvals Targeted Closing Date: Early Q3 2004

Mobile Resource Management:

@ROAD manages

Mobile Workers

Complete Workforce Management Solution

Mobile Workers' Work

MDSI manages

@Road Confidential and Proprietary. Any unauthorized use is prohibited.

@ROAD® MOBILE RESOURCE MANAGEMENT

Mobile Resource Management: Mobile Workers Mobile Workers' Work manages manages Complete Workforce Management Solution

Benefits of the Acquisition Customers Looking for Integrated MRM Solutions Want a comprehensive solution from a single supplier Strengthen @Road Leadership Position in MRM Drive New Revenue from Complementary MRM Solutions: Manage the Mobile Worker Manage the Mobile Worker's Work Entry into International Markets Cross-Sell Each Other's Customers Multiple Sources of Revenue

Integrated Mobile Resource Management

	The Worker: Mobile Resources	**The Work:** Jobs & Tasks
The Future: Planning & Scheduling		
The Present: Dispatching & Reacting		
The Past: Evaluating & Accounting		

@Road Confidential and Proprietary. Any unauthorized use is prohibited.

@ROAD®
MOBILE RESOURCE MANAGEMENT

Integrated Mobile Resource Management

Integrated Mobile Resource Management

	The Worker: Mobile Resources	The Work: Jobs & Tasks
The Future: Planning & Scheduling		MDSI
The Present: Dispatching & Reacting	@Road	MDSI
The Past: Evaluating & Accounting	@Road	MDSI

@Road Confidential and Proprietary. Any unauthorized use is prohibited.

@ROAD® MOBILE RESOURCE MANAGEMENT

Integrated Mobile Resource Management

Integrated Mobile Resource Management

The Future:
Planning & Scheduling

The Present:
Dispatching & Reacting

The Past:
Evaluating & Accounting

@Road

The Worker:
Mobile Resources

The Work:
Jobs & Tasks

@Road Confidential and Proprietary. Any unauthorized use is prohibited.

@ROAD MOBILE RESOURCE MANAGEMENT

Integrated Mobile Resource Management

Integrated Mobile Resource Management

The Future:
Planning & S

Mobile worker productivity is maximized when the worker is

- ✓ dispatched optimally
- ✓ managed dynamically, and
- ✓ monitored closely

The Pre
Dispatching &

The P
Evaluating &
Accounting

The Worker:
Mobile Resources

The Work:
Jobs & Tasks

@Road Confidential and Proprietary   Any unauthorized use is prohibited

@ROAD® MOBILE RESOURCE MANAGEMENT

Integrated Mobile Resource Management The Future: Planning & Scheduling The Present: Dispatching & Reacting The Past: Evaluating & Accounting The Worker: The Work: Mobile Resources Jobs & Tasks @Road Mobile worker productivity is maximized when the worker is dispatched optimally managed dynamically, and monitored closely

MDSI Overview

@Road Confidential and Proprietary. Any unauthorized use is prohibited.

@ROAD® MOBILE RESOURCE MANAGEMENT

MDSI Overview

MDSI: Outstanding Customers

Utility

Telco

Cable/Broadband

- Cox Communications
- Videotron
- Rogers Cablesystems

@Road Confidential and Proprietary. Any unauthorized use is prohibited.

@ROAD® MOBILE RESOURCE MANAGEMENT

MDSI: Outstanding Customers Telco Telkom South Africa #1 South Africa telco Belgacom #1 Belgian telco Eircom # 1 Irish telco TDC Tele Danmark # 1 Danish telco Cable/Broadband Cox Communications Videotron Rogers Cablesystems Utility Transco 9,000 users British Gas Service 6,000 users Consumers Energy 2,000-plus users Meralco Philippines KeySpan #1 gas distributor in Northeast U.S. Yorkshire Water United Kingdom

MDSI Applications

Real-time workflow management software

@Road Confidential and Proprietary. Any unauthorized use is prohibited.
@ROAD MOBILE RESOURCE MANAGEMENT

MDSI Applications Plan Capacity Commit Resources Assign Work Dispatch Work Capture Results Monitor Progress Measure Performance Real-time workflow management software

MDSI Mobile Workforce Solution

Enterprise Applications

Work Orders

Work Results

Wireless Enablement	Technician Workflow

Advantex Compose configuration tools

Assignments

Work Results

Mobile Workforce

@ROAD® MOBILE RESOURCE MANAGEMENT

@Road ... etary. Any unauthorized use is prohibited.

Wireless Enablement Work Progress Tracking Street Level Routing, Vehicle Tracking Decision Support Scheduling Dispatch Management Order Management Mobile Workforce Advantex Compose configuration tools Work Orders Work Results Work Results Assignments Enterprise Applications Technician Workflow MDSI Mobile Workforce Solution

Large, Under-Penetrated Target Markets

27 million
mobile workers
Europe
Asia
North America
50 million
mobile workers
Middle East
23 million
mobile workers
Africa
Australia
MDSI Presence

Source: IDC (2002) and Company estimates

@Road Confidential and Proprietary. Any unauthorized use is prohibited.

@ROAD
MOBILE RESOURCE MANAGEMENT

23 million mobile workers 50 million mobile workers 27 million mobile workers Source: IDC (2002) and Company estimates Large, Under-Penetrated Target Markets North America Middle East Europe Australia Asia Africa MDSI Presence

MDSI Summary Sells sophisticated suite of software Mobile Workforce Management Manages the mobile worker's work Critical part of an integrated MRM solution Excellent penetration into key vertical markets 100 customers; 80,000 seat licenses International presence MDSI allows @Road to offer a complete, integrated suite of Mobile Resource Management Solutions

The Combined Company A Leadership Position in Mobile Resource Management Complete work and worker solutions Superior Operating Model Approaching $125MM in combined revenues Multiple revenue streams (55% subscriptions, 20% licensing, 15% platform, 10% professional services) Strong balance sheet: about $100 MM in cash and no debt International Company North America, Europe, Middle East, Africa, Asia/Pacific Dramatically expanded addressable market

Integration Plan & Timing

When the Deal Closes…

@Road Confidential and Proprietary. Any unauthorized use is prohibited.

@ROAD®
MOBILE RESOURCE MANAGEMENT

Integration Plan & Timing When the Deal Closes... Integration will be ready to commence Integration Committee established Revenue Synergies Access to MDSI channels Cross-selling opportunities Expanded service and product lines Cost Synergies R&D rationalization SG&A redundancies Closing expected early Q3

Multiple Revenue Streams

@Road Confidential and Proprietary. Any unauthorized use is prohibited.

@ROAD MOBILE RESOURCE MANAGEMENT

Multiple Revenue Streams Revenues: ARDI MDSI Combined Subscription 80% 55% Platform 20% 15% Licensing/Services 65% 20% Maintenance 35% 10% Percent of Total 67% 33% 100% [update]

Strategic Direction

$1 billion per year in recurring service revenue

@Road Confidential and Proprietary. Any unauthorized use is prohibited.

@ROAD® MOBILE RESOURCE MANAGEMENT

$1 billion per year in recurring service revenue • Further penetrate vertical markets in which we have or are developing leading reference customers • Create new value-added services for our customers • Expand our services internationally • Acquire complementary businesses and technologies Strategic Direction

Mobile Resource Management

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

000-31511
(Commission File Number)

Delaware	94-3209170
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

510-668-1638
(Registrant’s telephone number, including area code)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release of At Road, Inc. dated April 22, 2004.

Item 12.	Results of Operations and Financial Condition.

     The information that is set forth in the Registrant’s Press Release dated April 22, 2004, is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT ROAD, INC.
Date: April 22, 2004	By:	/s/ THOMAS C. HOSTER
Thomas C. Hoster
Chief Financial Officer

AT ROAD, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of At Road, Inc. dated April 22, 2004.

Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

Contact:

Thomas C. Hoster	David J. Lebedeff
Chief Financial Officer	Vice President Investor Relations
@Road	@Road
510-870-1099	510-870-1317
thoster@road-inc.com	dlebedeff@road-inc.com

@Road® Reports Record Revenues and Profits in the First Quarter
Cash and Short-term Investments Exceed $108 million

Fremont, CA – April 22, 2004 – @Road (Nasdaq: ARDI), a leading provider of mobile resource management (MRM) services, today announced record results for the first quarter ended March 31, 2004.

Service revenues for the first quarter of 2004 were $14.0 million, up 32 percent from $10.6 million reported for the same period in 2003 and up 2 percent from $13.7 million for the fourth quarter in 2003. Total revenues for the first quarter of 2004 were $17.9 million, up 30 percent from $13.7 million reported for the same period in 2003 and up 4 percent from $17.2 million for the fourth quarter 2003.

“We have been managing the competing demands of cash, profitability and growth. With a strong cash position and profitability, we are now focusing on an aggressive growth strategy,” said Krish Panu, president and CEO of @Road. “We recently announced that we plan to acquire MDSI Mobile Data Solutions, Inc. which we believe will help us further accelerate our growth,” stated Mr. Panu.

“By combining with MDSI, we believe we will be able to:

•	cross-sell our solutions between customer bases,

•	use the MDSI customer base as a springboard for international expansion in Europe, Asia-Pacific and Africa, and

•	leverage three major vertical markets penetrated by MDSI—utilities, cable/broadband and telecommunications.

Upon closing the transaction, our revenues should increase by approximately 50 percent,” concluded Mr. Panu.

Net income for the first quarter of 2004 was $3.1 million, or $0.05 per diluted share, compared with a net loss of $1.3 million, or a loss of $0.03 per diluted share, for the same period in 2003.

The company’s condensed consolidated balance sheet at March 31, 2004 included $108.2 million of cash, cash equivalents and short-term investments. Total assets as of March 31, 2004 were $142.4 million. “We believe that by improving profitability, generating cash and maintaining a strong balance sheet, we increase customer confidence that we have the resources to help them with their mobile resource management needs,” concluded Mr. Panu.

First Quarter 2004 Highlights

•	Financial – Increased the subscriber base by 4 percent from December 31, 2003 and by 31 percent from March 31, 2003; increased cash, cash equivalents and short-term investments by $2.5 million in the first quarter of 2004 from the fourth quarter of 2003.

•	Acquisitions – Signed a definitive agreement providing for the acquisition of MDSI Mobile Data Solutions, Inc. (Nasdaq: MDSI, TSX: MMD), a leading provider of mobile workforce management software solutions, for a combination of stock and cash. The transaction is expected to close in the third quarter 2004.

•	Strategic Customers – Selected by Waste Management, Inc. to provide MRM services to approximately 3,500 new GeoManagerSM subscribers to help the company improve operations and manage field activity.

•	New Services – In partnership with TransDecisions, @Road developed a waste roll-off routing application specifically designed for the waste industry. The solution is built on the LocationSmartSM technology platform that currently services the company’s North American subscribers, and is designed to streamline and improve routing operations for the waste industry.

Introduced @Road TimeConnectSM, an automated time tracking and task management application for Nextel® GPS-enabled mobile phones by Motorola. Mobile workers can choose from a variety of pre-selected messages to automatically record shift and job start and stop times; task start and stop times during a job; and break times during a shift.

Introduced @Road FieldServicesSM, a suite of 18 new reports specifically designed to help field service organizations uncover operations inefficiencies and measure actual productivity against expected goals.

Customers can apply their business rules to capture mobile data that can then be analyzed to measure field operations productivity.

•	Infrastructure – Improved and enhanced the existing infrastructure, resulting in increased capacity, improved response time, and richer user functions.

Conference Call and Webcast Details

@Road will host a teleconference Thursday, April 22, commencing at 2:00 p.m. Pacific Time, to discuss first quarter financial results. Participating in the call will be @Road President and CEO Krish Panu and CFO Tom Hoster. All interested parties may listen by dialing 800-314-7867 or 719-867-0640, or by tuning into the Webcast at www.road.com.

About @Road

@Road (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to approximately 130,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

###

Except for the historical information contained herein, the matters discussed in this press release, including the proposed acquisition by @Road of MDSI, are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, fluctuations in @Road operating results and profitability; scalability of the @Road business model; ability of @Road to successfully develop, market and sell its products and services, including the waste roll-off routing application, @Road TimeConnect, @Road FieldServices and @Road Pathway; ability of @Road to sell and deploy its products and services to large customers, including Waste Management; availability and reliability of the @Road infrastructure; dependence on wireless networks owned and controlled by others; ability of @Road to execute its plan and adapt to a rapidly changing economic and business environment; and general economic and political conditions. In addition, potential risks and uncertainties of the proposed acquisition by @Road of MDSI include, but are not limited to, the possibility that the transaction will not close; that the closing may be delayed; the reaction of @Road and MDSI customers to the transaction; and the ability of @Road to integrate MDSI’s operations and employees. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 12, 2004, Report on Form 10-Q dated November 14, 2003 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. The @Road logo, @Road Pathway, GeoManager, @Road TimeConnect, LocationSmart and @Road FieldServices are trademarks and/or service marks of At Road, Inc. All other trademarks and service marks are the property of their respective owners.

Additional information regarding the proposed acquisition of MDSI Mobile Data Solutions Inc. and where to find it

MDSI Mobile Data Solutions Inc. plans to distribute a management proxy circular to its shareholders containing information about the proposed acquisition of MDSI by @Road. Investors and security holders are urged to read the circular carefully when it is available. The circular will contain important information about @Road, MDSI, the combination, the persons soliciting proxies relating to the combination, their interests in the combination, and related matters. The circular will be available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

@Road files annual, quarterly and special reports, proxy statements and other information with the SEC. MDSI files annual and quarterly financial statements, annual reports, annual information forms, management proxy circulars and other documents and information with the Canadian Securities Administrators in Canada and annual and special reports with the SEC. You may read and copy any reports, statements or other information filed with the SEC by @Road or MDSI at the SEC Public Reference Rooms at 450 Fifth Street NW, Washington, DC 20549 or at any of the SEC’s other public reference rooms in New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. @Road filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov. MDSI’s filings with the Canadian Securities Administrators are available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

At Road, Inc.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	March 31, 2004	December 31, 2003(*)
ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$108,238	$105,669
Accounts receivable, net	6,105	7,109
Inventories	4,019	2,425
Deferred product costs and other current assets	13,149	13,190

Total current assets	131,511	128,393
Property and equipment, net	2,300	2,298
Deferred product costs and other assets	8,630	8,325

Total assets	$142,441	$139,016

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$10,368	$10,522
Deferred revenue and customer deposits	9,859	9,751

Total current liabilities	20,227	20,273
Deferred revenue	6,391	6,582
Other long term liabilities	17	33

Total liabilities	26,635	26,888
Stockholders’ equity:
Common stock	228,956	228,441
Deferred stock compensation	—	(4)
Notes receivable from stockholders	(37)	(87)
Accumulated other comprehensive loss	(1)	—
Accumulated deficit	(113,112)	(116,222)

Total stockholders’ equity	115,806	112,128

Total liabilities and stockholders’ equity	$142,441	$139,016

(*) Derived from the audited December 31, 2003 financial statements

At Road, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2004	2003	2003
Revenues:
Service	$14,027	$13,710	$10,603
Product	3,865	3,527	3,138

Total revenues	17,892	17,237	13,741

Costs and expenses:
Cost of service revenue (excluding intangibles amortization included below)	3,963	3,871	3,792
Cost of product revenue	4,405	4,692	4,637
Intangibles amortization	10	10	424
Sales and marketing	3,111	3,064	2,597
Research and development	1,367	1,360	1,336
General and administrative	2,182	2,355	2,218
Stock compensation	4	26	192

Total costs and expenses	15,042	15,378	15,196

Income (loss) from operations	2,850	1,859	(1,455)
Other income, net	260	238	152

Net income (loss)	$3,110	$2,097	$(1,303)

Net income (loss) per share:
Basic	$0.06	$0.04	$(0.03)

Diluted	$0.05	$0.04	$(0.03)

Shares used in calculating net income (loss) per share:
Basic	53,771	53,450	47,577

Diluted	58,298	58,209	47,577

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2004

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

000-31511
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	94-3209170 (I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538

(Address of principal executive offices, with zip code)

510-668-1638

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     99.1 Press Release of At Road, Inc. dated April 30, 2004.

Item 9. Regulation FD Disclosure.

     The information that is set forth in the Registrant’s Press Release dated April 30, 2004, is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT ROAD, INC.
Date: April 30, 2004	By:	/s/ Krish Panu
Krish Panu
Chief Executive Officer

AT ROAD, INC.

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release of At Road, Inc. dated April 30, 2004.

Exhibit 99.1

NEWS RELEASE

Media Contact:
David Lebedeff, @Road Investor Relations
(510) 870-1317
dlebedeff@road-inc.com

@Road® Appoints Interim Chief Financial Officer

FREMONT, CA — April 30, 2004 — @Road (NASDAQ: ARDI), a leading provider of mobile resource management (MRM) services, today announced that it has appointed Carol Rice-Murphy, the Company’s Vice President and Controller, as the Company’s interim Chief Financial Officer (CFO). The Company has commenced a search for a new CFO.

Tom Hoster, the Company’s CFO since November 1999, is leaving the Company. Mr. Hoster plans to join a private company to assist in its initial public offering process.

Carol Rice-Murphy has served as Controller for @Road since February 2000 and was promoted to Vice President in November of 2001. Ms. Rice-Murphy is responsible for the Company’s finance and accounting functions, with over 25 years of experience in financial management in the high technology industry in addition to this role.

“I am pleased to have helped @Road grow into a leading provider of mobile resource management services,” stated Mr. Hoster. “I leave the company in the hands of a capable management team with a strong balance sheet. I believe that the company has realized just a small portion of the market potential for mobile resource management services, and with its leadership position and integrity can continue to define the mobile resource management category.”

“We thank Tom for his efforts over the past four years as we grew from a private company to a profitable public company with over $100 million on the balance sheet,” said Krish Panu, president and CEO of @Road. “We wish Tom well in his future endeavors.”

About @Road

@Road (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to more than 130,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

###

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, our ability to attract and retain personnel and general economic and political conditions. Further information regarding risk factors is included in the @Road Report on Form 10-K dated March 12, 2004 and in its other filings with the Securities and Exchange Commission. @Road does not undertake any obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. The @Road logo is a trademark and/or service mark of At Road, Inc.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2004

AT ROAD, INC.

(Exact name of registrant as specified in its charter)

000-31511
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	94-3209170 (I.R.S. Employer Identification No.)

47200 Bayside Parkway
Fremont, CA 94538

(Address of principal executive offices, with zip code)

510-668-1638

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.

     On May 24, 2004, @Road received a letter dated May 24, 2004 from AT&T Wireless (“AWS”) announcing the extension of general service availability on the AWS Cellular Digital Packet Data (“CDPD”) network to at least June 30, 2005.

     In the correspondence from AWS to @Road, AWS stated that over the past six months, AWS customers have requested additional time to migrate their data deployments to the AWS General Packet Radio Services (“GPRS”) network to accommodate customer needs. AWS further stated that it has confirmed its ability to maintain CDPD network reliability, and has extended availability of AWS CDPD services until at least June 30, 2005. AWS stated that during the week of May 24, 2004, it intends to mail letters announcing the extension of CDPD service availability to its customers.

     Notwithstanding the foregoing, @Road intends to continue its discussions with AWS and other wireless carriers to minimize any disruption of the provision of @Road services to @Road subscribers. When the AWS CDPD network is terminated and where possible, certain affected subscribers would be transferred to alternate CDPD networks without a change to the hardware platform then used by those subscribers. However, @Road currently estimates that as of June 30, 2005 @Road will have approximately 2,600 subscribers in their initial contract periods that would then be using the AWS CDPD network and that would need to use an alternate wireless protocol to continue to use @Road services. To use an alternate wireless protocol, existing hardware platforms would have to be replaced for these subscribers. @Road does not expect to realize a loss on the sale of these replacement hardware platforms. While there can be no assurances, @Road does not expect that the termination of the AWS CDPD network will have a material adverse impact on its financial results.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT ROAD, INC.
Date: May 25, 2004	By:	/s/ Carol Rice-Murphy
Carol Rice-Murphy
Interim Chief Financial Officer